Exhibit - 4.28

EXECUTION VERSION

LOAN AGREEMENT
DATED AS OF JANUARY 15, 2015

THE COMPANIES
listed in Schedule 8
as Joint and Several Borrowers

SCORPIO BULKERS INC.
as Guarantor

THE EXPORT-IMPORT BANK OF KOREA and
THE BANKS, FINANCIAL INSTITUTIONS AND INSTITUTIONAL LENDERS LISTED IN PART 1 OF SCHEDULE 1
as KEXIM Lenders

and

THE BANKS, FINANCIAL INSTITUTIONS AND INSTITUTIONAL LENDERS LISTED IN PART 2 OF SCHEDULE 1
as K-Sure Lenders

and

THE BANKS, FINANCIAL INSTITUTIONS AND INSTITUTIONAL LENDERS LISTED IN PART 3 OF SCHEDULE 1
as Commercial Lenders

and

DNB MARKETS, INC.,
as Mandated Lead Arranger

DNB MARKETS, INC.
as Bookrunner

DNB BANK ASA, NEW YORK BRANCH
as Agent, K-Sure Agent, KEXIM Guaranteed Loan Agent and as Security Trustee

Relating to an up to US$411,264,000 Senior Secured Term Loan Facility to part finance the acquisition of the Ships identified in Schedule 6

Allen & Overy LLP
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CONTENTS
Clause    Page

1.	Interpretation 2

2.	Facility 29

3.	Position of the Lenders and K-Sure 31

4.	Drawdown 33

5.	Interest 35

6.	Interest Periods 38

7.	Default Interest 38

8.	Repayment, Prepayment, Reduction and Cancellation 40

9.	Conditions Precedent 44

10.	Representations and Warranties 46

11.	General Affirmative and Negative Covenants 56

12.	Financial Covenants 66

13.	Marine Insurance Covenants 67

14.	Ship Covenants 73

15.	Collateral Maintenance Ratio 78

16.	Guarantee 79

17.	Payments and Calculations 83

18.	Application of Receipts 85

19.	Application of Earnings 88

20.	Events of Default 89

21.	Fees and Expenses 93

22.	Indemnities 95

23.	No Set-off or Tax Deduction; Tax Indemnity; FATCA 97

24.	Illegality, Etc 101

25.	Increased Costs 102

26.	Set off 104

27.	Transfers and Changes to the Parties 105

28.	K-Sure 111

29.	Kexim 114

30.	Variations and Waivers 117

31.	Notices 118

32.	Supplemental 121

33.	The Servicing Banks 122

34.	Law and Jurisdiction 127

35.	Waiver of Jury Trial 128

36.	Patriot Act Notice 128

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Schedule    Page

1.	[ ] 129

Part 1	Kexim Lenders and Kexim Loan Commitments 129

Part 2	K-Sure Lenders and K-Sure Loan Commitments 130

Part 3 Commercial Lenders and Commercial Loan Commitment	132

2.	Drawdown Notice 133

3.	Condition Precedent Documents 135

Part 1	Conditions Precedent to Service of a Drawdown Notice 135

Part 2	Conditions Precedent to Delivery 137

4.	Transfer Certificate 139

5.	List of Approved Brokers 143

6.	List of Ships 144

7.	Mandatory Cost Formula 146

8.	Borrowers 148

9.	Amortization Schedule 151

Signatories    1

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THIS LOAN AGREEMENT (this Agreement) is made as of January 15, 2015
AMONG:

(1)
THE COMPANIES listed in Schedule 8, as joint and several borrowers, (the "Borrowers", and each separately a "Borrower", which expressions include their respective successors, permitted transferees and permitted assigns);

(2)
SCORPIO BULKERS INC., a corporation incorporated and existing under the laws of the Republic of the Marshall Islands whose principal office is at 9, Boulevard Charles III, Monaco, 98000, as guarantor (the "Guarantor", which expression includes its successors, permitted transferees and permitted assigns);

(3)
THE EXPORT-IMPORT BANK OF KOREA, with its registered office at 38 Eunhaeng-ro Yeongdeungpo-gu, Seoul, Korea 150-996 as a lender ("KEXIM", which expression includes its successors, permitted transferees and permitted assigns);

(4)
THE BANKS, FINANCIAL INSTITUTIONS AND INSTITUTIONAL LENDERS listed in Part 1 of Schedule 1, as KEXIM export credit agency lenders (the "KEXIM Guaranteed Lenders", and together with KEXIM, "KEXIM Lenders", which expression includes their respective successors, permitted transferees and permitted assigns);

(5)
THE BANKS, FINANCIAL INSTITUTIONS AND INSTITUTIONAL LENDERS listed in Part 2 of Schedule 1, as K-Sure export credit agency lenders (the "K-Sure Lenders", which expression includes their respective successors, permitted transferees and permitted assigns);

(6)
THE BANKS, FINANCIAL INSTITUTIONS AND INSTITUTIONAL LENDERS listed in Part 3 of Schedule 1, as commercial lenders (the "Commercial Lenders", which expression includes their respective successors, permitted transferees and permitted assigns);

(7)	DNB MARKETS, INC. as Mandated Lead Arranger (the "Mandated Lead Arranger" which expression includes its respective successors, permitted transferees and permitted assigns);

(8)	DNB MARKETS, INC. as Bookrunner (the "Bookrunner", which expression includes its respective successors, permitted transferees and permitted assigns);

(9)
DNB BANK ASA, NEW YORK BRANCH, acting in such capacity through its office at 200 Park Avenue, 31st Floor, New York, NY 10166 as administrative agent for the Lenders (in such capacity, the "Agent", which expression includes its successors, permitted transferees and permitted assigns);

(10)
DNB BANK ASA, NEW YORK BRANCH, acting in such capacity through its office at 200 Park Avenue, 31st Floor, New York, NY 10166 as security agent for the Lenders (in such capacity, the "Security Trustee", which expression includes its successors, permitted transferees and permitted assigns);

(11)
DNB BANK ASA, NEW YORK BRANCH, acting in such capacity through its office at 200 Park Avenue, 31st Floor, New York, NY 10166 as K-Sure agent (in such capacity, the "K‑Sure Agent", which expression includes its successors, permitted transferees and permitted assigns); and

(12)	DNB BANK ASA, NEW YORK BRANCH, acting in such capacity through its office at 200 Park Avenue, 31st Floor, New York, NY 10166 as KEXIM Guaranteed Loan agent (in such capacity, the

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"KEXIM Guaranteed Loan Agent", which expression includes its successors, permitted transferees and permitted assigns).
BACKGROUND:

(A)
The Lenders have severally agreed to make available to the Borrowers, on a joint and several basis, a senior secured term loan facility in the aggregate principal amount of up to $411,264,000 to finance part of the purchase price of each of the Ships consisting of:

(i)	a commercial loan facility in the principal amount of up to $91,264,000 provided by the Commercial Lenders; and

(ii)	an export credit agency loan facility in the principal amount of up to $160,000,000 provided or supported by KEXIM; and

(iii)	an export credit agency loan facility in the principal amount of up to $160,000,000 to be made available to the Borrowers by the K-Sure Lenders, subject to the K-Sure Insurance Policies.
IT IS AGREED as follows:

1.	INTERPRETATION

1.1	Definitions
Subject to Clause 1.5, in this Agreement:
"Account Bank" means DNB BANK ASA, Grand Cayman Branch, acting through its office at 200 Park Avenue, New York, NY 10166;
"Additional Prepayment Amount" means in circumstances where a prepayment is being made and the Collateral Maintenance Ratio would otherwise be breached following such prepayment, a principal amount of the Loans (in the Proportionate Shares) determined by the Agent which would be sufficient to ensure that the Collateral Maintenance Ratio is satisfied;
"Advance" means, as the context may require, a Commercial Loan Advance, a K-Sure Loan Advance or a KEXIM Loan Advance;
"Affiliate" means, as to any person, any other person that, directly or indirectly, controls, is controlled by or is under common control with such person or is a director or officer of such person, and for purposes of this definition, the term control (including the terms controlling, controlled by and under common control with) of a person means the possession, direct or indirect, of the power to vote 20% or more of the Voting Stock of such person or to direct or cause direction of the management and policies of such person, whether through the ownership of Voting Stock, by contract or otherwise;
"Agreed Form" means in relation to any document, that document in the form approved by the Agent with the prior written consent of all Lenders and K-Sure (such consent not to be unreasonably withheld or delayed), or as otherwise approved in accordance with any other approval procedure specified in any relevant provision of any Finance Document, such consent not to be unreasonably withheld or delayed;

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"Approved Acquisition Contract" means, in relation to a Ship, the shipbuilding contract made or to be made between an Approved Builder and the Guarantor (or the Borrower who will be the owner of such Ship);
"Approved Broker" means any of the companies listed in Schedule 5 or such other company proposed by the Guarantor which the Agent may, with the prior written consent of the Majority Lenders, KEXIM and K-Sure (such consent not to be unreasonably withheld or delayed), approve from time to time for the purpose of valuing a Ship, who shall act as an expert and not as arbitrator and whose valuation shall be conclusive and binding on all parties to this Agreement;
"Approved Builder" means Sungdong Shipbuilding & Marine Engineering or any Affiliate thereof or such other company as the Agent may, with the prior written consent of the Majority Lenders, KEXIM and K-Sure, approve from time to time in writing as the builder of a Ship;
"Approved Flag" means the Marshall Islands or such other flag as the Agent may, with the prior written consent of all Lenders and K-Sure, approve from time to time in writing as the flag on which a Ship shall be registered;
"Approved Management Agreement" means, in relation to a Ship in respect of its commercial and/or technical management, a management agreement between the Borrower that owns that Ship and the relevant Approved Manager;
"Approved Manager" means each of SSM and SCM or any other company proposed by the Guarantor which the Agent may, with the prior written consent of the Majority Lenders (such consent not to be unreasonably withheld or delayed), approve from time to time in writing as the technical and/or commercial manager of a Ship;
"Availability Period" means the period commencing on the Effective Date and ending on the earlier date of

(a)	the Delivery Date of the last Ship to be acquired; and

(b)	December 31, 2016 (or such later date as the Agent may, with the consent of all the Lenders and K‑Sure, agree with the Guarantor), and

(c)	the date on which the Total Commitments in respect of the Loan Facilities are fully borrowed, cancelled or terminated;
"Bank Secrecy Act" means the United States Bank Secrecy Act of 1970, as amended;
"Basel III" means the global regulatory framework on bank capital and liquidity contained in "Basel III: A global regulatory framework for more resilient banks and banking systems", "Basel III: International framework for liquidity risk measurement, standards and monitoring" and "Guidance for national authorities operating the countercyclical capital buffer" published by the Basel Committee in December 2010 each as amended, and any other documents published by the Basel Committee in relation to "Basel III";
"Business Day" means a day on which banks are open in: London, England; Hong Kong, PRC; New York, United States; Oslo, Norway; and Seoul, Korea; except as used in the definition of Quotation Date, means the day on which banks are open in London, England.

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"Capitalized Lease" means, as applied to any person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such person, as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such person; and Capitalized Lease Obligation is defined to mean the rental obligations, as aforesaid, under a Capitalized Lease;
"Cash Equivalents" means:

(a)
unencumbered securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof);

(b)
time deposits, certificates of deposit or deposits (in each case, unencumbered) held with any commercial bank of recognized standing organized under the laws of the United States of America, any state thereof or any foreign jurisdiction having capital and surplus in excess of $500,000,000;

(c)
repurchase obligations with a term of not more than 90 days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (b) above;

(d)
commercial paper issued by any person incorporated in the United States rated at least BBB+ or the equivalent thereof by Moody’s and in each case maturing not more than one year after the date of acquisition by such person;

(e)	investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (a) through (d) above; and

(f)	such other securities or instruments as the Majority Lenders shall agree in writing;
and in respect of both (a) and (b) above, with a Rating Category of at least "A-" by S&P and "A" by Moody's (or the equivalent used by another Rating Agency) (provided that, in the case of (b) above only, such Rating Category shall not be applicable for time deposits, certificates of deposit or deposits (in each case, unencumbered) held with any commercial bank which is a Lender), and in each case having maturities of not more than 90 days from the date of acquisition;
"Change of Control" means:

(a)
in respect of the Borrowers, the occurrence of any act, event or circumstance that without prior written consent of the Majority Lenders results in the Guarantor owning directly or indirectly less than 100% of the issued and outstanding Equity Interests in a Borrower; and

(b)	in respect of the Guarantor:

(i)
a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than any holders of the Guarantor's Equity Interests as of the Effective Date, becomes the ultimate "beneficial owner" (as defined in Rule 13(d)-3 under the Exchange Act and including by reason of any change in the ultimate "beneficial ownership" of the Equity Interests of the Guarantor) of more than 35% of the total voting power of the Voting Stock of the Guarantor (calculated on a fully diluted basis); or

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(ii)
individuals who at the beginning of any period of two consecutive calendar years constituted the Board of Directors or equivalent governing body of the Guarantor (together with any new directors (or equivalent) whose election by such Board of Directors or equivalent governing body or whose nomination for election was approved by a vote of at least two-thirds of the members of such Board of Directors or equivalent governing body then still in office who either were members of such Board of Directors or equivalent governing body at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute at least 50% of the members of such Board of Directors or equivalent governing body then in office;

"Charter" means, in relation to a Ship, any demise, time or consecutive voyage charter in respect of that Ship for a term which exceeds, or which by virtue of any optional extension by the Borrower that owns that Ship may exceed, 12 months;
"Charter Assignment" means, in relation to a Ship, an assignment of the Charter for such Ship, in Agreed Form;
"Classification Society" means, in relation to a Ship, any of Det Norske Veritas, Lloyd's Register of Shipping, American Bureau of Shipping, Korean Register of Shipping, Bureau Veritas or such other first-class vessel classification society that is a member of IACS that the Agent may, with the prior written consent of all Lenders (such consent not to be unreasonably withheld or delayed) and K-Sure, approve from time to time;
"Code" means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated and rulings issued thereunder;
"Collateral" means all property (including, without limitation, any proceeds thereof) referred to in the Finance Documents that is or is intended to be subject to any Security Interest in favor of the Security Trustee, for the benefit of the Creditor Parties, securing the Secured Liabilities;
"Collateral Maintenance Ratio" has the meaning given in Clause 15.2;
"Commercial DNB Loan" means the aggregate principal amount of the Commercial DNB Loan Advances;
"Commercial DNB Loan Advance" means the principal amount of each borrowing by the Borrowers of a portion of the Commercial DNB Loan Commitments;
"Commercial DNB Loan Commitment" means, in relation to DNB Capital LLC, the amount specified opposite its name in Part 3 of Schedule 1 in respect of the Commercial Loan Facility, or, as the case may require, the amount(s) specified in the relevant Transfer Certificate, as such amount(s) may be reduced, cancelled or terminated in accordance with this Agreement;
"Commercial Fixed Rate Loan" means the aggregate principal amount of the Commercial Fixed Rate Loan Advances;
"Commercial Fixed Rate Loan Advance" means the principal amount of each borrowing by the Borrowers of a portion of the Commercial Fixed Rate Loan Commitments;
"Commercial Fixed Rate Loan Commitment" means, in relation to Woori Bank acting through Woori Bank Gongduk-Dong Financial Center or its successors, permitted transferees and permitted assigns,

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the amount specified opposite its name in Part 3 of Schedule 1 in respect of the Commercial Loan Facility, or, as the case may require, the amount(s) specified in the relevant Transfer Certificate, as such amount(s) may be reduced, cancelled or terminated in accordance with this Agreement;
"Commercial Loan" means the aggregate principal amount of the Commercial DNB Loan Advances and the Commercial Fixed Rate Loan Advances from time to time outstanding under this Agreement;
"Commercial Loan Advance" means the principal amount of each borrowing by the Borrowers of a portion of the Commercial Loan Commitments;
"Commercial Loan Commitment" means the aggregate of the Commercial Fixed Rate Loan Commitments and the Commercial DNB Loan Commitments;
"Commercial Loan Facility" means the term loan facility in the original principal amount of up to $91,264,000 to be made available to the Borrowers under the terms of this Agreement;
"Commercial Loan Maturity Date" means, in respect of a Commercial Loan Advance, the earlier of (a) the date falling on the sixth (6th) anniversary of the Final Delivery Date; (b) 30 June 2022; and (c) the date on which the Commercial Loan is accelerated pursuant to Clause 20.4;
"Commission" or "SEC" means the United States Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act;
"Commitment" means, as the context may require, a Commercial Loan Commitment, a K‑Sure Loan Commitment or a KEXIM Loan Commitment;
"Compliance Certificate" means a certificate executed by an authorized person of the Guarantor in Agreed Form;
"Consolidated EBITDA" means, for any accounting period, the consolidated net income of the Guarantor for that accounting period:

(a)	plus, to the extent deducted in computing the net income of the Guarantor for that accounting period, the sum, without duplication, of:

(i)	all federal, state, local and foreign income taxes and tax distributions;

(ii)	Consolidated Net Interest Expense;

(iii)
depreciation, depletion, amortization of intangibles and other non-cash charges or non-cash losses (including non-cash transaction expenses and the amortization of debt discounts), amortization of restricted stock awards, and any extraordinary losses not incurred in the ordinary course of business;

(iv)	expenses incurred in connection with a special or intermediate survey (including any underwater survey done in lieu thereof) of a Ship during such period; and

(v)	any drydocking expenses of a ship owned by a Borrower or any of the other subsidiaries of the Guarantor;

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(b)
minus, to the extent added in computing the consolidated net income of the Guarantor for that accounting period, (i) any non-cash income or losses or non-cash gains/losses and (ii) any extraordinary gains or losses on asset sales not incurred in the ordinary course of business;

"Consolidated Funded Debt" means, for any accounting period, the sum of the following for the Guarantor determined (without duplication) on a consolidated basis for such period and in accordance with GAAP consistently applied:

(a)	all Financial Indebtedness; and

(b)
all obligations to pay a specific purchase price for goods or services whether or not delivered or accepted (including take-or-pay and similar obligations which in accordance with GAAP would be shown on the liability side of a balance sheet);

provided that balance sheet accruals for future drydock expenses shall not be classified as Consolidated Funded Debt;
"Consolidated Liquidity" means, on a consolidated basis at any time, the sum of (a) cash, (b) Cash Equivalents, in each case held by the Guarantor on a freely available and unencumbered basis and (c) amounts readily available for drawing by the Guarantor and its subsidiaries under committed credit facilities with a maturity date in excess of 12 months which remain undrawn and could be drawn for general working capital or other general corporate purposes (subject to the availability limits and other provisions set out in the agreements related to such committed credit facilities), provided that no event of default has occurred and is continuing under any such committed credit facilities and the Borrower is entitled to borrow under such committed credit facilities;
"Consolidated Net Interest Expense" means the aggregate of all interest, commissions, discounts and other costs, charges or expenses accruing that are due from the Guarantor and all of its subsidiaries during the relevant accounting period less (a) interest income received, (b) commitment fees and (c) amortization of deferred charges and arrangement fees, determined on a consolidated basis in accordance with GAAP and as shown in the consolidated statements of income for the Guarantor;
"Consolidated Tangible Net Worth" means, on a consolidated basis, the total shareholders' equity (including retained earnings) of the Guarantor, minus goodwill and other non-tangible items;
"Consolidated Total Capitalization" means Consolidated Tangible Net Worth plus Consolidated Funded Debt;
"Contract Price" means, in respect of a Ship, the Contract Price specified in Schedule 6;
"Contractual Currency" has the meaning given in Clause 22.4;
"Contribution" means, in relation to a Lender and a Loan, the part of that Loan which is owing to that Lender or, as the context may require, the portion of an Advance to be made by such Lender;
"CRD IV" means (a) Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU No 648/2012) and (b) Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC;

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"Creditor Party" means the Agent, the Security Trustee, any Lender, any Mandated Lead Arranger, the K-Sure Agent, the KEXIM Guaranteed Loan Agent or any Bookrunner whether as at the Effective Date or at any later time;
"Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect a person or any of its subsidiaries against fluctuations in currency values to or under which such person or any of its subsidiaries is a party or a beneficiary on the Effective Date or becomes a party or a beneficiary thereafter;
"Delivery Date" means the date of the delivery of a Ship to the Borrower that will own such Ship;
"Disbursement Authorization" has the meaning given in Clause 9.3(b);
"Dollars" and "$" means the lawful currency for the time being of the United States of America;
"Drawdown Date" means, in relation to an Advance and subject to the fulfilment of the conditions specified in Clause 4.2(a), the date specified in the Drawdown Notice;
"Drawdown Notice" means a notice in the form set out in Schedule 2 (or in any other form which the Agent approves or reasonably requires);
"Earnings" means, in relation to a Ship, all moneys whatsoever which are now, or later become, payable (actually or contingently) to the Borrower owning that Ship or the Security Trustee and which arise out of the use or operation of that Ship, including (but not limited to):

(a)	except to the extent that they fall within paragraph (b):

(i)	all freight, hire and passage moneys;

(ii)	compensation payable to the Borrower owning that Ship or the Security Trustee in the event of requisition of that Ship for hire;

(iii)	remuneration for salvage and towage services;

(iv)	demurrage and detention moneys;

(v)	damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of that Ship; and

(vi)	all moneys which are at any time payable under Insurances in respect of loss of hire; and

(b)
if and whenever that Ship is employed on terms whereby any moneys falling within paragraphs (a)(i) to (vi) are pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to that Ship;

"Earnings Account" means, in relation to the Ships,

(a)	an account in the name of the Borrower owning the relevant Ship with the Account Bank designated as the Earnings Account for such Ship; or

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(b)
any other account (with the Account Bank or the Agent or with another bank or financial institution acceptable to the Majority Lenders) which is designated as the Earnings Account in relation to the Ships for the purposes of this Agreement;

"Earnings Account Pledge" means a pledge of each Earnings Account, in Agreed Form;
"Earnings Assignment" means, in relation to a Ship, an assignment of the Earnings and any Requisition Compensation of that Ship, in Agreed Form;
"EDGAR" means the Electronic Data Gathering, Analysis, and Retrieval system maintained by the SEC;
"Effective Date" means the date on which this Agreement is executed and delivered by the parties hereto;
"Email" has the meaning given in Clause 29.1;
"Environmental Claim" means:

(a)	any claim by any governmental, judicial or regulatory authority which arises out of an Environmental Incident or an alleged Environmental Incident or which relates to any Environmental Law; or

(b)	any claim by any other person which relates to an Environmental Incident or to an alleged Environmental Incident, and "claim" means a claim for damages, compensation, indemnification, contribution, fines, penalties or any other payment of any kind whether or not similar to the foregoing; an order or direction to take, or not to take, certain action or to desist from or suspend certain action; and any form of enforcement or regulatory action, including the arrest or attachment of any asset;
"Environmental Incident" means:

(a)	any release of Environmentally Sensitive Material from a Ship; or

(b)
any incident in which Environmentally Sensitive Material is released and which involves a collision or allision between a Ship and another vessel or object, or some other incident of navigation or operation, in any case, in connection with which such Ship is actually or potentially liable to be arrested, attached, detained or injuncted and/or such Ship and/or the Guarantor and/or the Borrower owning such Ship and/or any operator or manager of the Ship is at fault or allegedly at fault or otherwise liable to any legal or administrative action; or

(c)
any other incident in which Environmentally Sensitive Material is released otherwise than from a Ship and in connection with which such Ship is actually or potentially liable to be arrested and/or where the Guarantor and/or the Borrower owning such Ship and/or any operator or manager of such Ship is at fault or allegedly at fault or otherwise liable to any legal or administrative action;

"Environmental Law" means any law relating to pollution or protection of the environment, to the carriage of Environmentally Sensitive Material or to actual or threatened releases of Environmentally Sensitive Material;

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"Environmental Permit" means any permit, approval, identification number, license or other authorization required under any applicable Environmental Law;
"Environmentally Sensitive Material" means oil, oil products, and any other substance (including any chemical, gas or other hazardous or noxious substance) which is (or is capable of being or becoming) polluting, toxic or hazardous;
"Equity Contribution" has the meaning given in Clause 4.2;
"Equity Interests" of any person means:

(a)	any and all shares and other equity interests (including common stock, preferred stock, limited liability company interests and partnership interests) in such person; and

(b)
all rights to purchase, warrants or options or convertible debt (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such person;

"Equity Proceeds" means the net cash proceeds from the issuance of common or preferred stock of the Guarantor;
"ERISA" means the United States Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated and rulings issued thereunder;
"ERISA Affiliate" means a trade or business (whether or not incorporated) that, together with the Guarantor or any subsidiary of it, would be deemed to be a single employer under Section 414 of the Code;
"Estate" has the meaning assigned such term in Clause 31.1(b)(ii);
"Event of Default" means any of the events or circumstances described in Clause 20.1;
"Exchange Act" means the United States Securities Exchange Act of 1934, as amended, and any successor act thereto, and (unless the context otherwise requires) includes the rules and regulations of the Commission promulgated thereunder;
"Executive Order" means an executive order issued by the President of the United States of America;
"Fair Market Value" means, in relation to a Ship, the market value of such Ship at any date that is shown by the average of two (2) valuations each prepared for and addressed to the Agent on a semi-annual basis:

(a)	as at a date not more than 10 days prior to the date such valuation is delivered to the Agent;

(b)	by Approved Brokers;

(c)	if such valuation is to be carried out in relation to a Major Casualty, with physical inspection of that Ship and in all other circumstances, without physical inspection of that Ship; and

(d)
on the basis of a sale for prompt delivery for cash on normal arm's length commercial terms as between a willing seller and a willing buyer, free of any existing charter or other contract of employment (and with no value to be given to any pooling arrangements),

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provided that if a range of market values is provided in a particular appraisal, then the market value in such appraisal shall be deemed to be the mid-point within such range;
"FATCA" means Sections 1471 through 1474 of the Code and any regulation thereunder issued by the United States Treasury or any official interpretations or administrative guidance relating thereto;
"FATCA Deduction" means a deduction or withholding from a payment under any Finance Document required by or under FATCA;
"FATCA Exempt Party" means a FATCA Relevant Party who is entitled under FATCA to receive payments free from any FATCA Deduction;
"FATCA Non-Exempt Lender" means any Lender who is a FATCA Non-Exempt Party;
"FATCA Non-Exempt Party" means a FATCA Relevant Party who is not a FATCA Exempt Party;
"FATCA Relevant Party" means each Creditor Party and each Security Party;
"Fee Letters" means each letter dated the date hereof from the Agent to the Guarantor;
"Final Delivery Date" means the earlier of the date of:

(a)	the Delivery Date for the last Ship delivered by an Approved Builder to a Borrower; and

(b)	the last day of the Availability Period;
"Finance Documents" means:

(a)	this Agreement;

(b)	the Charter Assignments;

(c)	each Earnings Account Pledge;

(d)	the Earnings Assignments;

(e)	the Insurance Assignments;

(f)	the Mortgages;

(g)	the Loan Notes;

(h)	the Shares Pledges;

(i)	the Fee Letters;

(j)	the KEXIM Guarantee;

(k)	the Manager's Undertakings; and

(l)
any other document (whether creating a Security Interest or not) which is executed at any time by any person as security for, or to establish any form of subordination or priorities arrangement in relation to, any amount payable to the Lenders under this Agreement or any of the other

0103218-0000004 NY:20884372.11	11

documents referred to in this definition or which is entered or to be entered into by any Security Party and is designated as a "Finance Document" under this Agreement;
"Financial Indebtedness" means, with respect to any person (the debtor) at any date of determination (without duplication) as determined in conformity with GAAP:

(a)	all obligations of the debtor for principal, interest or any other sum payable in respect of any moneys borrowed or raised by the debtor;

(b)	all obligations of the debtor evidenced by bonds, debentures, notes or other similar instruments;

(c)
all obligations of the debtor in respect of any acceptance credit, guarantee or letter of credit facility or equivalent made available to the debtor (including reimbursement obligations with respect thereto) which in accordance with GAAP would be shown on the liability side of a balance sheet;

(d)
all obligations of the debtor to pay the deferred purchase price of property or services, which purchase price is due more than 6 months after the date of placing such property in service or taking delivery thereof or the completion of such services, except trade payables;

(e)	all Capitalized Lease Obligations of the debtor as lessee;

(f)
all Financial Indebtedness of persons other than the debtor secured by a Security Interest on any asset of the debtor, whether or not such Financial Indebtedness is assumed by the debtor, provided that the amount of such Financial Indebtedness shall be the lesser of (i) the fair market value of such asset at such date of determination and (ii) the amount of such Financial Indebtedness; and

(g)
all Financial Indebtedness of persons other than the debtor under any guarantee, indemnity or similar obligation entered into by the debtor to the extent such Financial Indebtedness is guaranteed or indemnified by the debtor.

The amount of Financial Indebtedness of any debtor at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, as determined in conformity with GAAP, provided that (i) the amount outstanding at any time of any Financial Indebtedness issued with an original issue discount is the face amount of such Financial Indebtedness less the remaining unamortized portion of such original issue discount of such Financial Indebtedness at such time as determined in conformity with GAAP, and (ii) Financial Indebtedness shall not include any liability for taxes;
"Fiscal Year" means, in relation to any person, each period of one (1) year commencing on 1 January of each year and ending on 31 December of such year in respect of which its accounts are or ought to be prepared;
"Foreign Pension Plan" means any plan, fund (including without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by the Guarantor or any one or more of its subsidiaries primarily for the benefit of its or their employees residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, and which plan, fund or program would be covered by Title IV of ERISA but which is not subject to ERISA by reason of Section 4(b)(4) of ERISA;

0103218-0000004 NY:20884372.11	12

"GAAP" means generally accepted accounting principles in effect in the United States.
"Guaranteed Obligations" has the meaning given in Clause 16.1;
"IACS" means the International Association of Classification Societies;
"Insolvency Event" means with respect to any person:

(a)
such person shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or

(b)
any proceeding shall be instituted by or against such person seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property, and solely in the case of an involuntary proceeding:

(i)	such proceeding shall remain undismissed or unstayed for a period of 60 days; or

(ii)
any of the actions sought in such involuntary proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur.

"Insurance Assignment" means, in relation to a Ship, an assignment of the Insurances of that Ship, in Agreed Form;
"Insurances" means in relation to a Ship:

(a)
all policies and contracts of insurance, including entries of that Ship in any protection and indemnity or war risks association, effected in respect of that Ship, the Earnings or otherwise in relation to that Ship whether before, on or after the Effective Date; and

(b)
all rights and other assets relating to, or derived from, any of the foregoing, including any rights to a return of a premium and any rights in respect of any claim whether or not the relevant policy, contract of insurance or entry has expired on or before the Effective Date;

"Interest Period" means a period determined in accordance with Clause 6;
"IRS" means the United States Internal Revenue Service or any successor taxing authority or agency of the United States government;
"ISM Code" means the International Safety Management Code (including the guidelines on its implementation), adopted by the International Maritime Organization, as the same may be amended or supplemented from time to time (and the terms safety management system, Safety Management Certificate and Document of Compliance have the same meanings as are given to them in the ISM Code);
"ISM Code Documentation" includes, in respect of a Ship:

0103218-0000004 NY:20884372.11	13

(a)	the Document of Compliance and Safety Management Certificate issued pursuant to the ISM Code in relation to that Ship within the periods specified by the ISM Code;

(b)	all other documents and data which are relevant to the safety management system and its implementation and verification which the Agent may reasonably require; and

(c)
any other documents which are prepared or which are otherwise relevant to establish and maintain that Ship's compliance or the compliance of the Borrower that owns that Ship or the relevant Approved Manager with the ISM Code which the Agent may reasonably require;

"ISPS Code" means the International Ship and Port Facility Security Code as adopted by the International Maritime Organization, as the same may be amended or supplemented from time to time;
"ISPS Code Documentation" includes:

(a)	the ISSC; and

(b)	all other documents and data which are relevant to the ISPS Code and its implementation and verification which the Agent may reasonably require;
"ISSC" means a valid and current International Ship Security Certificate issued under the ISPS Code;
"KEXIM" means The Export-Import Bank of Korea, with its registered office at 38 Eunhaeng-ro Yeongdeungpo-gu, Seoul, Korea 150-996;
"KEXIM Direct Loan" means the aggregate principal amount of the KEXIM Direct Loan Advances from time to time outstanding under this Agreement;
"KEXIM Direct Loan Advance" means the principal amount of each borrowing by the Borrowers of a portion of the KEXIM Direct Loan Commitments;
"KEXIM Direct Loan Commitment" means, in relation to KEXIM, the amount specified opposite its name in Part 1 of Schedule 1, less the amount(s) specified in the relevant Transfer Certificate; and as such amount(s) may be reduced, cancelled or terminated in accordance with this Agreement;
"KEXIM Direct Loan Facility" means the term loan facility in the original principal amount of up to eighty five million Dollars ($85,000,000) to be made available to the Borrowers by KEXIM under this Agreement;
"KEXIM Guarantee" means the guarantee issued by KEXIM providing political and commercial risk cover in an amount of up to one hundred percent (100%) of the KEXIM Guaranteed Loan Advances outstanding from time to time and accrued interest thereunder, including, for the avoidance of doubt, the KEXIM Guarantee Premium;
"KEXIM Guarantee Premium" means an amount equal to five hundred and seven basis points (5.07%) of the total KEXIM Guaranteed Loan Commitment;
"KEXIM Guarantee Premium Repayment Proportion" means, in respect of a voluntary prepayment in full of the KEXIM Guaranteed Loan, the amount of unutilised KEXIM Guarantee Premium to be refunded to the Borrowers in the following proportions:

(a)	after and including the sixth (6th) anniversary of the Final Delivery Date, 90%;

0103218-0000004 NY:20884372.11	14

(b)	from and including the fifth (5th) anniversary of the Final Delivery Date to and excluding the sixth (6th) anniversary of the Final Delivery Date, 80%;

(c)	from and including the fourth (4th) anniversary of the Final Delivery Date to and excluding the fifth (5th) anniversary of the Final Delivery Date, 70%;

(d)	from and including the third (3rd) anniversary of the Final Delivery Date to and excluding the fourth (4th) anniversary of the Final Delivery Date, 60%;

(e)	from and including the second (2nd) anniversary of the Final Delivery Date to and excluding the third (3rd) anniversary of the Final Delivery Date, 50%; and

(f)	from and including the first (1st) day following the Final Delivery Date to the second anniversary to and excluding second (2nd) anniversary of the Final Delivery Date, 40%;
"KEXIM Guaranteed Loan" means the aggregate principal amount of the KEXIM Guaranteed Loan Advances from time to time outstanding under this Agreement;
"KEXIM Guaranteed Loan Advance" means the principal amount of each borrowing by the Borrowers of a portion of the KEXIM Guaranteed Loan Commitment;
"KEXIM Guaranteed Loan Commitment" means, in relation to a KEXIM Lender (other than KEXIM), the amount specified opposite its name in Part 1 of Schedule 1, or, as the case may require, the amount(s) specified in the relevant Transfer Certificate; and as such amount(s) may be reduced, cancelled or terminated in accordance with this Agreement;
"KEXIM Guaranteed Loan Facility" means the term loan facility in the original principal amount of up to seventy five million Dollars ($75,000,000) to be made available to the Borrowers by the KEXIM Guaranteed Lenders under this Agreement;
"KEXIM Loan" means, at any time, the aggregate of the KEXIM Direct Loan and the KEXIM Guaranteed Loan at such time.
"KEXIM Loan Advance" means a KEXIM Direct Loan Advance or a KEXIM Guaranteed Loan Advance;
"KEXIM Loan Commitments" means the aggregate of the KEXIM Direct Loan Commitments and the KEXIM Guaranteed Loan Commitments;
"KEXIM Loan Facility" means the KEXIM Direct Loan Facility and the KEXIM Guaranteed Loan Facility;
"KEXIM Loan Maturity Date" means, in respect of a KEXIM Loan Advance, the earliest of (a) the date falling on the twelfth (12th) anniversary of the relevant Delivery Date; (b) if the Commercial Loan is not refinanced on or before the date falling 15 days before the Commercial Loan Maturity Date, the Commercial Loan Maturity Date; (c) if the Commercial Loan is refinanced on or before the date falling 15 days before the Commercial Loan Maturity Date, the Refinanced Loan Maturity Date; and (d) the date on which the Loan is accelerated pursuant to Clause 20.4;
"K-Sure" means Korea Trade Insurance Corporation of 2-16 Floors, Seoul Central Building, 136 Seorin Dong, Jongro-ku, Seoul 110-729, Korea;

0103218-0000004 NY:20884372.11	15

"K-Sure 100% Policy Loan" means the aggregate principal amounts of the K-Sure 100% Policy Loan Advances outstanding under this Agreement;
"K-Sure 100% Policy Loan Advance" means the principal amount of each borrowing by the Borrowers of a portion of the K-Sure 100% Policy Loan Commitments;
"K-Sure 100% Policy Loan Commitments" means, in relation to a K-Sure Lender, the amount set forth opposite its name in Part 2 of Schedule 1 in respect of the K-Sure 100% Policy Loan, or, as the case may require, the amount(s) specified in the relevant Transfer Certificate, as such amount(s) may be reduced, cancelled or terminated in accordance with this Agreement;
"K-Sure 95% Policy Loan" means the aggregate principal amounts of the K-Sure 95% Policy Loan Advances outstanding under this Agreement;
"K-Sure 95% Policy Loan Advance" means the principal amount of each borrowing by the Borrowers of a portion of the K-Sure 95% Policy Loan Commitments;
"K-Sure 95% Policy Loan Commitments" means, in relation to a K-Sure Lender, the amount set forth opposite its name in Part 2 of Schedule 1 in respect of the K-Sure 95% Policy Loan, or, as the case may require, the amount(s) specified in the relevant Transfer Certificate, as such amount(s) may be reduced, cancelled or terminated in accordance with this Agreement;
"K-Sure Insurance Policy" means, in respect of the relevant Ship, the policy of the Medium and Long Term Export Insurance Policy, the General Terms and Conditions of Medium and Long Term Export Insurance (Buyer's Credit, Standard Type) and the special terms and conditions attached thereto and issued or to be issued by K-Sure providing political and commercial risk cover in an amount of up to one hundred percent (100%) or ninety-five percent (95%), as the case may be of the K-Sure Loan Advances outstanding from time to time and accrued interest thereunder;
"K-Sure Loan" means the aggregate principal amounts of the K-Sure 95% Policy Loan and the K-Sure 100% Policy Loan from time to time outstanding under this agreement;
"K-Sure Loan Advance" means a K-Sure 95% Policy Loan Advance or a K-Sure 100% Policy Loan Advance;
"K-Sure Loan Commitments" means, the aggregate of the K-Sure 95% Policy Loan Commitments and the K-Sure 100% Policy Loan Commitments;
"K-Sure Loan Facility" means the term loan facility in the original principal amount of up to one hundred and sixty million Dollars ($160,000,000) to be made available to the Borrowers by the K-Sure Lenders under this Agreement;
"K-Sure Loan Maturity Date" means, in respect of a K-Sure Advance, the earliest of (a) the date falling on the twelfth (12th) anniversary of the relevant Delivery Date; (b) if the Commercial Loan is not refinanced on or before the date falling 15 days before the Commercial Loan Maturity Date, the Commercial Loan Maturity Date; (c) if the Commercial Loan is refinanced on or before the date falling 15 days before the Commercial Loan Maturity Date, the Refinanced Loan Maturity Date; and (d) the date on which the Loan is accelerated pursuant to Clause 20.4;
"K-Sure Matters" means all communications and dealings with K-Sure in connection with each K-Sure Insurance Policy, any Finance Document, the Borrowers and/or any other Security Party or any

0103218-0000004 NY:20884372.11	16

matters relating thereto (including, without limitation, obtaining any approvals and/or instructions from K-Sure);
"K-Sure Premium" means, in respect of each K-Sure Insurance Policy, the full sum payable to K-Sure as stipulated in that K-Sure Insurance Policy, which sum shall be adjusted by K-Sure in accordance with the terms of that K-Sure Insurance Policy and K-Sure's internal regulations and shall be agreed by the Borrowers, such amount being approximately 4.133%;
"K-Sure Premium Repayment Proportion" means, in respect of a voluntary prepayment in full of the K-Sure Loan, the amount of unutilized K-Sure Premium (such amount of unutilized K-Sure Premium to be calculated by K-Sure) to be refunded to the Borrowers in the following proportions:

(a)	after and including the sixth (6th) anniversary of the Final Delivery Date, 90%;

(b)	from and including the fifth (5th) anniversary of the Final Delivery Date to and excluding the sixth (6th) anniversary of the Final Delivery Date, 80%;

(c)	from and including the fourth (4th) anniversary of the Final Delivery Date to and excluding the fifth (5th) anniversary of the Final Delivery Date, 70%;

(d)	from and including the third (3rd) anniversary of the Final Delivery Date to and excluding the fourth (4th) anniversary of the Final Delivery Date, 60%;

(e)	from and including the second (2nd) anniversary of the Final Delivery Date to and excluding the third (3rd) anniversary of the Final Delivery Date, 50%; and

(f)	from and including the first (1st) day following the Final Delivery Date to the second anniversary to and excluding second (2nd) anniversary of the Final Delivery Date, 40%;
"Lenders" means the K-Sure Lenders, the KEXIM Lenders and the Commercial Lenders;
"Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Lending Office" under its name on Schedule 1 or in the relevant Transfer Certificate pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrowers and the Agent;
"LIBOR" means, in relation to any period for which an interest rate is to be determined under any provision of a Finance Document:

(a)	the applicable Screen Rate; or

(b)
if no Screen Rate is available for that period, the rate per annum determined by the Agent to be the arithmetic mean (rounded upwards to four (4) decimal places) of the rates, as supplied to the Agent at its request, quoted by each Reference Bank to leading banks in the London Interbank Market;

as of 11:00 a.m. (London time) on the Quotation Date for that period for the offering of deposits in the relevant currency and for a period comparable to that period and if LIBOR falls below zero, such rate is deemed to be zero;
"Loan" means, as the context may require, the Commercial Loan, the K-Sure Loan or the KEXIM Loan or the aggregate of any or all of them;

0103218-0000004 NY:20884372.11	17

"Loan Facility" means the KEXIM Loan Facility, the K-Sure Loan Facility or the Commercial Loan Facility;
"Loan Note" means:

(a)
if requested by a Lender, in respect of the Commercial Loan Facility, a promissory note of the Borrowers, payable to the order of the Agent evidencing the aggregate indebtedness of the Borrowers under this Agreement in respect of the Commercial Loan Facility, in the Agreed Form; and

(b)
if requested by a Lender, in respect of the KEXIM Loan Facility, a promissory note of the Borrowers payable to the order of the Agent, evidencing the aggregate indebtedness of the Borrowers under this Agreement in respect of the KEXIM Loan Facility, in the Agreed Form; and

(c)
if requested by a Lender, in respect of the K-Sure Loan Facility, a promissory note of the Borrowers, payable to the order of the Agent evidencing the aggregate indebtedness of the Borrowers under this Agreement in respect of the K-Sure Loan Facility, in the Agreed Form;

"Major Casualty" means, in relation to a Ship, any casualty or injury caused by or to that Ship in respect of which the claim or the aggregate of the claims against all insurers, before adjustment for any relevant franchise or deductible, exceeds $4,000,000 or the equivalent in any other currency;
"Majority Lenders" means:

(a)
before any Advance has been made, Lenders whose Commitments total at least 66.67% of the Total Commitments or, where the Total Commitments have been reduced to zero, Lenders whose Commitments aggregated 66.67% or more of the Total Commitments immediately before the reduction;

(b)	at any other time, Lenders, the sum of whose Contributions then aggregate at least 66.67% of the aggregate amount of the Loans at such time, provided that any Majority Lenders decision shall always include either:

(i)	if there are no more than three (3) Commercial Lenders, a minimum of one (1) Commercial Lender or

(ii)
if there are four (4) or more Commercial Lenders, a minimum of two (2) Commercial Lenders; and provided further that if a Majority Lenders decision is not made because of an objection of any Commercial Lender or Commercial Lenders and the circumstances requiring a Majority Lender decision continue for 60 days, a Majority Lender decision will be made on the basis of (a) and (b) above only regardless of the foregoing proviso.

"Manager's Undertaking" means, in relation to a Ship, the letter executed and delivered by an Approved Manager, in Agreed Form;
"Mandatory Cost" means the percentage rate per annum calculated by the Agent in accordance with Schedule 7;
"Margin" means:

0103218-0000004 NY:20884372.11	18

(a)	in relation to the Commercial DNB Loan, 2.95% per annum;

(b)	in relation to the KEXIM Direct Loan, 2.95% per annum;

(c)	in relation to the KEXIM Guaranteed Loan, 1.90% per annum;

(d)	in relation to the K-Sure 95% Policy Loan, 2.10% per annum; and

(e)	in relation to the K-Sure 100% Policy Loan, 2.00% per annum.
"Margin Regulations" means Regulations U and X issued by the Board of Governors of the United States Federal Reserve System and any successor regulations thereto, as in effect from time to time;
"Margin Stock" means "margin stock" or "margin securities" as defined in the Margin Regulations;
"Market Disruption Event" has the meaning given in Clause 5.8;
"Market Disruption Notice" has the meaning given in Clause 5.9;
"Material Adverse Effect" means any condition or circumstance which the Lenders shall determine has had, or could reasonably be expected to have, a material adverse effect:

(a)	on the rights or remedies of any the Creditor Parties under any of the Finance Documents or in respect of the Collateral taken as a whole;

(b)	on the performance of any of the Security Parties, or the Security Parties taken as a whole, to perform its or their obligations under any of the Finance Documents;

(c)	with respect to the loan facilities contemplated by this Agreement; or

(d)	on the business, property, assets, nature of assets, operations, liabilities or condition (financial or otherwise) of (i) the Guarantor, or (ii) the other Security Parties (taken as a whole);
"Maturity Date" means the Commercial Loan Maturity Date, the KEXIM Loan Maturity Date or the K-Sure Loan Maturity Date, as the case may be;
"Maximum Advance" means, in relation to a Ship, the amount set out in the column titled "Maximum Advance (60% of Contract Price) of Schedule 6 in respect of that Ship;
"Moody's" means Moody's Investors Service, Inc., a subsidiary of Moody's Corporation, and its successors;
"Mortgage" means, in relation to a Ship, the first priority or, as the case may be, preferred ship mortgage on that Ship in Agreed Form;
"Multiemployer Plan" means, at any time, a "multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Guarantor or any subsidiary of it or any ERISA Affiliate has any liability or obligation to contribute or has within any of the six preceding plan years had any liability or obligation to contribute;
"Net Debt" means Consolidated Funded Debt less cash and Cash Equivalents;
"Non-indemnified Tax" means:

0103218-0000004 NY:20884372.11	19

(a)
any tax on the net income of a Creditor Party (but not a tax on gross income or individual items of income), whether collected by deduction or withholding or otherwise, which is levied by a taxing jurisdiction which:

(i)	is located in the country under whose laws such entity is formed (or in the case of a natural person is a country of which such person is a citizen); or

(ii)	with respect to any Lender, is located in the country of its Lending Office; or

(iii)	with respect to any Creditor Party other than a Lender, is located in the country from which such party has originated its participation in this transaction;

(b)	any FATCA Deduction made on account of a payment to a FATCA Non-Exempt Party;
"Notifying Lender" has the meaning given in Clause 24.1 or Clause 25.1 as the context requires;
"Obligor" means the Guarantor and each Borrower;
pari passu, when used with respect to the ranking of any Financial Indebtedness of any person in relation to other Financial Indebtedness of such person, means that each such Financial Indebtedness:

(a)
(i) is not subordinated in right of payment to any other Financial Indebtedness of such person or (ii) is subordinate in right of payment to the same Financial Indebtedness of such person as is such other Financial Indebtedness and is so subordinate to the same extent; and

(b)	is not subordinate in right of payment to the other or to any Financial Indebtedness of such person as to which such other Financial Indebtedness is not so subordinate;
"OFAC" means the Office of Foreign Assets Control of the United States Department of the Treasury (or any successor thereto).
"PATRIOT Act" means the United States Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Improvement and Reauthorization Act of 2005 (H.R. 3199);
"Payment Currency" has the meaning given in Clause 22.4;
"Permitted Security Interests" means:

(a)	Security Interests disclosed in writing to the Agent prior to the signing of this Agreement and acceptable to the Lenders;

(b)	Security Interests created by the Finance Documents;

(c)	Security Interests for unpaid but not past due master's and crew's wages in accordance with usual maritime practice;

(d)	Security Interests for salvage;

(e)
Security Interests arising by operation of law for not more than 2 months' prepaid hire under any charter or other contract of employment in relation to a Ship not otherwise prohibited by this Agreement or any other Finance Document;

0103218-0000004 NY:20884372.11	20

(f)
Security Interests for master's disbursements incurred in the ordinary course of trading and any other Security Interests arising by operation of law or otherwise in the ordinary course of the operation, repair or maintenance of a Ship, provided such Security Interests do not secure amounts more than 30 days overdue (unless the overdue amount is being contested by the Guarantor or the Borrower that owns such Ship in good faith by appropriate steps);

(g)
any Security Interest created in favor of a plaintiff or defendant in any proceedings or arbitration as security for costs and expenses where the Guarantor or the Borrower that owns the relevant Ship is actively prosecuting or defending such proceedings or arbitration in good faith and such Security Interest does not (and is not likely to) result in any sale, forfeiture or loss of a Ship;

(h)
Security Interests arising by operation of law in respect of taxes which are not overdue for payment or in respect of taxes being contested in good faith by appropriate steps and in respect of which appropriate reserves have been made;

(i)
pledges of certificates of deposit or other cash collateral securing any Security Party's reimbursement obligations in connection with letters of credit now or hereafter issued for the account of such Security Party in connection with the establishment of the financial responsibility of such Security Party under 33 C.F.R. Part 130 or 46 C.F.R. Part 540, as the case may be, as the same may be amended or replaced;

(j)
Security Interests to secure obligations under workmen's compensation laws or similar legislation, deposits to secure public or statutory obligations, warehousemen's or other like liens, or deposits to obtain the release of such liens and deposits to secure surety, appeal or customs bonds on which the Guarantor or a Borrower is the principal, as to all of the foregoing, only to the extent arising and continuing in the ordinary course of business;

(k)	Security Interests for loss, damage or expense which are fully covered by insurance, subject to applicable deductibles satisfactory to the Agent; and

(l)
Security Interests incidental to the conduct of the business of each Security Party or the ownership of such Security Party's property and assets, which Security Interests do not in the aggregate materially detract from the value of each such Security Party's property or assets or materially impair the use thereof in the operation of its business;

"Pertinent Document" means:

(a)	any Finance Document;

(b)	any policy or contract of insurance contemplated by or referred to in Clause 13 or any other provision of this Agreement or another Finance Document;

(c)	any other document contemplated by or referred to in any Finance Document; and

(d)
any document which has been or is at any time sent by or to a Servicing Bank in contemplation of or in connection with any Finance Document or any policy, contract or document falling within paragraphs (b) or (c);

"Pertinent Jurisdiction," in relation to a company, means:

(a)	the jurisdiction under the laws of which the company is incorporated or formed;

0103218-0000004 NY:20884372.11	21

(b)	a jurisdiction in which the company has the center of its main interests or in which the company's central management and control is or has recently been exercised;

(c)	a jurisdiction in which the overall net income of the company is subject to corporation tax, income tax or any similar tax;

(d)
a jurisdiction in which assets of the company (other than securities issued by, or loans to, related companies) having a substantial value are situated, in which the company maintains a branch or permanent place of business, or in which a Security Interest created by the company must or should be registered in order to ensure its validity or priority; or

(e)
a jurisdiction the courts of which have jurisdiction to make a winding up, administration or similar order in relation to the company whether as a main or territorial or ancillary proceedings or which would have such jurisdiction if their assistance were requested by the courts of a country referred to in paragraphs (a) or (b) above;

"Pertinent Matter" means:

(a)	any transaction or matter contemplated by, arising out of, or in connection with a Pertinent Document; or

(b)	any statement relating to a Pertinent Document or to a transaction or matter falling within paragraph (a), and covers any such transaction, matter or statement, whether entered into, arising or made at any time before the signing of this Agreement or on or at any time after that signing;
"Plan" means any employee benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect to which the Guarantor or any subsidiary of it or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA;
"Pool Agreement" means the agreement governing the relationship of the owners of vessels participating in a vessel pool with respect to both other owners and the pool manager and which establishes how the vessel owners share and participate in the pooled revenues of the pool and the voyage and other costs thereof;
"Potential Event of Default" means an event or circumstance which, with the giving of any notice, or the lapse of time, would constitute an Event of Default;
"Pro Rata Share" means, at any time, in respect of:

(a)
the Commercial Loan Facility, the proportion which the Commercial Fixed Rate Loan and the Commercial DNB Loan bear to the Commercial Loan or if no Commercial Loan is outstanding at such time, the proportion of the Commercial Fixed Rate Loan Commitments and the Commercial DNB Loan Commitments bear to the Commercial Loan Commitments;

(b)
the KEXIM Loan Facility, the proportion which the KEXIM Direct Loan and the KEXIM Guaranteed Loan bear to the KEXIM Loan or if no KEXIM Loan is outstanding at such time, the proportion of the KEXIM Direct Loan Commitments and the KEXIM Guaranteed Loan Commitments bear to the KEXIM Loan Commitments;

0103218-0000004 NY:20884372.11	22

(c)
the K-Sure Loan Facility, the proportion which the K-Sure 95% Policy Loan and the K‑Sure 100% Policy Loan bear to the K-Sure Loan or if no K-Sure Loan is outstanding at such time, the proportion of the K-Sure 95% Policy Loan Commitments and the K-Sure 100% Policy Loan Commitments bear to the K-Sure Loan Commitments;

"Proportionate Share" means, at any time, in respect of the Commercial Loan, the K-Sure Loan or the KEXIM Loan, the proportion which the Commercial Loan, K-Sure Loan or the KEXIM Loan, as applicable, bear to the Loans or if there are no Loans outstanding at such time, the proportion the Commercial Loan Commitments, K-Sure Loan Commitments or the KEXIM Loan Commitments, as applicable, bear to the Total Commitments;
"Quotation Date" means, in relation to any period for which an interest rate is to be determined under any provision of a Finance Document, the day which is 2 Business Days before the first day of that period, unless market practice differs in the London Interbank Market for a currency, in which case the Quotation Date will be determined by the Agent in accordance with market practice in the London Interbank Market (and if quotations would normally be given by leading banks in the London Interbank Market on more than one day, the Quotation Date will be the last of those days);
"Rating Agencies" means:

(a)	S&P and Moody's; or

(b)
if S&P or Moody's or both of them are not making ratings of securities publicly available, a nationally recognized United States rating agency or agencies, as the case may be, selected by the Agent with the prior written consent of the Majority Lenders, which will be substituted for S&P or Moody's or both, as the case may be;

"Rating Category" means:

(a)	with respect to S&P, any of the following categories (any of which may include a "+" or "-"): AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories);

(b)	with respect to Moody's, any of the following categories: Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories); and

(c)	the equivalent of any such categories of S&P or Moody's used by another Rating Agency, if applicable;
"Reference Banks" means, subject to Clause 27.16, DNB Bank ASA, New York Branch, and/or such other banks as may be appointed by the Agent (with the prior written consent of the Majority Lenders), in consultation with the Borrowers;
"Refinanced Loan Maturity Date" means, if the Commercial Loan is refinanced, the maturity date of such refinanced Commercial Loan;
"Relevant Amount" means, at any time, in respect of a Ship an amount calculated as the higher of:

(a)	P multiplied by (y divided by z)
P = aggregate principal amount of the Loans outstanding at such time;

0103218-0000004 NY:20884372.11	23

y = the latest Fair Market Value of the relevant Ship or in respect of a Ship being sold the higher of the latest Fair Market Value and the Contract Price of the Ship being sold;
z = the aggregate of the latest Fair Market Value for each Ship then financed under the Loan Agreement, including the relevant Ship; and

(b)	the aggregate of the outstanding amount of all Advances in respect of the relevant Ship.
"Relevant Borrower" means, in relation to a Ship, the entity listed in the column titled "Relevant Borrower" in Schedule 6 in respect of that Ship;
"Repayment Date" means a date on which a repayment is required to be made under Clause 8;
"Requisition Compensation" includes all compensation or other moneys payable by reason of any act or event such as is referred to in paragraph (b) of the definition of Total Loss;
"Restricted Party" means a person:

(a)	that is listed on any Sanctions List (whether designated by name or by reason of being included in a class of person);

(b)	located in or incorporated under the laws of any country or territory that is the target of comprehensive, country- or territory-wide Sanctions Laws;

(c)	that is directly or indirectly owned or controlled by, or acting on behalf of, a person referred to in (a) and/or (b) above; or

(d)	with which any Lender is prohibited from dealing or otherwise engaging in a transaction with by any Sanctions Laws.
"S&P" means Standard & Poor's Ratings Services, a division of The McGraw Hill Companies Inc., and its successors;
"Sanctions Authorities" means the Norwegian State, the United Nations, the European Union, the member states of the European Union, the United States of America, including without limitation OFAC, any authority of any other Pertinent Jurisdiction, and any authority acting on behalf of any of them in connection with Sanctions Laws;
"Sanctions Laws" means the economic or financial sanctions laws and/or regulations, trade embargoes, prohibitions, restrictive measures, decisions, Executive Orders or notices from regulators implemented, adapted, imposed, administered, enacted and/or enforced by any Sanctions Authority;
"Sanctions List" means any list of persons or entities published in connection with Sanctions Laws by or on behalf of any Sanctions Authority;
"SCM" means Scorpio Commercial Management S.A.M., a Monaco company, as commercial manager of the Ships;
"Screen Rate" means, in relation to any period for which an interest rate is to be determined under any provision of a Finance Document (which, in the case of any Interest Period under the KEXIM Direct Loan shall always be 3 months), the London interbank offered rate administered by the ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the

0103218-0000004 NY:20884372.11	24

relevant currency and period displayed on the appropriate page of the Reuters screen. If the agreed page is replaced or service ceases to be available, the Agent may specify another page or service displaying the appropriate rate after consultation with the Guarantor and the Majority Lenders;
"Secured Liabilities" means all liabilities which the Security Parties or any of them have, at the Effective Date or at any later time or times, under or in connection with any Finance Document or any judgment relating to any Finance Document and for these purposes, there shall be disregarded any total or partial discharge of these liabilities, or variation of their terms, which is effected by, or in connection with, any bankruptcy, liquidation, arrangement or other procedure under the insolvency laws of any country;
"Securities Act" means the United States Securities Act of 1933, as amended, and any successor act thereto, and (unless the context otherwise requires) includes the rules and regulations of the Commission promulgated thereunder;
"Security Interest" means:

(a)	a mortgage, encumbrance, charge (whether fixed or floating) or pledge, any maritime or other lien or privilege or any other security interest of any kind;

(b)	the security rights of a plaintiff under an action in rem; and

(c)
any arrangement entered into by a person (A) the effect of which is to place another person (B) in a position which is similar, in economic terms, to the position in which B would have been had he held a security interest over an asset of A; but this paragraph (c) does not apply to a right of set off or combination of accounts conferred by the standard terms of business of a bank or financial institution;

"Security Party" means the Borrowers, the Guarantor and any other person (except a Creditor Party and an Approved Manager) who, as a surety, guarantor, mortgagor, assignor or pledgor, as a party to any subordination or priorities arrangement, or in any similar capacity, executes a Finance Document;
"Security Period" means the period commencing on the Effective Date and ending on the date on which the Agent notifies the Borrowers that:

(a)	all amounts which have become due for payment by the Borrowers or any other Security Party under the Finance Documents have been irrevocably and unconditionally paid in full;

(b)	no amount is owing or has accrued (without yet having become due for payment) under any Finance Document; and

(c)	no Borrower or any other Security Party has any liability under Clause 21, 22 or 23 or any other provision of this Agreement or another Finance Document;
"Seller" means, in relation to a Ship, the company named in the Approved Acquisition Contract for that Ship as the Approved Builder thereof;
"Seller's Bank" has the meaning given in Clause 9.3(b);
"Servicing Bank" means the Agent, the Security Trustee or the K-Sure Agent as the context may require;
"Shares Pledge" means a pledge of the Equity Interests of each Borrower, in Agreed Form;

0103218-0000004 NY:20884372.11	25

"Ship" means any ship listed in Schedule 6 to be purchased by the Relevant Borrower who will be the owner thereof and registered in its ownership under an Approved Flag;
"SSM" means Scorpio Ship Management S.A.M., a Monaco company;
"Total Commitments" means the aggregate of the Commercial Loan Commitments, the K-Sure Loan Commitments and the KEXIM Loan Commitments, or any of them, as the context may require;
"Total Loss" means in relation to a Ship:

(a)	actual, constructive, compromised, agreed or arranged total loss of that Ship;

(b)
any expropriation, confiscation, requisition or acquisition of that Ship, whether for full consideration, a consideration less than its proper value, a nominal consideration or without any consideration, which is effected by any government or official authority or by any person or persons claiming to be or to represent a government or official authority, (excluding a requisition for hire for a fixed period not exceeding one (1) year without any right to an extension), unless it is within 3 months redelivered to the full control of the Borrower owning that Ship; or

(c)	any arrest, capture, seizure or detention of that Ship (including any hijacking, piracy or theft) unless it is within 3 months redelivered to the full control of the Borrower owning that Ship;
"Total Loss Date" means in relation to a Ship:

(a)	in the case of an actual loss of that Ship, the date on which it occurred or, if that is unknown, the date when that Ship was last heard of;

(b)	in the case of a constructive, compromised, agreed or arranged total loss of that Ship, the earliest of:

(i)	the date on which a notice of abandonment is given to the insurers; and

(ii)	the date of any compromise, arrangement or agreement made by or on behalf of the Borrower owning that Ship with the Ship's insurers in which the insurers agree to treat the Ship as a total loss; and
in the case of any other type of total loss, on the date (or the most likely date) on which it appears to the Agent that the event constituting the total loss occurred;
"Transfer Certificate" has the meaning given in Clause 27.2;
"Transferee Lender" has the meaning given in Clause 27.2;
"Transferor Lender" has the meaning given in Clause 27.2;
"UCC" means the Uniform Commercial Code of the State of New York;
"Voting Stock" of any person as of any date means the Equity Interests of such person that are at the time entitled to vote in the election of the board of directors or similar governing body of such person.

1.2	Construction of certain terms

0103218-0000004 NY:20884372.11	26

In this Agreement:
an Event of Default being continuing means it has not been waived;
"approved" means, for the purposes of Clause 13, approved in writing by the Agent with the prior written consent of the Majority Lenders (such approval not to be unreasonably withheld or delayed);
"asset" includes every kind of property, asset, interest or right, including any present, future or contingent right to any revenues or other payment;
"company" includes any corporation, limited liability company, partnership, joint venture, unincorporated association, joint stock company and trust or any other entity (whether or not having separate legal personality);
"consent" includes an authorization, consent, approval, resolution, license, exemption, filing, registration, notarization and legalization;
"contingent liability" means a liability which is not certain to arise and/or the amount of which remains unascertained;
"document" includes a deed; also a letter, Email or fax;
"excess risks" means, in relation to a Ship, the proportion of claims for general average, salvage and salvage charges not recoverable under the hull and machinery policies in respect of that Ship in consequence of its insured value being less than the value at which that Ship is assessed for the purpose of such claims;
"expense" means any kind of cost, charge or expense (including all legal costs, charges and expenses) and any applicable value added or other tax;
"law" includes any, judgment, order, law (including common law), or decree, any form of delegated legislation, any treaty or international convention and any statute, directive, regulation or resolution of the Republic of Korea, Norway, the United States of America, any state thereof, the United Kingdom, the Council of the European Union, the European Commission, the United Nations or its Security Council or any other Pertinent Jurisdiction;
"legal or administrative action" means any legal proceeding or arbitration and any administrative or regulatory action or investigation;
"liability" includes every kind of debt or liability (present or future, certain or contingent), whether incurred as principal or surety or otherwise;
"months" shall be construed in accordance with Clause 1.3;
"obligatory insurances" means, in relation to a Ship, all insurances effected, or which the Borrower owning that Ship is obliged to effect, under Clause 13 or any other provision of this Agreement or another Finance Document;
"parent company" has the meaning given in Clause 1.4;
"person" includes natural persons; any company; any state, government, political sub-division of a state or government and any local or municipal authority; and any international organization;

0103218-0000004 NY:20884372.11	27

"policy", in relation to any insurance, includes a slip, cover note, certificate of entry or other document evidencing the contract of insurance or its terms;
"protection and indemnity risks" means the usual risks covered by a protection and indemnity association that is a member of the International Group of P&I Clubs, including pollution risks, risks in excess of the amount for war risks (hull) and the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation in them of clause 6 of the International Time Clauses (Hulls)(1/11/02 or 1/11/03) or clause 8 of the Institute Time Clauses (Hulls) (1/10/83) or the Institute Amended Running Down Clause (1/10/71) or any equivalent provision;
"regulation" includes any regulation, rule, official directive, request or guideline whether or not having the force of law of any governmental body, intergovernmental or supranational, agency, department or regulatory, self regulatory or other authority or organization;
"subsidiary" has the meaning given in Clause 1.4;
"successor" includes any person who is entitled (by assignment, novation, merger or otherwise) to any other person's rights under this Agreement or any other Finance Document (or any interest in those rights) or who, as administrator, liquidator or otherwise, is entitled to exercise those rights; and in particular references to a successor include a person to whom those rights (or any interest in those rights) are transferred or pass as a result of a merger, division, reconstruction or other reorganization of it or any other person;
"tax" includes any present or future tax, duty, impost, levy or charge of any kind which is imposed by any country, any state, any political sub-division of a state or any local or municipal authority or any other governmental authority authorized to levy such tax (including any such imposed in connection with exchange controls), and any related penalties, interest or fines; and
"war risks" includes war and allied perils, the risk of mines, terrorism, piracy, hijacking, confiscation, blocking and trapping, protection and indemnity war risks (with a separate limit not less than hull value) and all risks excluded by clause 29 of the Institute Hull Clauses (1/11/02 or 1/11/03) or clause 24 of the Institute Time clauses (Hulls) (1/11/1995) or clause 23 of the Institute Time Clauses (Hulls) (1/10/83).

1.3	Meaning of month
A period of one or more "months" ends on the day in the relevant calendar month numerically corresponding to the day of the calendar month on which the period started (the numerically corresponding day), but:

(a)
on the Business Day following the numerically corresponding day if the numerically corresponding day is not a Business Day or, if there is no later Business Day in the same calendar month, on the Business Day preceding the numerically corresponding day; or

(b)
on the last Business Day in the relevant calendar month, if the period started on the last Business Day in a calendar month or if the last calendar month of the period has no numerically corresponding day, and "month" and "monthly" shall be construed accordingly.

1.4	Meaning of subsidiary

0103218-0000004 NY:20884372.11	28

A company (S) is a subsidiary of another company (P) if:

(a)
a majority of the issued Equity Interests in S (or a majority of the issued Equity Interests in S which carry unlimited rights to capital and income distributions) are directly owned by P or are indirectly attributable to P; or

(b)	P has direct or indirect control over a majority of the voting rights attaching to the issued Equity Interests of S; or

(c)	P has the direct or indirect power to appoint or remove a majority of the directors (or equivalent) of S; or

(d)	P otherwise has the direct or indirect power to ensure that the affairs of S are conducted in accordance with the wishes of P;
and any company of which S is a subsidiary is a parent company of S.

1.5	General interpretation
In this Agreement:

(a)	references to, or to a provision of, a Finance Document or any other document are references to it as amended or supplemented, whether before the Effective Date or otherwise;

(b)
references in Clause 1.1 to a document being in Agreed Form include references to that form with any modifications to that form which the Agent approves or reasonably requires with the prior written consent of all of the Lenders and K-Sure and which are acceptable to the Guarantor;

(c)	references to, or to a provision of, any law or regulation include any amendment, extension, re-enactment or replacement, whether made before the Effective Date or otherwise;

(d)	words denoting the singular number shall include the plural and vice versa; and

(e)	Clauses 1.1 to 1.5 apply unless the contrary intention appears.

1.6	Headings
In interpreting a Finance Document or any provision of a Finance Document, all clause, subclause and other headings in that and any other Finance Document shall be entirely disregarded.

1.7	Accounting terms
Unless otherwise specified herein, all accounting terms used in this Agreement and in the other Finance Documents shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to any Creditor Party under this Agreement shall be prepared, in accordance with GAAP as from time to time in effect.

1.8	Inferences regarding materiality
To the extent that any representation, warranty, covenant or other undertaking of a Security Party in this Agreement or any other Finance Document is qualified by reference to those matters which are not reasonably expected to result in a "material adverse effect" or language of similar import, no inference

0103218-0000004 NY:20884372.11	29

shall be drawn therefrom that any Creditor Party has knowledge or approves of any noncompliance by such Security Party with any law or regulation.

1.9	Conflict with K-Sure Insurance Policy
In the event of conflict between the terms of any Finance Document and any K-Sure Insurance Policy, as between K-Sure, the Borrowers, the Guarantor and the K-Sure Lenders the terms of the relevant K-Sure Insurance Policy shall prevail, and to the extent of such conflict or inconsistency none of those Creditor Parties shall assert to K-Sure the terms of the relevant Finance Documents.

2.	FACILITY

2.1	Amount of facility
Subject to the other provisions of this Agreement, the Lenders severally (and not jointly) agree to make available to the Borrowers (on a joint and several basis) a loan facility to be advanced to the Borrowers in accordance with Clause 4 in the aggregate principal amount of up to $411,264,000 as follows:

(a)	the Commercial Loan Facility, in a principal amount of up to $91,264,000, which is comprised of:
(i)    the Commercial DNB Loan Commitment; and
(ii)    the Commercial Fixed Rate Loan Commitment;

(b)	the KEXIM Loan Facility, in a principal amount of up to $160,000,000, which is comprised of:
(i)    the KEXIM Direct Loan Facility, in a principal amount of up to $85,000,000; and
(ii)    the KEXIM Guaranteed Loan Facility, in a principal amount of up to $75,000,000;

(c)	the K-Sure Loan Facility, in a principal amount of up to $160,000,000, provided that, the aggregate amount (in Dollars) of the Commercial Loan Facility, the KEXIM Loan Facility and the K-Sure Loan Facility shall not exceed the lower of (i) 60% of the total Contract Price or (ii) 60% of the aggregate Fair Market Value of the Ships on or 10 days prior to the Delivery Date of each of the first, fourth, eighth and twelfth Ships to be delivered.

2.2	Lenders' participations in Advances
Subject to the other provisions of this Agreement:

(c)	each Commercial Lender shall participate in each Commercial Loan Advance in accordance with its Pro Rata Share as at the relevant Drawdown Date;

(d)	each KEXIM Lender shall participate in each KEXIM Loan Advance in accordance with its Pro Rata Share as at the relevant Drawdown Date; and

(e)	each K-Sure Lender shall participate in each K-Sure Loan Advance in accordance with its Pro Rata Share as at the relevant Drawdown Date.

2.3	Purpose of Advances

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The Borrowers undertake with each Creditor Party to use each Advance only for the purposes stated in the Recitals of this Agreement.

2.4	No Obligation to monitor
No Creditor Party is obliged to monitor or verify the application of any Advance.

2.5	Cancellation of Total Commitments
Any portion of the Total Commitments not disbursed to the Borrowers shall be cancelled and terminated automatically on the expiration of the Availability Period.

2.6	Joint and Several Liability

(a)
All obligations, covenants, representations, warranties and undertakings in or pursuant to the Finance Documents assumed, given, made or entered into by the Obligors shall, unless otherwise expressly provided, be assumed, given, made or entered into by the Obligors jointly and severally. The failure by an Obligor to perform its obligations under the Finance Documents shall constitute a failure by the other Obligors in the performance of its obligations under the Finance Documents. Each Obligor shall be responsible for the performance of the obligations of the other Obligors under the Finance Documents;

(b)
The Creditor Parties may, but only through the Agent or the Security Trustee, take action against any of the Obligors and/or release or compromise in whole or in part the liability of the other Obligors under this Agreement or any other Finance Document or grant any time or other indulgence to any of the Obligors, in each case without affecting the liability of the other Obligors;

(c)
Each Obligor agrees to be bound by the Finance Documents to which it is, or is to be, a party notwithstanding that the other Obligors which are intended to sign or to be bound may not do so or be effectually bound and notwithstanding that any of the Finance Documents may be invalid or unenforceable against the other Obligors, whether or not the deficiency is known to any Creditor Party;

(d)	None of the obligations or liabilities of the Obligors under this Agreement or any other Finance Document shall be discharged or reduced by reason of:

(i)
the insolvency, liquidation, dissolution, winding-up, administration, receivership, amalgamation, reconstruction or other incapacity of any person whatsoever or any change of name or style or constitution of an Obligor or any other person liable;

(ii)
any Creditor Party granting any time, indulgence or concession to, or compounding with, discharging, releasing or varying the liability of, an Obligor or any other person liable or renewing, determining, varying or increasing, any accommodation, facility or transaction or otherwise dealing with the same in any manner whatsoever, or concurring in, accepting, varying any compromise, arrangement or settlement or omitting to claim or enforce payment from an Obligor or any other person liable; or

(iii)	anything done or omitted which but for this provision might operate to exonerate the Obligors or any of them;

(e)
Each Obligor agrees that any rights which it may have at any time during the term of the Facility by reason of the performance of its obligations under the Finance Documents to be indemnified by any other Obligor and/or to take the benefit of any security taken by the Agent pursuant to the Finance Documents shall be exercised in such manner and on such terms as the Agent may require or as provided

0103218-0000004 NY:20884372.11	31

in this Agreement. Each of the Obligor agrees to hold any sums received by it as a result of its having exercised any such right on trust for the Agent absolutely; and

(f)
Each Obligor agrees that it will not at any time during the term of the Facility claim any set off or counterclaim against any other Obligor in respect of any liability owed to it by that other Obligor under or in connection with the Finance Documents, nor prove in competition with any of the Creditor Parties in any liquidation of (or analogous proceeding in respect of) any other Obligor in respect of any payment made under the Finance Documents or in respect of any sum which includes the proceeds of realisation of any security held by the Agent for the repayment of the Loans.

(g)
The obligations of each Borrower under this Agreement shall constitute absolute, unconditional and irrevocable financial obligations of such Borrower to the Creditor Parties. Such obligations are independent and separate obligations to be performed or enforced irrespective of whether or not any person has performed its obligations under the Approved Acquisition Contract to which it is a party.

3.	POSITION OF THE LENDERS AND K-SURE

3.1	Interests several
The rights of the Lenders under this Agreement are several.

3.2	Individual right of action
Notwithstanding Clause 2.6(b), each Lender shall be entitled to sue for any amount which has become due and payable by a Security Party to it under this Agreement without joining the Agent, the Security Trustee or any other Lender as additional parties in the proceedings, provided that any such proceedings may only be brought before the New York State court or the Federal court of the United States of America sitting in New York County.

3.3	Proceedings requiring Majority Lender consent
Except as provided in Clause 3.2, no Lender may commence proceedings against any Security Party in connection with a Finance Document without the prior consent of the Majority Lenders.

3.4	Obligations several
The obligations of the Lenders under this Agreement are several; and a failure of any Lender to perform its obligations under this Agreement shall not result in:

(a)	the obligations of the other Lenders being increased; nor

(b)	any Security Party or any other Lender being discharged (in whole or in part) from its obligations under any Finance Document,

(c)	and in no circumstances shall any Lender have any responsibility for a failure of another Lender to perform its obligations under this Agreement.

3.5	K-Sure
Each party to this Agreement agrees that:

(h)	K-Sure shall not have any obligations or liabilities under this Agreement;

0103218-0000004 NY:20884372.11	32

(i)	K-Sure shall be a third party beneficiary of the terms of this Agreement and the rights expressed to be for its benefit or exercisable by it under this Agreement; and

(j)	this Agreement may not be amended to negatively affect, limit, modify or eliminate any rights of K-Sure without its prior written consent.

3.6	Replacement of a Lender

(a)	If at any time:

(i)	any Commercial Lender becomes a Non-Consenting Lender (as defined in paragraph (c) below); or

(ii)
the Borrowers or any other Security Party become obliged in the absence of an Event of Default to repay any amount in accordance with Clause 24 or to pay additional amounts pursuant to Clause 23 or Clause 25 to any Commercial Lender in excess of amounts payable to other Commercial Lenders generally, then the Borrowers may, on 30 Business Days' prior written notice to the Agent and such Lender, replace such Commercial Lender by requiring such Commercial Lender to (and such Commercial Lender shall) transfer pursuant to Clause 27 all (and not part only) of its rights and obligations under this Agreement to a Commercial Lender or other bank, financial institution, fund or other entity (a "Replacement Lender") selected by the Borrowers (other than any Affiliate or subsidiary of the Guarantor), which is acceptable to the Agent with the consent of the Majority Lenders (other than the Commercial Lender the Borrowers desire to replace), which confirms its willingness to assume and by its execution of a Transfer Certificate does assume all the obligations of the transferring Commercial Lender (including the assumption of the transferring Commercial Lender's participations on the same basis as the transferring Commercial Lender) for a purchase price in cash payable at the time of transfer equal to the outstanding principal amount of such Commercial Lender's participation in the outstanding Advances and all accrued interest and/or breakages costs and other amounts payable in relation thereto under the Finance Documents.

(b)	The replacement of a Commercial Lender pursuant to this Clause 3.6 shall be subject to the following conditions:

(i)	neither the Borrowers nor the Guarantor shall have any right to replace the Agent or the Security Trustee in such capacities;

(ii)	neither the Agent nor any Lender shall have any obligation to the Borrowers or the Guarantor to find a Replacement Lender but nothing contained herein shall preclude them from doing so;

(iii)
in the event of a replacement of a Non-Consenting Lender such replacement must take place no later than 30 days after the date the Borrowers notify the Non-Consenting Lender and the Agent of its intent to replace the Non-Consenting Lender pursuant to Clause 3.6(a), and in the event such replacement takes place on a date other than an anniversary date, the Borrowers shall reimburse a Lender providing a Commercial Fixed Rate Loan for any breakage costs payable by such Lender pursuant to any currency swap entered into by such Lender; and

(iv)
in no event shall the Commercial Lender replaced under this Clause 3.6 be required to pay or surrender to such Replacement Lender any of the fees received by such Commercial Lender pursuant to the Finance Documents.

0103218-0000004 NY:20884372.11	33

(c)	For purposes of this Clause 3.6, in the event that:

(iv)	the Borrowers have or the Agent has requested the Lenders to give a consent in relation to or to agree to a waiver or amendment of any provisions of the Finance Documents;

(v)	the consent, waiver or amendment in question requires the approval of all Lenders; and

(vi)	Lenders whose Commitments aggregate more than 66.67% percent of the Total Commitments have consented to or agreed to such waiver or amendment, then any Commercial Lender who does not and continues not to consent or agree to such waiver or amendment shall be deemed a "Non-Consenting Lender".

4.	DRAWDOWN

4.1	Request for Advances
Subject to the following conditions, the Borrowers may request an Advance to be made under each of the KEXIM Loan Facility, the K-Sure Loan Facility and the Commercial Loan Facility by delivering to the Agent a completed Drawdown Notice not later than 11:00 a.m. (New York City time) 5 Business Days prior to the intended Drawdown Date.

4.2	Availability
The conditions referred to in Clause 4.1 are that:

(f)	the Drawdown Date must be:

(vii)	a Business Day during the Availability Period; and

(viii)	at least one (1) Business Day, and not more than 4 Business Days, prior to the scheduled Delivery Date of the relevant Ship.

(g)
each of the Commercial Loan Facility, K-Sure Loan Facility and the KEXIM Loan Facility shall be made available to the Borrowers in multiple Advances for the purpose stated in Recital (A) provided that the aggregate amount of the Advances requested in one Drawdown Notice, in respect of the partial financing of the purchase price of a Ship, shall not exceed the lesser of (i) the Maximum Advance, (ii) 60% of the Fair Market Value of the relevant Ship and (iii) 60% of the Contract Price of the relevant Ship;

(h)
the aggregate amount requested to be advanced under a Drawdown Notice will be allocated by the Agent between (i) the Commercial Loan Facility, the K-Sure Loan Facility and the KEXIM Loan Facility in the Proportionate Shares; and (ii) the KEXIM Direct Loan and the KEXIM Guaranteed Loan; the Commercial DNB Loan and the Commercial Fixed Rate Loan; and the K-Sure 95% Policy Loan and K-Sure 100% Policy Loan in their Pro Rata Shares;

(i)	the aggregate outstanding principal amount of Advances (including the requested Advances) shall not exceed the Total Commitments;

(j)	the aggregate outstanding principal amount of all Commercial Loan Advances (including the requested Commercial Loan Advances) shall not exceed the Commercial Loan Commitments;

0103218-0000004 NY:20884372.11	34

(k)	the aggregate outstanding principal amount of all KEXIM Direct Loan Advances (including the requested KEXIM Direct Loan Advances) shall not exceed the KEXIM Direct Loan Commitments;

(l)	the aggregate outstanding principal amount of all KEXIM Guaranteed Loan Advances (including the requested KEXIM Guaranteed Loan Advances) shall not exceed the KEXIM Guaranteed Loan Commitments;

(m)	the aggregate outstanding principal amount of all K-Sure Loan Advances (including the requested K-Sure Loan Advances) shall not exceed the K-Sure Loan Commitments;

(n)	there shall only be one (1) Advance per delivery of each Ship; and

(o)	the applicable conditions precedent stated in Clause 9 hereof shall have been satisfied or waived as provided therein.
Notwithstanding the provisions of Clause 4.2(b) above, it is acknowledged and agreed by the parties to this Agreement that in the event that the Borrowers pay in excess of 40% (the "Equity Contribution") of the contract price stated in the Approved Acquisition Contract in respect of a Ship, the amount of the relevant Advance shall remain at the Maximum Advance and the Borrowers shall be permitted to reimburse themselves from such Advance so that the Equity Contribution is reduced to (but not less than) 40% of such contract price.

4.3	Notification to Lenders of receipt of a Drawdown Notice
The Agent shall promptly notify the Lenders that it has received a Drawdown Notice and shall inform each Lender of:

(d)	the amount of the Advance, the Drawdown Date and the scheduled Delivery Date;

(e)	the amount of that Lender's participation in the Advance; and

(f)	the duration of the first Interest Period.

4.4	Drawdown Notice irrevocable
A Drawdown Notice must be signed by an officer or a duly authorized attorney-in-fact of the Relevant Borrower and once served, a Drawdown Notice cannot be revoked or varied without the prior consent of the Agent, acting on the authority of the Majority Lenders.

4.5	Lenders to make available Contributions
Subject to the provisions of this Agreement, each Lender shall, before 11:00 a.m. (New York City time) on and with value on the Drawdown Date, make available to the Agent for the account of the Relevant Borrower the amount due from that Lender under Clause 2.2.

4.6	Disbursement of Advance
Subject to the provisions of this Agreement, the Agent shall on the Drawdown Date pay in accordance with the provisions of Clause 9.3 the amounts which the Agent receives from the Lenders under Clause 4.5, the Relevant Borrower shall at that time become indebted, as principal and direct obligor, to each

0103218-0000004 NY:20884372.11	35

Lender in an amount equal to that Lender's Contribution and that payment to the Relevant Borrower shall be made:

(a)	to the account which the Relevant Borrower specified in the Drawdown Notice; and

(b)	in the like funds as the Agent received the payments from the Lenders.
The payment by each Lender under Clause 4.5 shall constitute the making of an Advance and the Borrowers shall at that time become indebted, as principal and direct obligors, to each Lender in an amount equal to that Lender's Contribution.

4.7	Promissory notes

(a)
Upon the request of any Lender made through the Agent, the Borrowers shall execute and deliver to the Agent a Loan Note for such Lender, which shall evidence the obligation of the Borrowers to pay the principal of, and interest on, each such Lender’s Loan, each of which Loan Notes shall be dated the date of the first Drawdown Date.

(b)
Each Advance made by the Lenders to the Borrowers may be evidenced by a notation of the same made by the Agent on the grid attached to the relevant Loan Note, which notation, absent manifest error, shall be prima facie evidence of the amount of such Advance.

(c)
Each Lender shall record on its internal records the amount of its Contribution in each Advance and each payment in respect thereof, and the unpaid balance of such Contribution in such Advance shall, absent manifest error and to the extent not inconsistent with the notations made by the Agent on the grid attached to the relevant Loan Note, be as so recorded.

(d)
The failure of the Agent or any Lender to make any such notation shall not affect the obligations of the Borrowers in respect of such Advance or the relevant Loan nor affect the validity of any transfer by the Agent of a Loan Note.

(e)
On receipt of satisfactory evidence that a Loan Note has been lost, mutilated or destroyed and on surrender of the remnants thereof, if any, the Borrowers will promptly replace such Loan Note, without charge to the Creditor Parties, with a similar Loan Note. If such replacement Loan Note replaces a lost Loan Note it shall bear an endorsement to that effect. Any lost Loan Note subsequently found shall be surrendered to the Borrowers and cancelled. In the event that the Agent loses a Loan Note, the Agent shall indemnify the Borrowers for any losses, claims or damages resulting from the loss of such Loan Note.

5.	INTEREST

5.1	Normal rate of interest

(p)
Subject to Clause 5.1(b) below and the other provisions of this Agreement the rate of interest on an Advance (other than the Commercial Fixed Rate Loan Advance) in respect of an Interest Period shall be the aggregate of:

(i)	LIBOR for that Interest Period; plus

(ii)	the applicable Margin for said Advance; plus

(iii)	the Mandatory Cost (if any).

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(q)	Subject to the provisions of this Agreement the rate of interest on a Commercial Fixed Rate Loan Advance shall be six point two-five per cent (6.25%) per annum.

5.2	Payment of normal interest
Subject to Clause 5.3 and the other provisions of this Agreement, interest on each Advance in respect of each Interest Period shall be paid by the Borrowers on the last day of that Interest Period.

5.3	Payment of accrued interest
In the case of an Interest Period longer than 3 months, accrued interest shall be paid every 3 months during that Interest Period and on the last day of that Interest Period.

5.4	Notification of Interest Periods and rates of normal interest
The Agent shall notify the Borrowers and each Lender of:

(d)	each rate of interest; and

(e)	the duration of each Interest Period (as determined under Clause 6.2), as soon as reasonably practicable after each is determined.

5.5	Obligation of Reference Banks to quote
A Reference Bank which is a Lender shall use all reasonable efforts to supply the quotation required of it for the purposes of fixing a rate of interest under this Agreement.

5.6	Absence of quotations by Reference Banks
If any Reference Bank fails to supply a quotation, the Agent shall determine the relevant LIBOR on the basis of the quotations supplied by the other Reference Bank or Banks but if two (2) or more of the Reference Banks fail to provide a quotation, the relevant rate of interest shall be set in accordance with the following provisions of this Clause 5.

5.7	Market disruption
The following provisions of this Clause 5 apply if any one of the following events occurs (each, a "Market Disruption Event"):

(a)
no Screen Rate is available for an Interest Period and two (2) or more of the Reference Banks do not, before 1:00 p.m. (London time) on the Quotation Date, provide quotations to the Agent in order to fix LIBOR; or

(b)
at least one (1) Business Day before the start of an Interest Period, Lenders having Contributions together amounting to more than 50% of a Loan (or, if an Advance has not been made, Commitments amounting to more than 50% of the relevant Total Commitments) notify the Agent that the cost to those Lenders of funding their respective Contributions (or any part of them) from whatever source such Lenders may reasonably select during the Interest Period in the London Interbank Market at or about 11:00 a.m. (London time) on the Quotation Date for the Interest Period would exceed the LIBOR fixed by the Agent for that Interest Period.

5.8	Notification of market disruption

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If a Market Disruption Event shall have occurred, the Agent shall promptly notify the Borrowers and each of the Lenders stating the circumstances falling within Clause 5.7 which have caused its notice (a "Market Disruption Notice") of such Market Disruption Event to be given; provided that the level of detail of the Market Disruption Notice shall be in the Agent's sole discretion and the Market Disruption Notice itself shall, absent manifest error, be final, conclusive and binding on all parties hereto.

5.9	Alternative rate of interest during Market Disruption Event
If a Market Disruption Event has occurred, then the rate of interest on each Lender's Contribution for the applicable Interest Period shall be the rate per annum which is the sum of:

(a)
the rate notified to the Agent by that Lender (or Lenders) whose cost of funding would exceed the LIBOR fixed by the Agent for the relevant Interest Period which expresses the actual cost to that Lender (or Lenders) of funding its (or their) Contribution from whatever source it (or they) may reasonably select; plus

(b)	the Margin; plus

(c)	the Mandatory Cost (if any).
The alternative rate of interest agreed upon pursuant to this Clause 5.9 shall be binding on all parties hereto. The procedure provided for by this Clause 5.9 shall be repeated for each successive Interest Period during which a Market Disruption Event has occurred.

5.10	Notice of prepayment
If a Borrower does not agree with an interest rate set by the Agent under Clause 5.9, that Borrower may give the Agent not less than 30 days' notice of its intention to prepay in full all the Loans (without premium or penalty, except in the case of the KEXIM Direct Loan, in respect of which the prepayment fee specified at Clause 8.10(b) shall apply).

5.11	Prepayment; termination of Commitments
A notice under Clause 5.10 shall be irrevocable; the Agent shall promptly notify the Lenders of the Borrowers' notice of intended prepayment and:

(a)	on the date on which the Agent serves that notice, the Total Commitments shall be cancelled; and

(b)
on the last Business Day of the Interest Period set by the Agent, the Borrowers shall prepay (without premium or penalty except in the case of the KEXIM Direct Loan, in respect of which the prepayment fee specified at Clause 8.10(b) shall apply) in full all Loans, together with accrued interest thereon.

5.12	Application of prepayment
The provisions of Clause 8 shall apply in relation to the prepayment.

6.	INTEREST PERIODS

6.1	Commencement of Interest Periods

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The first Interest Period applicable to an Advance shall commence on the relevant Drawdown Date and each subsequent Interest Period shall commence on the expiry of the preceding Interest Period.

6.2	Duration of normal Interest Periods
Subject to Clause 6.3, each Interest Period shall:

(k)	in respect of the Commercial Loan and the K-Sure Loan be:

(i)
3 months or 6 months at the Borrowers' option or such other period as agreed between the Borrowers and the Agent not later than 11:00 a.m. (New York time) 3 Business Days before the commencement of the Interest Period; or

(ii)	3 months, if the Borrower fails to provide notice to the Agent of the intended Interest Period in accordance with (i) above;

(l)	in respect of the KEXIM Guaranteed Loan, be 3 months for all Interest Periods and shall not be changed during the tenor of the KEXIM Guaranteed Loan;

(m)	in respect of the KEXIM Direct Loan, be 3 months;

(n)
in the case of the first Interest Period applicable to each Advance other than the first Advance, a period ending on the last day of the Interest Period applicable to the prior Advances then outstanding, whereupon all Advances shall be consolidated and treated as a single Advance for purposes of setting Interest Periods;

(o)	3 months, if the Borrowers fail to notify the Agent by the time specified in paragraph (a); or

(p)	such other period as the Agent may, with the authorization of each relevant Lender and K-Sure agrees with the Borrowers.

6.3	Duration of Interest Periods for repayment installments
In respect of an amount due to be repaid under Clause 8 on a particular Repayment Date, an Interest Period shall end on that Repayment Date.

7.	DEFAULT INTEREST

7.1	Payment of default interest on overdue amounts
Each Security Party shall jointly and severally pay interest in accordance with the following provisions of this Clause 7 on any amount payable by any Security Party under any Finance Document which the Agent, the Security Trustee or any other designated payee does not receive on or before the date, that is:

(q)	the date on which the Finance Documents provide that such amount is due for payment; or

(r)	if a Finance Document provides that such amount is payable on demand, the date on which the demand is served; or

(s)	if such amount has become immediately due and payable under Clause 20.4, the date on which it became immediately due and payable.

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7.2	Default rate of interest
Interest shall accrue on an overdue amount from (and including) the relevant date until the date of actual payment (as well after as before judgment) at the rate per annum determined by the Agent to be 2.00% above:

(f)	in the case of an overdue amount of principal, the higher of the rates set out at Clauses 7.3(a) and (b); or

(g)	in the case of any other overdue amount, the rate set out at Clause 7.3(b).

7.3	Calculation of default rate of interest
The rates referred to in Clause 7.2 are:

(c)	the rate of interest applicable to the overdue principal amount immediately prior to the relevant date (but only for any unexpired part of any then current Interest Period); and

(d)
the aggregate of the applicable Margin and the Mandatory Cost (if any) plus, in respect of successive periods of any duration (including at call) up to 3 months which the Agent may, with the consent of the Majority Lenders, select from time to time:

(i)	LIBOR; or

(ii)
if the Agent (after consultation with the Reference Banks) determines that Dollar deposits for any such period are not being made available to any Reference Bank by leading banks in the London Interbank Market in the ordinary course of business, a rate from time to time determined by the Agent by reference to the cost of funds to the Reference Banks from such other sources as the Agent (after consultation with the Reference Banks) may from time to time determine.

7.4	Notification of interest periods and default rates
The Agent shall promptly notify the Lenders and each relevant Security Party of each interest rate determined by the Agent under Clause 7.3 and of each period selected by the Agent for the purposes of paragraph (b) of that Clause; but this shall not be taken to imply that such Security Party is liable to pay such interest only with effect from the date of the Agent's notification.

7.5	Payment of accrued default interest
Subject to the other provisions of this Agreement, any interest due under this Clause shall be paid on the last day of the period by reference to which it was determined; and the payment shall be made to the Agent for the account of the Creditor Party to which the overdue amount is due.

7.6	Compounding of default interest
Any such interest which is not paid at the end of the period by reference to which it was determined shall thereupon be compounded.

8.	REPAYMENT, PREPAYMENT, REDUCTION AND CANCELLATION

8.1	Repayment of the KEXIM Loan and K-Sure Loan

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The Borrowers must repay each KEXIM Loan Advance and the K-Sure Loan Advance in full by equal consecutive semi-annual repayment installments, in an amount equal to 1/24 of such KEXIM Loan Advance or K-Sure Loan Advance (equivalent to a 12 year loan profile) with the first repayment installment being payable on date falling 6 months after the relevant Delivery Date;

8.2	Repayment of the Commercial Loan Facility

(e)	The Borrowers must repay each Commercial DNB Loan Advance in full by:

(i)
equal consecutive semi‑annual repayment installments in an amount equal to 1/30 of such Commercial DNB Loan Advance (equivalent to a 15 year loan profile), with the first repayment installment being payable on the date falling 6 months after the relevant Delivery Date; and

(ii)
a balloon installment (payable together with the final such semi-annual repayment installment under Clause 8.2(a)) in an amount equal to the outstanding principal amount of the Commercial DNB Loan on the Commercial Loan Maturity Date.

(f)
The Borrowers must repay each Commercial Fixed Rate Loan Advance in full by a balloon installment in an amount equal to the outstanding principal amount of the Commercial Fixed Rate Loan on the Commercial Loan Maturity Date.

8.3	Maturity Date
On the final Maturity Date, the Borrowers shall additionally pay to the Agent for the account of the Creditor Parties all other sums then accrued or owing under any Finance Document.

8.4	Voluntary prepayment
Subject to the following conditions, the Borrowers may prepay the whole or any part of the Loans.

8.5	Conditions for voluntary prepayment
The conditions referred to in Clause 8.4 are that:

(a)	a partial prepayment shall be $1,000,000 or a multiple of $1,000,000 (or such lesser amount as the Agent may approve with the prior written consent of the Majority Lenders);

(b)
the Agent has received from the Borrowers at least 10 Business Days prior to the intended prepayment date written notice specifying the amount to be prepaid and the date on which the prepayment is to be made;

(c)
the Borrowers have provided evidence satisfactory to the Agent that any consent required by the Borrowers or any other Security Party in connection with the prepayment has been obtained and remains in force, and that any regulation relevant to this Agreement which affects the Borrowers or any other Security Party has been complied with (which may be satisfied by the Guarantor certifying that no consents are required and that no regulations need to be complied with); and

(d)	in the case of the Commercial Fixed Rate Loan, the prepayment is made on an anniversary date of the first Drawdown Date under the Commercial Fixed Rate Loan.

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8.6	Effect of notice of prepayment
A prepayment notice may not be withdrawn or amended without the consent of the Agent, given with the authorization of the Majority Lenders, and the amount specified in the prepayment notice shall become due and payable by the Borrowers on the date for prepayment specified in the prepayment notice.

8.7	Notification of notice of prepayment
The Agent shall notify the Lenders promptly upon receiving a prepayment notice, and shall provide any Lender which so requests with a copy of any document delivered by the Borrowers under Clause 8.5(c).

8.8	Application of partial prepayment
Each partial prepayment made pursuant to Clause 8.4 and each mandatory prepayment pursuant to Clause 8.9 shall be applied:

(c)	against the Commercial Loan, the K-Sure Loan and the KEXIM Loan in their Proportionate Shares;

(d)	against the Commercial Fixed Rate Loan, Commercial DNB Loan, KEXIM Direct Loan, KEXIM Guaranteed Loan, K-Sure 95% Policy Loan and the K-Sure 100% Policy Loan in their Pro Rata Shares; and

(e)	against the remaining repayment installments in inverse order of maturity.

8.9	Mandatory prepayment and reduction

(a)	If a Ship is sold or becomes a Total Loss, the Borrowers shall prepay the outstanding amount of the Loans in an amount equal to the Relevant Amount together with any Additional Prepayment Amount:

(i)	in the case of a sale, on or before the date on which the sale is completed by delivery of the Ship to the buyer; or

(ii)
in the case of a Total Loss, on the earlier of the date falling 180 days after the Total Loss Date and the date of receipt by the Security Trustee of the proceeds of insurance relating to such Total Loss.

(b)	If a Change of Control occurs:

(iii)
in respect of the Guarantor, the Agent may, acting upon instructions from the Majority Lenders, by giving not less than 10 Business Days' notice, cancel any undrawn Commitments and require the repayment of all amounts outstanding together with accrued interest (and any other amount payable under Clause 22 or otherwise); or

(iv)
in respect of a Borrower, the Agent may, acting upon instructions from the Majority Lenders, by giving not less than 10 Business Days' notice, (i) cancel any undrawn Commitments and (ii) require the repayment of all amounts outstanding together with accrued interest (and any other amount payable under Clause 22 or otherwise), in each case, in respect of the Ship owned by such Borrower.

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(c)
If any Borrower conducts any business other than in connection with, or for the purpose of owning, chartering and operating the Ships, the Agent may, acting upon instructions from the Majority Lenders, by giving not less than 10 Business Days' notice, (i) cancel any undrawn Commitments and (ii) require the repayment of all amounts outstanding together with accrued interest (and any other amount payable under Clause 22 or otherwise), in each case, in respect of the Ship owned by such Borrower.

(d)
If the Guarantor conducts any business other than in connection with or for the purpose of (directly or indirectly) owning, chartering and operating vessels, the Agent may, acting upon instructions from the Majority Lenders , by giving not less than 10 Business Days' notice, cancel any undrawn Commitments and require the repayment of all amounts outstanding together with accrued interest (and any other amount payable under Clause 22 or otherwise).

(e)
The Borrowers shall prepay the whole of the relevant Advance or Advances which remain outstanding under the K-Sure Loan, together with accrued interest (and any other amount payable under Clause 22 or otherwise), and all other amounts accrued or outstanding owing to the K-Sure Lenders thereunder on demand by the Agent if, for any reason, the obligations of K-Sure under any K-Sure Insurance Policy terminate, are cancelled, suspended, rescinded or revoked or become unenforceable or otherwise cease to be in full force and effect, on the date falling no later than 30 days after the Guarantor, acting as the Borrowers' agent, receives notice that K-Sure's obligations under such K-Sure Insurance Policy have so terminated, become unenforceable or otherwise ceased to be in full force and effect.

(f)
The Borrowers shall prepay the whole of the relevant Advance or Advances which remain outstanding under the KEXIM Guaranteed Loan, together with accrued interest (and any other amount payable under Clause 22 or otherwise), and all other amounts accrued or outstanding owing to the KEXIM Lenders thereunder on demand by the Agent if, for any reason, the obligations of KEXIM under the KEXIM Guarantee terminate, are cancelled, suspended, rescinded or revoked or become unenforceable or otherwise cease to be in full force and effect, on the date falling no later than 30 days after the Guarantor, acting as the Borrowers' agent, receives notice that KEXIM's obligations under the KEXIM Guarantee have so terminated, become unenforceable or otherwise ceased to be in full force and effect.

(g)
In case of a mandatory prepayment outside of an anniversary date, the Guarantor shall post cash collateral in an amount equal to the pro-rata repayment of the Commercial Fixed Rate Loan Commitment. The cash collateral amount shall then be applied to repay the pro rata repayment amount of the Commercial Fixed Rate Loan Commitment on the next anniversary date.

8.10	Amounts payable on prepayment
A voluntary prepayment under Clause 8.5 and a mandatory prepayment under Clause 8.9 or Clause 15.3 shall be made together with accrued interest (and any other amount payable under Clause 22 or otherwise) in respect of the amount prepaid, and:

(a)	in respect of the Commercial Loan, the K-Sure Loan and the KEXIM Guaranteed Loan without premium or penalty;

(b)	in respect of the KEXIM Direct Loan (except in the case of a mandatory prepayment under Clause 15.3), with a premium equal to 0.50% of the KEXIM Direct Loan then prepaid; and

(c)	in respect of the Commercial Fixed Rate Loan, 3.125% per annum for any amounts that have been cash collateralized due to a mandatory prepayment event.

8.11	Reborrowing

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No amount of a Loan repaid or prepaid may be reborrowed.

8.12	Voluntary cancellation of Total Commitments
Subject to the conditions set forth in Clause 8.13, the Borrowers may cancel the whole or any part of the Commercial Loan Commitments, the K-Sure Loan Commitments or the KEXIM Loan Commitments available to it without premium or penalty.

8.13	Conditions for voluntary cancellation of Commitments
The conditions referred to in Clause 8.12 are that:

(a)	a partial cancellation shall be in the amount of $1,000,000 or a multiple of $1,000,000; and

(b)	the Agent has received from the Borrowers at least 10 Business Days' prior written notice specifying the amount to be cancelled and the date on which the cancellation is to take effect.

8.14	Effect of notice of cancellation
The receipt by the Agent of a cancellation notice shall cause the amount of the Total Commitments specified in the notice to be permanently cancelled on and as of the effective date stated in such notice. Any partial cancellation shall be applied against the Commitments of each Lender pro rata and the commitment fee referred to in Clause 21.1(a) on such cancelled portion shall cease to accrue.

8.15	Notification of notice of cancellation
The Agent shall notify the Lenders promptly upon receiving a cancellation notice.

8.16	Refund of K-Sure Premium
Upon a voluntary prepayment in full under Clause 8.5, the Borrowers may request the K-Sure Agent to seek a refund by K-Sure of such portion of the K-Sure Premium paid by the Borrowers in the relevant K-Sure Premium Repayment Proportion, to the K-Sure Agent or the Agent (as the case may be), such refund shall be remitted to the Borrowers in accordance with Clause 18, provided however that neither the Agent nor the K-Sure Agent shall be obliged to take any further action if K-Sure refuses or fails for whatever reason to refund any portion of the K-Sure Premium.

8.17	Refund of KEXIM Guarantee Premium
Upon a voluntary prepayment in full under Clause 8.5, the Borrowers may request the KEXIM Guaranteed Loan Agent to seek a refund by KEXIM of such portion of the KEXIM Guarantee Premium paid by the Borrowers in the relevant KEXIM Guarantee Premium Repayment Proportion, to the KEXIM Guaranteed Loan Agent, such refund shall be remitted to the Borrowers in accordance with Clause 18, provided however that the KEXIM Guaranteed Loan Agent shall not be obliged to take any further action if KEXIM refuses or fails for whatever reason to refund any portion of the KEXIM Guarantee Premium.

9.	CONDITIONS PRECEDENT

9.1	Documents, fees and no default
Each Lender's obligation to contribute to an Advance is subject to the following conditions precedent:

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(g)	that, on or before the service of any Drawdown Notice, the Agent receives (to the extent not previously delivered to the Agent in connection with a previous Drawdown Notice):

(i)	the documents described in Part 1 of Schedule 3 in form and substance satisfactory to the Agent; and

(ii)
such documentation and other evidence as is reasonably requested by the Agent or a Lender in order for each to carry out and be satisfied with the results of all necessary "know your customer" and anti-money laundering or other checks which it is required to carry out in relation to the transactions contemplated by this Agreement and the other Finance Documents, including without limitation obtaining, verifying and recording certain information and documentation that will allow the Agent and each of the Lenders to identify each Security Party in accordance with the requirements of the PATRIOT Act and other applicable legislation;

(h)
that, on the Drawdown Date in respect of such Advance for the acquisition of a Ship, but prior to the making of such Advance, the Agent receives or is satisfied that it will receive on the making of such Advance the documents described in Part 2 of Schedule 3 in form and substance satisfactory to it;

(i)	that the Agent has not received any notice from K-Sure requesting the K-Sure Lenders to suspend the making of an Advance under the K-Sure Loan;

(j)	no occurrence, event or circumstances exist which prohibit any of the K-Sure Lenders from participating in the Advance pursuant to the terms of the relevant K-Sure Insurance Policy;

(k)	the obligations of K-Sure under the relevant K-Sure Insurance Policy have not been terminated, cancelled, become unenforceable or otherwise ceased to be in full force and effect;

(l)	that the Agent has not received any notice from KEXIM requesting the KEXIM Guaranteed Lenders to suspend the making of an Advance under the KEXIM Guaranteed Loan;

(m)	no occurrence, event or circumstances exist which prohibit any of the KEXIM Guaranteed Lenders from participating in the Advance pursuant to the terms of the KEXIM Guarantee;

(n)	the obligations of KEXIM under the KEXIM Guarantee have not been terminated, cancelled, become unenforceable or otherwise ceased to be in full force and effect;

(o)
that, on or before the service of the first Drawdown Notice, the Agent receives any upfront and arrangement fees, accrued commitment fee and the first installment of the annual agency fee referred to in Clause 21.1 and the Fee Letters and has received payment of the expenses referred to in Clause 21.4;

(p)	that at the date of each Drawdown Notice, and at each Drawdown Date:

(i)	no Event of Default or Potential Event of Default has occurred and is continuing or would result from the borrowing of the Advance;

(ii)
the representations and warranties in Clause 10 and those of the Borrowers or any other Security Party which are set out in the other Finance Documents (other than those relating to a specific date, which shall be true and correct as of such specific date)

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would be true and not misleading if repeated on each of those dates with reference to the circumstances then existing;

(iii)	none of the circumstances contemplated by Clause 5.7 has occurred and is continuing; and

(iv)	there has been no Material Adverse Effect since June 30, 2014;

(q)
that on or before each Drawdown Date the Agent shall be satisfied that the relevant Approved Builder has or will have received the full amount of the agreed purchase price payable for the relevant Ship, other than the amount of the requested Advances;

(r)
that, if the Collateral Maintenance Ratio were applied immediately following the making of such Advance, the Borrowers would not be required to provide additional Collateral or prepay part of the Loan under Clause 15;

(s)
that the Agent has received, and found to be acceptable to it, any further opinions, consents, agreements and documents in connection with the Finance Documents which the Agent may, with the authorization of the Majority Lenders, request by notice to the Borrowers prior to the Drawdown Date; and

(t)
on or before the first Drawdown Date the Agent shall have taken out the insurance referred to in Clause 13.16 and provided the Borrowers and the Lenders with satisfactory documentary evidence of the same.

9.2	Waiver of conditions precedent
Notwithstanding anything in Clause 9.1 to the contrary if the Agent, with the prior written consent of all Lenders, permits an Advance to be borrowed before certain of the conditions referred to in Clause 9.1 are satisfied, the Borrowers and the Guarantor shall ensure that such conditions are satisfied within 10 Business Days after such Drawdown Date (or such longer period as the Agent with the prior written consent of all Lenders may specify).

9.3	Payments on satisfaction or waiver of conditions precedent
Only if required under the terms of an Approved Acquisition Contract, an Advance may be borrowed before the conditions precedent set forth in Schedule 3, Part 2, Paragraphs (d) and (f) are satisfied and:

(c)	each Lender agrees to make its Contribution available to the Agent on the relevant Drawdown Date; and

(d)
the Agent shall on the Drawdown Date (i) preposition an amount equal to the aggregate principal amount of the Advance at a bank or other financial institution (the "Seller's Bank") satisfactory to the Agent, which funds shall be held at the Seller's Bank in the name and under the sole control of the Agent or one of its Affiliates and (ii) issue a SWIFT MT 199 or other similar communication (each such communication, a "Disbursement Authorization") authorizing the release of such funds by the Seller's Bank on the relevant Delivery Date upon receipt of a Protocol of Delivery and Acceptance in respect of such Ship duly executed by the Seller and the Relevant Borrower and countersigned by a representative of the Agent;

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provided that if delivery of the Ship does not occur within 5 Business Days after the scheduled Delivery Date, the funds held at the Seller's Bank shall be returned to the Agent for further distribution to the Lenders.
For the avoidance of doubt, the parties hereto acknowledge and agree that:

(i)	the Agent will receive funds from the Lenders on the Drawdown Date in respect of such Advance and all interest and fees thereon shall accrue from such date;

(ii)
the Agent and the Lenders may suspend fulfillment of the conditions precedent set forth in Schedule 3, Part 2, Paragraphs (d) and (f) solely for the time period on and between such Drawdown Date and the relevant Delivery Date;

(iii)
from the date the proceeds of the Advance are deposited at the Seller's Bank to the Delivery Date (or, if delivery of the Ship does not occur within the time prescribed in the Disbursement Authorization, the date on which the funds are returned to the Agent for further distribution to the Lenders), the Borrowers shall be entitled to interest on the Advance at the applicable rate, if any, paid by the Seller's Bank for such deposited funds;

(iv)
if the Ship is not delivered within the time prescribed in the Disbursement Authorization and the proceeds of the Advance are returned to the Agent and distributed to the Lenders, (A) the Borrowers shall pay all accrued interest and fees in respect of such returned proceeds on the date such proceeds are returned to the Agent and (B) the relevant available Commitment will be increased by an amount equal to the aggregate principal amount of the Loan proceeds so returned; and

(v)
if the Relevant Borrower has instructed the Agent to convert the aggregate principal amount of the Advance borrowed into a currency other than Dollars for deposit with the Seller's Bank and the relevant Ship is not delivered within the time prescribed in the Disbursement Authorization and the proceeds of the Advance are returned to the Agent for further distribution to the Lenders, the Agent shall convert the aggregate principal amount of funds so returned back into Dollars and if such funds are less than the Dollar amount of the aggregate principal amount of the Advance incurred on the relevant Drawdown Date, the Borrowers shall immediately repay the difference and, in any event, the Borrowers shall pay any and all fees, charges and expenses arising from such conversion.

10.	REPRESENTATIONS AND WARRANTIES

10.1	General
Each of the Borrowers and the Guarantor jointly and severally represents and warrants to each Creditor Party as follows:

10.2	Status
Each Security Party is:

(e)	duly incorporated or formed and validly existing and in good standing under the law of its jurisdiction of incorporation or formation; and

(f)	duly qualified and in good standing as a foreign company in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be

0103218-0000004 NY:20884372.11	47

licensed except where, in each case, the failure to so qualify or be licensed and be in good standing could not reasonably be expected to have a material adverse effect:

(iii)	on the rights or remedies of any the Creditor Parties under any of the Finance Documents or in respect of the Collateral taken as a whole;

(iv)	on the performance of any of the Security Parties, or the Security Parties taken as a whole, to perform its or their obligations under any of the Finance Documents;

(v)	with respect to the loan facilities contemplated by this Agreement; or

(vi)	on the business, property, assets, nature of assets, operations, liabilities or condition (financial or otherwise) of any of the Security Parties, and there are no proceedings or actions pending or contemplated by any Security Party, or to the knowledge of any Borrower or the Guarantor contemplated by any third party, seeking to adjudicate such Security Party as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property.

10.3	Company power; consents
Each Security Party has the capacity and has taken all action, and no consent of any person is required, for:

(e)	it to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted;

(f)	it to execute each Finance Document to which it is or is to become a party;

(g)
it to execute the Approved Acquisition Contract to which it is a party, to purchase and pay for the relevant Ship under such Approved Acquisition Contract and register the relevant Ship in its name under an Approved Flag;

(h)	it to comply with its obligations under the Charter and each Finance Document to which it is or is to become a party;

(i)	it to grant the Security Interests granted by it pursuant to the Finance Documents to which it is or is to become a party;

(j)	the perfection or maintenance of the Security Interests created by the Finance Documents (including the first priority nature thereof); and

(k)	the exercise by any Creditor Party of their rights under any of the Finance Documents or the remedies in respect of the Collateral pursuant to the Finance Documents to which it is a party, except, in each case, for consents which have been duly obtained, taken, given or made and are in full force and effect.

10.4	Consents in force

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All the consents referred to in Clause 10.3 remain in force and nothing has occurred which makes any of them liable to revocation.

10.5	Title

(a)
Each Security Party owns (i) in the case of owned real property, good and marketable title to and (ii) in the case of owned personal property, good and valid title to, or, in the case of leased real or personal property, valid and enforceable leasehold interests (as the case may be) in, all of its properties and assets, tangible and intangible, of any nature whatsoever, free and clear in each case of all Security Interests or claims, except for Permitted Security Interests.

(b)
No Security Party has created or is contractually bound to create any Security Interest on or with respect to any of its assets, properties, rights or revenues, except for Permitted Security Interests, and except as provided in this Agreement no Security Party is restricted by contract, applicable law or regulation or otherwise from creating Security Interests on any of its assets, properties, rights or revenues.

(c)
Each Borrower has received (or will receive on the Delivery Date) all deeds, assignments, waivers, consents, non-disturbance and attornment or similar agreements, bills of sale and other documents, and has duly effected (or will duly effect on the Delivery Date) all recordings, filings and other actions necessary to establish, protect and perfect such Borrower's right, title and interest in and to the Ship owned or to be owned by it and other properties and assets (or arrangements for such recordings, filings and other actions acceptable to the Agent shall have been made).

10.6	Legal validity; effective first priority Security Interests
Subject to any relevant insolvency laws affecting creditors' rights generally:

(f)
the Finance Documents to which each Security Party is a party, constitute or, as the case may be, will constitute upon execution and delivery (and, where applicable, registration as provided for in the Finance Documents), such Security Party's legal, valid and binding obligations enforceable against it in accordance with their respective terms; and

(g)
the Finance Documents to which each Security Party is a party, create or, as the case may be, will create upon execution and delivery (and, where applicable, registration as provided for in the Finance Documents), legal, valid and binding first priority Security Interests enforceable in accordance with their respective terms over all the assets to which they, by their terms, relate.

10.7	No third party Security Interests
Without limiting the generality of Clauses 10.5 and 10.6, at the time of the execution and delivery of each Finance Document:

(g)	the relevant Security Party will have the right to create all the Security Interests which that Finance Document purports to create; and

(h)
no third party will have any Security Interest (except for Permitted Security Interests) or any other interest, right or claim over, in or in relation to any asset to which any such Security Interest, by its terms, relates.

10.8	No conflicts

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The execution and delivery of each Finance Document, the borrowing of each Advance, and compliance with each Finance Document will not involve or lead to a contravention of:

(c)	any law or regulation, including, without limitation, any applicable anti-money laundering legislation applicable to it; or

(d)	the constitutional documents of any Security Party; or

(e)	any contractual or other obligation or restriction which is binding on any Security Party or any of its assets.

10.9	Status of Secured Liabilities
The Secured Liabilities constitute direct, unconditional and general obligations of each Security Party and rank (a) senior to all subordinated Financial Indebtedness and (b) not less than pari passu (as to priority of payment and as to security) with all other Financial Indebtedness of each Security Party.

10.10	Taxes

(a)
All payments which a Security Party is liable to make under the Finance Documents to which it is a party can properly be made without deduction or withholding for or on account of any tax payable under any law of any Pertinent Jurisdiction applicable as of the Effective Date.

(b)
Each Security Party has timely filed or has caused to be filed all tax returns and other reports that it is required by law or regulation to file, and has paid or caused to be paid all taxes, assessments and other similar charges that are due and payable, other than taxes and charges:

(iv)
which (A) are not yet due and payable or (B) are being contested in good faith by appropriate proceedings and for which adequate reserves have been established and as to which such failure to have paid such tax does not create any risk of sale, forfeiture, loss, confiscation or seizure of a Ship or of criminal liability; or

(v)	the non-payment of which could not reasonably be expected to have a material adverse effect on the financial condition of such Security Party.

(c)	The charges, accruals, and reserves on the books of each Security Party respecting taxes are adequate in accordance with GAAP.

(d)
No material claim for any tax has been asserted against a Security Party by any Pertinent Jurisdiction or other taxing authority other than claims that are included in the liabilities for taxes in the most recent balance sheet of such person or disclosed in the notes thereto, if any.

(e)
The execution, delivery, filing and registration or recording (if applicable) of the Finance Documents and the consummation of the transactions contemplated thereby will not cause any of the Creditor Parties to be required to make any registration with, give any notice to, obtain any license, permit or other authorization from, or file any declaration, return, report or other document with any governmental authority in any Pertinent Jurisdiction.

(f)
No taxes are required by any governmental authority in any Pertinent Jurisdiction to be paid with respect to or in connection with the execution, delivery, filing, recording, performance or enforcement of any Finance Document.

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(g)
The execution, delivery, filing, registration, recording, performance and enforcement of the Finance Documents by any of the Creditor Parties will not cause such Creditor Party to be subject to taxation under any law or regulation of any governmental authority in any Pertinent Jurisdiction of any Security Party.

(h)
It is not necessary for the legality, validity, enforceability or admissibility into evidence of this Agreement or any other Finance Document that any stamp, registration or similar taxes be paid on or in relation to this Agreement or any of the other Finance Documents.

10.11	No default
No Event of Default or Potential Event of Default has occurred or would result from the borrowing of the Advance and no other circumstances exist which constitute or (with the giving of notice, lapse of time, determination of materiality or the fulfillment of any other applicable condition, or any combination of the foregoing) would constitute a default under any document which is binding on a Security Party or any of its assets and which may have a Material Adverse Effect on the ability of a Security Party to perform its obligations under the Finance Documents to which it is or is to be a party.

10.12	Information
All financial statements, information and other data furnished by or on behalf of a Security Party to any of the Creditor Parties:

(a)	was complete and at the time it was given true and accurate in all material respects;

(b)
such financial statements, if any, have been prepared in accordance with GAAP and, except as disclosed to the SEC and/or the New York Stock Exchange, accurately and fairly represent the financial condition of such Security Party as of the date or respective dates thereof and the results of operations of such Security Party for the period or respective periods covered by such financial statements;

(c)	there are no other facts or matters the omission of which would have made or make any such information false or misleading;

(d)
there has been no material adverse change in the financial condition, operations or business prospects of any Security Party since the date on which such information was provided other than as previously disclosed to the Agent in writing which might reasonably be expected to have a material adverse effect:

(v)	on the rights or remedies of any the Creditor Parties under any of the Finance Documents or in respect of the Collateral taken as a whole;

(vi)	on the performance of any of the Security Parties, or the Security Parties taken as a whole, to perform its or their obligations under any of the Finance Documents;

(vii)	with respect to the loan facilities contemplated by this Agreement; or

(viii)	on the business, property, assets, nature of assets, operations, liabilities or condition (financial or otherwise) of any of the Security Parties; and,

0103218-0000004 NY:20884372.11	51

(e)
none of the Security Parties has any contingent obligations, liabilities for taxes or other outstanding financial obligations which are material in the aggregate except as disclosed in such statements, information and data.

10.13	No litigation
To the best of any Security Party's knowledge, no legal or administrative action involving a Security Party (including any legal or administrative action relating to any alleged or actual breach of the ISM Code, the ISPS Code, any Environmental Law or any Sanctions Law) has been commenced or taken by any person, or, to any Borrower's or the Guarantor's knowledge, is likely to be commenced or taken which, in either case and if adversely determined, would be likely to have a material adverse effect:

(a)	on the rights or remedies of any the Creditor Parties under any of the Finance Documents or in respect of the Collateral taken as a whole;

(b)	on the performance of any of the Security Parties, or the Security Parties taken as a whole, to perform its or their obligations under any of the Finance Documents;

(c)	with respect to the loan facilities contemplated by this Agreement; or

(d)	on the business, property, assets, nature of assets, operations, liabilities or condition (financial or otherwise) of any of the Security Parties, or which may affect the legality, validity, binding effect or enforceability of the Finance Documents.

10.14	ISM Code and ISPS Code compliance
Each Borrower has obtained or will obtain or will cause to be obtained all necessary ISM Code Documentation and ISPS Code Documentation in connection with the Ship owned or to be owned by it and its operation and will be or will cause such Ship and the Approved Manager to be in full compliance with the ISM Code and the ISPS Code.

10.15	Validity and completeness of Approved Acquisition Contracts and Charters

(a)	Each Approved Acquisition Contract constitutes valid, binding and enforceable obligations of the Guarantor or the Borrower party thereto in accordance with its terms and:

(ix)	the copy of such Approved Acquisition Contract delivered to the Agent is a true and complete copy; and

(x)
no amendments or additions to such Approved Acquisition Contract have been agreed nor has the Guarantor or the Borrower party thereto waived any of their respective rights under such Approved Acquisition Contract.

(b)	To the extent there are any, each Charter constitutes valid, binding and enforceable obligations of the Borrower party thereto in accordance with its terms and:

(i)	the copy of such Charter delivered to the Agent is a true and complete copy; and

(ii)	no amendments or additions to such Charter have been agreed nor has the Borrower party thereto waived any of its rights under such Charter.

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10.16	No rebates etc
There is no agreement or understanding to allow or pay any rebate, premium, commission, discount or other benefit or payment (howsoever described) to the Guarantor or any of its subsidiaries or Affiliates or any third party in connection with the relevant Approved Acquisition Contract, other than as provided in such Approved Acquisition Contract and disclosed to the Agent in writing.

10.17	Compliance with law; Environmentally Sensitive Material
Except to the extent the following could not reasonably be expected to have a material adverse effect

(a)	on the rights or remedies of any of the Creditor Parties under any of the Finance Documents or in respect of the Collateral taken as a whole;

(b)	on the performance of any of the Security Parties, or the Security Parties taken as a whole, to perform its or their obligations under any of the Finance Documents;

(c)	with respect to the loan facilities contemplated by this Agreement; or

(d)	on the business, property, assets, nature of assets, operations, liabilities or condition (financial or otherwise) of any of the Security Parties, or affect the legality, validity, binding effect or enforceability of the Finance Documents:

(i)
the operations and properties of each of the Security Parties comply with all applicable laws and regulations, including without limitation Environmental Laws, all necessary Environmental Permits have been obtained and are in effect for the operations and properties of each of the Security Parties and each of the Security Parties is in compliance in all material respects with all such Environmental Permits; and

(ii)
none of the Security Parties has been notified in writing by any person that it or any of its subsidiaries or Affiliates is potentially liable for the remedial or other costs with respect to treatment, storage, disposal, release, arrangement for disposal or transportation of any Environmentally Sensitive Material, except for costs incurred in the ordinary course of business with respect to treatment, storage, disposal or transportation of such Environmentally Sensitive Material.

10.18	Ownership structure

(a)	All of the Equity Interests of the Guarantor have been validly issued, are fully paid and non‑assessable.

(b)
All of the Equity Interests of each Borrower have been validly issued, are fully paid, non‑assessable and free and clear of all Security Interests other than Permitted Security Interests and are owned legally and beneficially and of record by the Guarantor.

(c)
None of the Equity Interests of any Borrower are subject to any existing option, warrant, call, right, commitment or other agreement of any character to which any of the Borrowers is a party requiring, and there are no Equity Interests of any Borrower outstanding which upon conversion or exchange would require, the issuance, sale or transfer of any additional Equity Interests of any of the Borrowers or other Equity Interests convertible into, exchangeable for or evidencing the right to subscribe for or purchase Equity Interests of any of the Borrowers.

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10.19	Pension Plans
None of the Borrowers nor the Guarantor nor any ERISA Affiliate maintains any Plan or Multiemployer Plan and none of the Borrowers nor the Guarantor maintains any Foreign Pension Plan.

10.20	Margin Stock
None of the Borrowers nor the Guarantor is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock and no proceeds of any Advance will be used to buy or carry any Margin Stock or for any other purpose in violation of the Margin Regulations or to extend credit to others for the purpose of buying or carrying any Margin Stock.

10.21	Investment company, public utility, etc
None of the Borrowers or the Guarantor is:

(a)
required to be registered as an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the United States Investment Company Act of 1940, as amended, or subject to regulation thereunder; or

(b)	a "public utility" within the meaning of the United States Federal Power Act of 1920, as amended, or subject to regulation thereunder.

10.22	Asset control

(a)
None of the Borrowers or the Guarantor is a Restricted Party, is owned or controlled by, or, to the best of its knowledge, acting directly or indirectly on behalf of or for the benefit of, a Restricted Party and does not own or control a Restricted Party.

(b)	No proceeds of any Advance shall be made available or applied, directly or indirectly, by any Borrower or the Guarantor:

(i)	to or for the benefit of a Restricted Party to the extent that this would put any Obligor or any Lender in breach of any Sanctions Laws; or
(ii)    applied in a manner or for a purpose prohibited by Sanctions Laws.

(c)	No Security Party nor any subsidiary of any Security Party nor any of their respective directors or officers:

(i)	is a Restricted Party; or

(ii)	has received notice of or is aware of any claim, action, suit, proceedings or investigation against it with respect to Sanctions Laws by any Sanctions Authority.

10.23	No money laundering
Without prejudice to the generality of Clause 2.3, in relation to the borrowing of an Advance, the performance and discharge of its obligations and liabilities under the Finance Documents, and the transactions and other arrangements affected or contemplated by the Finance Documents to which the Borrowers are a party, each Borrower confirms that:

(a)	it is acting for its own account;

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(b)	it will use the proceeds of such Advance for its own benefit, under its full responsibility and exclusively for the purposes specified in this Agreement; and

(c)
the foregoing will not involve or lead to a contravention of any law, official requirement or other regulatory measure or procedure implemented to combat "money laundering" (as defined in Article 1 of Directive 2005/60/EC of the European Parliament and of the Council of the European Union) and comparable United States federal and state laws, including without limitation the PATRIOT Act and the Bank Secrecy Act.

10.24	Ships
As of the relevant Delivery Date and at all times thereafter, each Ship will be:

(a)
in the sole and absolute ownership of a Borrower and duly registered in such Borrower's name under the law of an Approved Flag, unencumbered save and except for the Mortgage thereon in favor of the Security Trustee recorded against it and as permitted thereby;

(b)	seaworthy (including, without limitation, for hull and machinery insurance warranty purposes) and in every way fit for its intended service;

(c)	insured in accordance with the provisions of this Agreement and the requirements hereof in respect of such insurances will have been complied with;

(d)	in class in accordance with the provisions of this Agreement and the requirements hereof in respect of such classification will have been complied with; and

(e)
managed by an Approved Manager pursuant to an Approved Management Agreement, provided that nothing herein shall be construed to prohibit an Approved Manager from sub-contracting its management duties to the extent permitted pursuant to an Approved Management Agreement.

10.25	Place of business
For purposes of the UCC, each Security Party has only one place of business located at, or, if it has more than one place of business, the chief executive office from which it manages the main part of its business operations and conducts its affairs is located at:
9, Boulevard Charles III
Monaco 98000
None of the Security Parties has a place of business in the United States of America, the District of Columbia, the United States Virgin Islands, or any territory or insular possession subject to the jurisdiction of the United States of America, other than its representative office at:
150 East 58th Street
New York, New York 10155

10.26	Solvency
In the case of each Borrower and the Guarantor:

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(a)
the sum of its assets, at a fair valuation, does and will exceed its liabilities (including guarantees), including, to the extent they are reportable as such in accordance with GAAP, contingent liabilities;

(b)
the present fair market saleable value of its assets is not and shall not be less than the amount that will be required to pay its probable liability on its then existing debts, including, to the extent they are reportable as such in accordance with GAAP, contingent liabilities, as they mature;

(c)	it does not and will not have unreasonably small working capital with which to continue its business; and

(d)	it has not incurred, does not intend to incur and does not believe it will incur, debts beyond its ability to pay such debts as they mature.

10.27	Borrowers' business; Guarantor's business
From the date of its incorporation until the date hereof, none of the Borrowers or the Guarantor has conducted any business other than in connection with, or for the purpose of, owning, chartering and operating the Ships.

10.28	Immunity; enforcement; submission to jurisdiction; choice of law

(a)
Each Security Party is subject to civil and commercial law with respect to its obligations under the Finance Documents, and the execution, delivery and performance by each Security Party of the Finance Documents to which it is a party constitute private and commercial acts rather than public or governmental acts.

(b)
No Security Party or any of its properties has any immunity from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment, set-off, execution of a judgment or from any other legal process in relation to any Finance Document.

(c)
It is not necessary under the laws of any Security Party's jurisdiction of incorporation or formation, in order to enable any Creditor Party to enforce its rights under any Finance Document or by reason of the execution of any Finance Document or the performance by the any Security Party of its obligations under any Finance Document, that such Creditor Party should be licensed, qualified or otherwise entitled to carry on business in such Security Party's jurisdiction of incorporation or formation.

(d)
Other than the recording of each Mortgage in accordance with the laws of an Approved Flag and such filings as may be required in a Pertinent Jurisdiction in respect of certain of the Finance Documents, and the payment of fees consequent thereto, it is not necessary for the legality, validity, enforceability or admissibility into evidence of this Agreement or any other Finance Document that any of them or any document relating thereto be registered, filed recorded or enrolled with any court or authority in any Pertinent Jurisdiction.

(e)
The execution, delivery, filing, registration, recording, performance and enforcement of the Finance Documents by any of the Creditor Parties will not cause such Creditor Party to be deemed to be resident, domiciled or carrying on business in any Pertinent Jurisdiction of any Security Party or subject to taxation under any law or regulation of any governmental authority in any Pertinent Jurisdiction of any Security Party.

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(f)
Under the law of each Security Party's jurisdiction of incorporation or formation, the choice of the law of New York to govern this Agreement and the other Finance Documents to which New York law is applicable is valid and binding.

(g)
The submission by the Security Parties to the jurisdiction of the New York State courts and the U.S. Federal court sitting in New York County pursuant to Clause 32.2(a) is valid and binding and not subject to revocation, and service of process effected in the manner set forth in Clause 32.2(d) will be effective to confer personal jurisdiction over the Security Parties in such courts.

10.29	No other material events or facts
Without prejudice to the generality of Clause 10.12, there are no other material events, circumstances or facts (political, commercial or otherwise) which may give rise to any loss or claim under any K-Sure Insurance Policy or KEXIM Guarantee.

10.30	Repetition

(a)	The representations and warranties set out in this Clause 10 are deemed to be repeated both on the date of each Drawdown Notice, at each Drawdown Date and at each Delivery Date.

(b)
The representations and warranties set out in Clauses 10.1, 10.2, 10.4, 10.5, 10.6, 10.8, 10.9, 10.11, 10.12, 10.13, 10.15(b), 10.18, 10.19, 10.20, 10.22, 10.23, 10.24, 10.25, 10.26, 10.27, 10.28 and 10.29 are deemed to be repeated on the first day of each Interest Period.

11.	GENERAL AFFIRMATIVE AND NEGATIVE COVENANTS

11.1	Affirmative covenants
From the first Drawdown Date until the Total Commitments have terminated and all amounts payable hereunder have been paid in full each of the Borrowers and the Guarantor, as the case may be, undertakes with each Creditor Party to comply or cause compliance with the following provisions of this Clause 11.1 except as the Agent, with the prior written consent of the Majority Lenders, may approve from time to time in writing:

(g)	Performance of obligations
Each Security Party shall duly observe and perform its obligations under each Charter and each Finance Document to which it is or is to become a party.

(h)	Notification of defaults
The Borrowers and the Guarantor shall promptly notify the Agent, upon becoming aware of the same, of:

(i)
the occurrence of an Event of Default or of any Potential Event of Default or any other event (including any litigation) which, if adversely determined, is reasonably likely to materially adversely affect any Security Party's ability to perform its obligations under a Charter or a Finance Document to which it is or is to become a party;

(ii)	any Change of Control;

(iii)	any default by any party to a Charter; and

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(iv)	any damage or injury caused by or to a Ship in excess of $5,000,000.

(i)	Confirmation of no default
The Guarantor will, within 3 Business Days after service by the Agent of a written request, serve on the Agent a notice which is signed by an officer of the Guarantor and which states that:

(i)	no Event of Default or Potential Event of Default has occurred; or

(ii)	no Event of Default or Potential Event of Default has occurred and is continuing, except for a specified event or matter, of which all material details are given.
The Agent may serve requests under this Clause 11.1(c) from time to time but only if asked to do so by a Lender or Lenders having Contributions exceeding 33% of the Loan or (if no Advances have been made) Commitments exceeding 33% of the Total Commitments, and this Clause 11.1(c) does not affect the Guarantor or the Borrowers' respective obligations under Clause 11.1(b).

(j)	Notification of litigation
The Guarantor will provide the Agent with details of any legal or administrative action involving any Borrower, any other Security Party, the Approved Manager or any Ship, the Earnings or the Insurances as soon as such action is instituted or it becomes apparent to the Guarantor that it is likely to be instituted, unless it is clear that the legal or administrative action cannot be considered material in the context of any Finance Document.

(k)	Provision of further information
The Guarantor will, as soon as practicable after receiving the request, provide the Agent with any additional financial or other information relating to:

(i)	the Borrowers, the Guarantor or any of the Guarantor's other subsidiaries; or

(ii)	any other matter relevant to, or to any provision of, a Finance Document, which may be requested by the Agent, the Security Trustee or any Lender at any time.

(l)	Books of record and account; separate accounts

(i)
Each of the Borrowers and the Guarantor shall keep separate and proper books of record and account in which full and materially correct entries shall be made of all financial transactions and the assets and business of each of the Borrowers and the Guarantor in accordance with GAAP, and the Agent shall have the right to examine the books and records of each of the Borrowers and the Guarantor wherever the same may be kept from time to time as it sees fit, in its sole reasonable discretion, or to cause an examination to be made by a firm of accountants selected by it, provided that any examination shall be done without undue interference with the day to day business operations of the Borrowers or the Guarantor, as the case may be.

0103218-0000004 NY:20884372.11	58

(ii)	Each of the Borrowers and the Guarantor shall keep separate accounts and shall not co‑mingle assets with each other, except for funds held in the Earnings Accounts, or any other person.

(m)	Financial reports
Whether or not the Guarantor is then subject to Sections 13(a) or 15(d) of the Exchange Act, the Guarantor shall prepare and deliver to the Agent:

(i)
as soon as reasonably practicable and in any event within 120 days after the end of each Fiscal Year, an annual report on Form 20-F (or any successor form) containing the audited consolidated financial and other information required to be contained therein for such Fiscal Year (including a balance sheet and a statement of profit and loss and cash flow for such Fiscal Year);

(ii)
as soon as reasonably practicable and in any event within 60 days after the end of each quarter of each Fiscal Year, quarterly reports on Form 6-K (or any successor form) containing unaudited consolidated financial statements for and as of the end of such fiscal quarter (with comparable financial statements for the corresponding fiscal quarter of the immediately preceding Fiscal Year);

(iii)	a Compliance Certificate together with the quarterly reports that the Guarantor delivers in (ii) above;

(iv)
as soon as reasonably practicable and in any event within 90 days after the end of each Fiscal Year, cash flow projections (including a balance sheet and a statement of profit and loss and cash flow) for the Guarantor and its subsidiaries (on a consolidated basis) for the following three consecutive calendar years; and

(v)
such other financial statements (including without limitation details of all off-balance sheet and time charter hire commitments), annual budgets and projections as may be reasonably requested by the Agent and KEXIM, each to be in such form as the Agent may reasonably request;

provided that the Guarantor will be deemed to have furnished to the Agent such reports and information referred to in (i) and (ii) above if the Guarantor has filed such reports and information with the SEC via the EDGAR system (or any successor system) and such reports and information are publicly available.

(n)	Appraisals of Fair Market Value
The Guarantor shall procure and deliver to the Agent two written appraisal reports setting forth the Fair Market Value of each Ship as follows:

(xi)
at the Borrowers' expense, (A) for inclusion with each Compliance Certificate required to be delivered together with the second quarterly and annual financial statements that the Guarantor delivers under Clause 11.1(g)(i) and (ii) and (B) if an Event of Default has occurred and is continuing, as often as requested by the Agent (acting on the instructions of the Majority Lenders) and (C) if a Major Casualty has occurred in respect of the relevant Ship within 15 days of such Major Casualty; and

0103218-0000004 NY:20884372.11	59

(xii)	at the Lenders' expense, at all other times upon the request of the Agent (acting on the instructions of the Majority Lenders).

(o)	Taxes
Each Security Party shall prepare and timely file all tax returns required to be filed by it and pay and discharge all taxes imposed upon it or in respect of any of its property and assets before the same shall become in default, as well as all lawful claims (including, without limitation, claims for labor, materials and supplies) which, if unpaid, might become a Security Interest upon the Collateral or any part thereof, except in each case, for any such taxes (i) as are being contested in good faith by appropriate proceedings and for which adequate reserves have been established, (ii) as to which such failure to have paid does not create any risk of sale, forfeiture, loss, confiscation or seizure of a Ship or criminal liability, or (iii) the failure of which to pay or discharge would not be likely to have a Material Adverse Effect or to affect the legality, validity, binding effect or enforceability of the Finance Documents.

(p)	Consents
Each Security Party shall obtain or cause to be obtained, maintain in full force and effect and comply with the conditions and restrictions (if any) imposed in connection with, every consent and do all other acts and things which may from time to time be necessary or required for the continued due performance of all of its obligations under any Charter and each Finance Document to which it is or is to become a party, and shall deliver a copy of all such consents to the Agent promptly upon its request.

(q)	Compliance with applicable law
Each Security Party shall:

(i)	comply in all material respects with all applicable federal, state, local and foreign laws, ordinances, rules, orders and regulations:

(A)	applicable to its business; and

(B)	applicable to the Ship, its ownership, employment, operation, management and registration, now in force or hereafter enacted, including, without limitation, the ISM Code, the ISPS Code, all Environmental Laws, all Sanctions Laws and the laws of the Approved Flag;

(ii)	obtain, comply with and do all that is necessary to maintain in full force and effect any environment approvals; and
without limiting paragraph (i) above, not employ the Ship nor allow its employment, operation or management in any manner contrary to any law or regulation including but not limited to the ISM Code, the ISPS Code, all Environmental Laws and all Sanctions Laws.

(r)	Existence

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Each Security Party shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence in good standing under the laws of its jurisdiction of incorporation or formation.

(s)	Conduct of business

(iii)
The Guarantor shall conduct business only in connection with, or for the purpose of, managing, chartering and operating the Ships and other vessels and directly or indirectly owning the Equity Interests of each of the Borrowers and other vessel owning companies.

(iv)	Each Borrower shall conduct business only in connection with, or for the purpose of, owning, managing, chartering and operating the Ship owned by it.

(v)	Each Security Party shall conduct business in its own name and observe all corporate and other formalities required by its constitutional documents.

(t)	Properties

(i)
Except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect, each Security Party shall maintain and preserve all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

(ii)
Each Security Party shall obtain and maintain good and marketable title or the right to use or occupy all real and personal properties and assets (including intellectual property) reasonably required for the conduct of its business.

(iii)
Each Security Party shall conduct its business and affairs without infringement of or interference with any intellectual property of any other person in any material respect and shall comply in all material respects with the terms of its licenses.

(u)	Loan proceeds
The Borrowers shall use the proceeds of each Advance solely to partially finance the acquisition of a Ship pursuant to an Approved Acquisition Contract.

(v)	Pollution liability
Each Security Party shall take, or cause to be taken, such actions as may be reasonably required to mitigate potential liability to it arising out of pollution incidents or as may be reasonably required to protect the interests of the Creditor Parties with respect thereto.

(w)	Subordination of loans
Each Security Party shall cause all loans made to it by any Affiliate and all sums and other obligations (financial or otherwise) owed by it to any Affiliate to be unsecured and fully subordinated to all Secured Liabilities on terms acceptable to the Majority Lenders.

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(x)	Sanctions

(i)
Each Security Party shall ensure that no part of the proceeds of any Loan or other transaction(s) contemplated by this Agreement or any other Finance Document shall, directly or indirectly, be used or otherwise made available by a Security Party:

(A)	to fund any trade, business or other activity involving any Restricted Party to the extent that this would put any Obligor or any Lender in breach of any Sanctions Laws;

(B)	for the direct or indirect benefit of any Restricted Party to the extent that this would put any Obligor or any Lender in breach of any Sanctions Laws; or

(C)
in any other manner that would reasonably be expected to result in (1) the occurrence of an Event of Default under Clause 20.1(s) or (2) any Security Party (other than the Borrowers and the Guarantor) or any Affiliate of such party or any other person being party to or which benefits from any Finance Document, or any Lender being in breach of any Sanctions Laws (if and to the extent applicable to either of them) or becoming a Restricted Party.

(ii)	Each Security Party shall ensure that its assets (including, without limitation, each Ship) shall not be used directly or indirectly by a Security Party:

(A)	by or for the direct or indirect benefit of any Restricted Party to the extent that this would put any Obligor or any Lender in breach of any Sanctions Laws; or

(B)
in any trade which is prohibited under applicable Sanctions Laws or which could expose any Security Party, any asset subject to a Security Interest under the Finance Documents, any Creditor Party, any other person being party to or which benefits from any Finance Document, any Approved Manager, any operator, crew or insurers to enforcement proceedings or any other consequences whatsoever arising from Sanctions Laws.

(iii)	Each Security Party shall ensure it will not become a Restricted Party.

(y)	Information: miscellaneous
Each Security Party shall supply to the Agent promptly upon becoming aware that it, any of its direct or indirect owners, Affiliates, any of their joint ventures or any of their respective directors, officers, employees, agents or representatives has become or is reasonably likely to become a Restricted Party.

(z)	Money laundering
Each Security Party shall to the best of its knowledge and ability comply, and cause each of its subsidiaries to comply, with any applicable law, official requirement or other regulatory measure or procedure implemented to combat "money laundering" (as defined in Article 1 of Directive 2005/60/EC of the European Parliament and of the Council) and comparable United States federal and state laws, including without limitation the PATRIOT Act and the Bank Secrecy Act.

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(aa)	Pension plans
Promptly upon the institution of a Plan, a Multiemployer Plan or a Foreign Pension Plan by the Guarantor or any Borrower, the Borrowers shall furnish or cause to be furnished to the Agent written notice thereof and, if requested by the Agent or any Lender, a copy of such Plan, Multiemployer Plan or Foreign Pension Plan.

(bb)	Information provided to be accurate
All financial and other information which is provided in writing by or on behalf of any Security Party under or in connection with any Finance Document shall be true and not misleading in all material respects and shall not omit any material fact or consideration.

(cc)	Shareholder and creditor notices
The Guarantor shall send the Agent, at the same time as they are dispatched, copies of all communications which are dispatched to its (i) shareholders or any class of them or (ii) creditors generally.

(dd)	Maintenance of Security Interests
Each of the Borrowers and the Guarantor shall:

(i)	at its own cost, do all that it reasonably can to ensure that any Finance Document validly creates the obligations and the Security Interests which it purports to create; and

(ii)
without limiting the generality of paragraph (i), at its own cost, promptly register, file, record or enroll any Finance Document with any court or authority in all Pertinent Jurisdictions, pay any stamp, registration or similar tax in all Pertinent Jurisdictions in respect of any Finance Document, give any notice or take any other step which, in the opinion of the Majority Lenders, is or has become reasonably necessary for any Finance Document to be valid, enforceable or admissible in evidence or to ensure or protect the priority of any Security Interest which it creates.

(ee)	Know your customer checks
If:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the Effective Date;

(ii)	any change in the status of the Guarantor or any other Security Party, after the Effective Date; or

(iii)	a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer, obliges the Agent or any Lender (or, in the case of paragraph (iii), any prospective new Lender) to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, the Guarantor shall promptly upon the request of the Agent or the Lender concerned supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on

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behalf of any Lender) or the Lender concerned (for itself or, in the case of the event described in paragraph (iii), on behalf of any prospective new Lender) in order for the Agent, the Lender concerned or, in the case of the event described in paragraph (iii), any prospective new Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(ff)	NYSE listing
The Guarantor shall maintain its listing on the New York Stock Exchange.

(gg)	Further assurances
From time to time, at its expense, each of the Borrowers and the Guarantor shall duly execute and deliver to the Agent such further documents and assurances as the Majority Lenders or the Agent may reasonably request to effectuate the purposes of this Agreement, the other Finance Documents or obtain the full benefit of any of the Collateral.

11.2	Negative covenants
From the Effective Date until the Total Commitments have terminated and all amounts payable hereunder have been paid in full each of the Borrowers and the Guarantor, as the case may be, undertakes with each Creditor Party to comply or cause compliance with the following provisions of this Clause 11.2 except as the Agent, with the prior written consent of the Majority Lenders, may approve from time to time in writing:

(l)	Security Interests
None of the Borrowers shall create, assume or permit to exist any Security Interest whatsoever upon any of its properties or assets, whether now owned or hereafter acquired, except for Permitted Security Interests.

(m)	Sale of assets; merger
No Security Party shall sell, transfer or lease (other than in connection with a Charter or the contribution to a pool) all or substantially all of its properties and assets, or enter into any transaction of merger or consolidation or liquidate, windup or dissolve itself (or suffer any liquidation or dissolution) provided that a Borrower may sell the Ship owned by it pursuant to the terms of this Agreement.

(n)	No contracts other than in ordinary course of business
None of the Borrowers or the Guarantor shall enter into any transactions or series of related transactions with third parties other than in the ordinary course of its business.

(o)	Affiliate transactions
None of the Borrowers or the Guarantor shall enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate other than on terms and conditions substantially as favorable to such Borrower or Guarantor as would be obtainable by it at the time in a comparable arm's-length transaction with a person other than an Affiliate.

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(p)	Change of business

(iii)
The Guarantor shall not change the nature of its business or commence any business other than in connection with, or for the purpose of managing, chartering and operating the Ships and other vessels and directly or indirectly owning the Equity Interests of each of the Borrowers and other subsidiaries.

(iv)
None of the Borrowers shall change the nature of its business or commence any business other than in connection with, or for the purpose of, owning, managing, chartering and operating the Ship owned by it.

(q)	Negative pledge
The Guarantor shall not permit any pledge or assignment of a Borrower's Equity Interests except in favor of the Security Trustee to secure the Secured Liabilities.

(r)	Increases in capital
The Guarantor shall not permit an increase of a Borrower's capital by way of the issuance of any class or series of Equity Interests or create any new class of Equity Interests that is not subject to a Security Interest to secure the Secured Liabilities.

(s)	Financial Indebtedness; Trade payables

(iv)	None of the Borrowers shall incur any Financial Indebtedness other than in respect of:

(A)	the Loan,

(B)	Financial Indebtedness existing on the Effective Date which has been disclosed to and approved by the Majority Lenders in writing and

(C)	subject to Clause 11.1(q), loans made to a Guarantor by any Affiliate, parent or subsidiary.

(v)
None of the Borrowers shall incur unsecured trade credit exceeding (A) $3,000,000 on its Ship at any time on or before the date falling on the fifth (5th) anniversary of the date of this Agreement and (B) $3,500,000 on its Ship at any time thereafter.

(t)	Dividends

(i)
If an Event of Default or Potential Event of Default has occurred and is continuing, or if an Event of Default or Potential Event of Default would result therefrom, Guarantor shall not declare or pay any dividends or return any capital to its equity holders or authorize or make any other distribution, payment or delivery of property or cash to its equity holders, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for value, any interest of any class or series of its Equity Interests (or acquire any rights, options or warrants relating thereto but not including convertible debt) now or hereafter outstanding, or repay any subordinated loans to equity holders or set aside any funds for any of the foregoing purposes.

(ii)	Except as provided in Clause 11.2(i)(i) above, none of the Borrowers will permit any restriction (1) to declare or pay any dividends or return any capital to the Guarantor or

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authorize or make any other distribution, payment or delivery of property or cash to the Guarantor or to pay any Financial Indebtedness owed to the Guarantor, or (2) to repay and/or make any subordinated loans to the Guarantor or set aside any funds for any of the foregoing purposes, or (3) to transfer any of its assets to the Guarantor.

(u)	[Reserved.]

(v)	Internal charters
None of the Borrowers shall enter into any demise, time or consecutive voyage charter in respect of the Ship owned by it with another Borrower or any Affiliate of the Guarantor as charterer under that charter without the prior written approval of the Majority Lenders (which shall not be unreasonably withheld or delayed); provided however (x) that the Borrowers may contribute their respective Ships to pools managed by Affiliates of the Borrowers without obtaining the consent of the Lenders, and (y) copies of the relevant Pool Agreements are delivered to the Agent within 7 days of entering into such Pool Agreements.

(w)	Loans and investments
None of the Borrowers or the Guarantor shall make any loan or advance to, make any investment in, or enter into any working capital maintenance or similar agreement with respect to any person, whether by acquisition of Equity Interests or indebtedness, by loan, guarantee or otherwise, except that in case of the Guarantor, the Guarantor may undertake a transaction described above if (i) after giving effect to any such transaction, the Guarantor will be in compliance with the financial covenants set out in Clause 12 and (ii) no Event of Default or Potential Event of Default exists at the time of such transaction or would result therefrom.

(x)	Acquisition of capital assets
None of the Borrowers shall acquire any capital assets (including any vessel other than a Ship) by purchase, charter or otherwise, provided that for the avoidance of doubt nothing in this Clause 11.2(m) shall prevent or be deemed to prevent ordinary upgrades or maintenance work being made to a Ship.

(y)	Sale and leaseback
None of the Borrowers shall enter into any arrangements, directly or indirectly, with any person whereby it shall sell or transfer any of its property, whether real or personal, whether now owned or hereafter acquired, if it, at the time of such sale or disposition, intends to lease or otherwise acquire the right to use or possess (except by purchase) such property or like property for a substantially similar purpose.

(z)	Changes to Fiscal Year and accounting policies
None of the Borrowers or the Guarantor shall change its Fiscal Year or make or permit any change in accounting policies affecting (i) the presentation of financial statements or (ii) reporting practices, except in either case in accordance with GAAP or pursuant to the requirements of applicable laws or regulations.

(aa)	Jurisdiction of incorporation or formation; Amendment of constitutional documents

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None of the Borrowers or the Guarantor shall change the jurisdiction of its incorporation or formation. None of the Borrowers shall amend its constitutional documents. The Guarantor shall not amend its constitutional documents in any manner that would adversely affect its obligations under this Agreement or any other Finance Document to which it is a party.

(bb)	Sale of Ship
No Borrower shall consummate the sale of its Ship without paying or causing to be paid all amounts due and owing in connection with this Agreement (including, without limitation, Clause 8.9) in respect of the relevant Advances which have been used to finance that Ship and the other Finance Documents prior to or simultaneously with the consummation of such sale.

(cc)	Change of location
None of the Borrowers or the Guarantor shall change the location of its chief executive office or the office where its corporate records are kept or open any new office for the conduct of its business on less than 30 days prior written notice to the Agent.

(dd)	Financial Support
None of the Borrowers shall procure any financial support (including contingent support) other than:

(iv)	financial support incurred pursuant to this Agreement or Financial Indebtedness permitted under Clause 11.2(h);

(v)	existing financial support which is outstanding on the Effective Date and has been disclosed to the Agent in writing; or

(vi)	financial support approved in writing by all Lenders.

(ee)	Change of place of business
None of the Borrowers or the Guarantor shall change the location of the place of business where it or any other Security Party conducts its affairs and keeps its records.

(ff)	Hedging
None of the Borrowers shall enter into any Currency Agreement or interest hedging relating to the Loans under this Agreement.

12.	FINANCIAL COVENANTS

12.1	General
From the Effective Date until the Total Commitments have terminated and all amounts payable hereunder have been paid in full, the Guarantor undertakes with each Creditor Party to comply or cause compliance with the following provisions of this Clause 12 except as the Agent, with the prior written consent of the Majority Lenders, may approve from time to time in writing.

12.2	Maximum leverage

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The Guarantor shall maintain a ratio of Net Debt to Consolidated Total Capitalization of not more than 0.60 to 1.00, to be tested on the last day of each fiscal quarter.

12.3	Minimum Consolidated Tangible Net Worth
The Guarantor shall maintain a Consolidated Tangible Net Worth of not less than $500,000,000 plus:

(d)	25% of the Guarantor's cumulative, positive consolidated net income for each fiscal quarter commencing on or after 31 December 2013; and

(e)	50% of the value of the Equity Proceeds realised from any issuance of Equity Interests in the Guarantor occurring on or after 31 December 2013, to be tested on the last day of each fiscal quarter.

12.4	Minimum interest coverage

(h)
From and including 30 September 2015 to and including 31 December 2016 the Guarantor shall maintain a ratio of Consolidated EBITDA to Consolidated Net Interest Expense greater than 1.00 to 1.00 calculated quarterly on a trailing four quarter basis.

(i)
From and including 1 January 2017 to and including 31 December 2017 the Guarantor shall maintain a ratio of Consolidated EBITDA to Consolidated Net Interest Expense greater than 2.00 to 1.00 calculated quarterly on a trailing four quarter basis.

(j)
From and including 1 January 2018 and at all times thereafter the Guarantor shall maintain a ratio of Consolidated EBITDA to Consolidated Net Interest Expense greater than 2.50 to 1.00 calculated quarterly on a trailing four quarter basis.

12.5	Minimum liquidity
The Guarantor shall maintain Consolidated Liquidity, including all amounts on deposit with any bank, of not less than (a) $50,000,000 or (b) $850,000 per vessel owned by the Guarantor or any of its subsidiaries (the "Minimum Liquidity"), whichever is greater, provided that (i) amounts readily available for drawing by the Guarantor and its subsidiaries under committed credit facilities with a maturity date in excess of 12 months which remain undrawn and could be drawn for general working capital or other general corporate purposes (subject to the availability limits and other provisions set out in the agreements related to such committed credit facilities) may be included as unencumbered cash and (ii) 66.67% of the Minimum Liquidity shall at all times consist of cash and Cash Equivalents (on a freely available and unencumbered basis).

12.6	Material changes in GAAP requirements
In the event that changes are introduced to or affect GAAP or its application, the Parties will consult in good faith for a period of one month with a view to agreement adjustments to the financial covenants set out in this Clause 12 (Financial Covenants) with a view to ensure that the economic effect of the financial covenants remain the same as if no such change to or affecting GAAP or its application had been introduced provided always that if the Parties have not reached an agreement within that one month period, any requested adjustments will be deemed not to have been agreed. The costs and expenses associated with any such consultation or any subsequent amendments to this Agreement shall be borne by the Borrowers.

13.	MARINE INSURANCE COVENANTS

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13.1	General
From the first Drawdown Date until the Total Commitments have terminated and all amounts payable hereunder have been paid in full, each of the Borrowers and the Guarantor, as the case may be, undertakes with each Creditor Party to comply or cause compliance with the following provisions of this Clause 13 except as the Agent, with the prior written consent of the Majority Lenders (and in the case of Clauses 13.2 and 13.3 with the consent of the Majority Lenders and KEXIM), may approve from time to time in writing.

13.2	Maintenance of obligatory insurances
Each Borrower shall keep or cause to keep the Ship owned by it insured at its expense against:

(f)	fire and usual marine risks (including hull and machinery, hull interest, freight interest and excess risks);

(g)	war risks;

(h)	protection and indemnity risks; and

(i)	any other risks as appropriate for an internationally reputable shipping company having regard to practices and other circumstances prevailing at the relevant time.

13.3	Terms of obligatory insurances
Each Borrower shall affect such insurances in respect of the Ship owned by it:

(k)	in Dollars;

(l)	in the case of fire and usual marine risks and war risks, in an amount on an agreed value basis at least the greater of:

(i)	120% of outstanding principal amount of the Loan in relation to that Ship; and

(ii)	the Fair Market Value of the Ship owned by it;
provided that, not less than 80% of the Fair Market Value shall be on a hull and machinery basis, while the remaining part of the insured value may be taken out by way of hull and freight interest insurance cover;

(m)
in the case of oil pollution liability risks and protection and indemnity war risks (in excess of the amount for war risk hull), in each case for an aggregate amount equal to the highest level of cover from time to time available under basic protection and indemnity club entry and in the international marine insurance market (in the case of oil pollution liability risks, currently U.S.$1,000,000,000);

(n)	in relation to protection and indemnity risks in respect of the full tonnage of the Ship owned by it;

(o)	on approved terms; and

(p)	through brokers and with insurance companies not rated less than BBB+ or the equivalent thereof and/or underwriters or, in the case of war risks and protection and indemnity risks, in

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war risks and protection and indemnity risks associations that are members of the International Group of P&I Clubs, each as approved by the Agent and KEXIM in their reasonable discretion; provided, however, if with insurance companies rated lower than BBB- or the equivalent thereof, as approved by all Lenders in their reasonable discretion.

13.4	Further protections for the Creditor Parties
In addition to the terms set out in Clause 13.3, each Borrower shall procure that the obligatory insurances affected by it shall:

(i)	subject always to paragraph (b), name that Borrower as the sole named assured unless the interest of every other named assured is limited:

(xiii)	in respect of any obligatory insurances for hull and machinery and war risks;

(xiv)	to any provable out-of-pocket expenses that it has incurred and which form part of any recoverable claim on underwriters; and

(xv)	to any third party liability claims where cover for such claims is provided by the policy (and then only in respect of discharge of any claims made against it); and

(xvi)
in respect of any obligatory insurances for protection and indemnity risks, to any recoveries it is entitled to make by way of reimbursement following discharge of any third party liability claims made specifically against it;

and every other named assured has undertaken in writing to the Security Trustee (in such form as it requires) that any deductible shall be apportioned between that Borrower and every other named assured in proportion to the aggregate claims made or paid by each of them and that it shall do all things necessary and provide all documents, evidence and information to enable the Security Trustee to collect or recover any moneys which at any time become payable in respect of the obligatory insurances;

(j)
whenever the Security Trustee requires, name (or be amended to name) the Security Trustee as additional named assured for its rights and interests, warranted no operational interest and with full waiver of rights of subrogation against the Security Trustee, but without the Security Trustee thereby being liable to pay (but having the right to pay) premiums, calls or other assessments in respect of such insurance;

(k)	name the Security Trustee as first priority mortgagee and loss payee with such directions for payment as the Security Trustee may specify;

(l)	provide that all payments by or on behalf of the insurers under the obligatory insurances to the Security Trustee shall be made without set-off, counterclaim or deductions or condition whatsoever;

(m)	provide that the obligatory insurances shall be primary without right of contribution from other insurances which may be carried by the Security Trustee or any other Creditor Party; and

(n)	provide that the Security Trustee may make proof of loss if that Borrower fails to do so.

13.5	Renewal of obligatory insurances

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Each Borrower shall:

(f)	at least 14 days before the expiry of any obligatory insurance:

(iii)
notify the Security Trustee of the brokers (or other insurers) and any protection and indemnity or war risks association through or with whom that Borrower proposes to renew that obligatory insurance and of the proposed terms of renewal; and

(iv)	obtain the Security Trustee's approval to the matters referred to in paragraph (i);

(g)	at least 7 days before the expiry of any obligatory insurance, renew that obligatory insurance in accordance with the Security Trustee's approval pursuant to paragraph (a)(ii); and

(h)
procure that the approved brokers and/or the war risks and protection and indemnity associations with which such a renewal is effected shall promptly after the renewal notify the Security Trustee in writing of the terms and conditions of the renewal.

13.6	Copies of policies; letters of undertaking
Each Borrower shall ensure that all approved brokers provide the Security Trustee with pro forma copies of all policies relating to the obligatory insurances which they are to affect or renew and of a letter or letters or undertaking in a form required by the Security Trustee and including undertakings by the approved brokers that:

(a)
they will have endorsed on each policy, immediately upon issue, a loss payable clause and a notice of assignment in accordance with the requirements of the Insurance Assignment for that Borrower's Ship;

(b)	they will hold such policies, and the benefit of such insurances, to the order of the Security Trustee in accordance with the said loss payable clause;

(c)	they will advise the Security Trustee immediately of any material change to the terms of the obligatory insurances or if they cease to act as brokers;

(d)
they will notify the Security Trustee, not less than 14 days before the expiry of the obligatory insurances, in the event of their not having received notice of renewal instructions from that Borrower or its agents and, in the event of their receiving instructions to renew, they will promptly notify the Security Trustee of the terms of the instructions; and

(e)
they will not set off against any sum recoverable in respect of a claim relating to the Ship owned by that Borrower under such obligatory insurances any premiums or other amounts due to them or any other person whether in respect of that Ship or otherwise, they waive any lien on the policies, or any sums received under them, which they might have in respect of such premiums or other amounts, and they will not cancel such obligatory insurances by reason of non payment of such premiums or other amounts, and will arrange for a separate policy to be issued in respect of that Ship forthwith upon being so requested by the Security Trustee.

13.7	Copies of certificates of entry
Each Borrower shall provide the Security Trustee with:

(i)	a certified copy of the certificate of entry for that Ship;

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(j)	a letter or letters of undertaking in such form as may be required by the Security Trustee;

(k)
where required to be issued under the terms of insurance/indemnity provided by the protection and indemnity association, but only if and when so requested by the Agent, a certified copy of each United States of America voyage quarterly declaration (or other similar document or documents) made by the relevant Security Party in relation to that Ship in accordance with the requirements of such protection and indemnity association; and

(l)	a copy of each certificate of financial responsibility for pollution by oil or other Environmentally Sensitive Material issued by the relevant certifying authority in relation to the Ship.

13.8	Deposit of original policies
Each Borrower shall ensure that all policies relating to obligatory insurances are deposited with the approved brokers through which the insurances are effected or renewed.

13.9	Payment of premiums
Each Borrower shall punctually pay all premiums or other sums payable in respect of the obligatory insurances and produce all relevant receipts when so required by the Security Trustee.

13.10	Guarantees
Each Borrower shall ensure that any guarantees required by a protection and indemnity or war risks association are promptly issued and remain in full force and effect.

13.11	Compliance with terms of insurances
No Borrower shall do nor omit to do (nor permit to be done or not to be done) any act or thing which would or might render any obligatory insurance invalid, void, voidable or unenforceable or render any sum payable under an obligatory insurance repayable in whole or in part; and, in particular:

(a)
each Borrower shall take all necessary action and comply with all requirements which may from time to time be applicable to the obligatory insurances, and (without limiting the obligation contained in Clause 13.6(c)) ensure that the obligatory insurances are not made subject to any exclusions or qualifications to which the Security Trustee has not given its prior approval;

(b)
no Borrower shall make any changes relating to the classification or classification society or manager or operator of the Ship owned by it unless approved by the underwriters of the obligatory insurances;

(c)
each Borrower shall make (and promptly supply copies to the Agent of) all quarterly or other voyage declarations which may be required by the protection and indemnity risks association in which the Ship owned by it is entered to maintain cover for trading to the United States of America and Exclusive Economic Zone (as defined in the United States Oil Pollution Act 1990 or any other applicable legislation); and

(d)
no Borrower shall employ the Ship owned by it, nor allow it to be employed, otherwise than in conformity with the terms and conditions of the obligatory insurances, without first obtaining the consent of the insurers and complying with any requirements (as to extra premium or otherwise) which the insurers specify.

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13.12	Alteration to terms of insurances
No Borrower shall either make or agree to any alteration to the terms of any obligatory insurance nor waive any right relating to any obligatory insurance.

13.13	Settlement of claims
No Borrower shall settle, compromise or abandon any claim under any obligatory insurance for Total Loss or for a Major Casualty, and each Borrower shall do all things necessary and provide all documents, evidence and information (including, without limitation, a written confirmation from the relevant insurers, to be issued within 180 days after the Total Loss Date, that the claim in respect of the Total Loss has been accepted in full by such insurers) to enable the Security Trustee to collect or recover any moneys which at any time become payable in respect of the obligatory insurances.

13.14	Provision of copies of communications
Each Borrower shall provide the Security Trustee, at the time of each such communication, copies of all material written communications between that Borrower and:

(e)	the approved brokers;

(f)	the approved protection and indemnity and/or war risks associations; and

(g)	the approved insurance companies and/or underwriters,
which relate directly or indirectly to:

(i)	that Borrower's obligations relating to the obligatory insurances including, without limitation, all requisite declarations and payments of additional premiums or calls; and

(ii)	any credit arrangements made between that Borrower and any of the persons referred to in paragraphs (a) or (b) relating wholly or partly to the effecting or maintenance of the obligatory insurances.

13.15	Provision of information
In addition, each Borrower shall promptly provide the Security Trustee (or any persons which it may designate) with any information which the Security Trustee (or any such designated person) reasonably requests for the purpose of:

(d)	obtaining or preparing any report from an independent marine insurance broker as to the adequacy of the obligatory insurances effected or proposed to be effected; and/or

(e)	effecting, maintaining or renewing any such insurances as are referred to in Clause 13.16 or dealing with or considering any matters relating to any such insurances;
and that Borrower shall, forthwith upon demand, indemnify the Security Trustee in respect of all fees and other expenses incurred by or for the account of the Security Trustee in connection with any such report as is referred to in paragraph (a).

13.16	Mortgagee's interest, additional perils and political risk insurances
The Security Trustee shall be entitled to effect, maintain and renew:

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(a)     mortgagee's interest marine insurance; and

(b)	prior to any Ship entering into U.S. waters, mortgagee's interest additional perils insurance and/or
(c)     mortgagee's political risks/rights insurance,
in each case, in such amounts (not to exceed 120% of the Loan), on such terms, through such insurers and generally in such manner as the Security Trustee may from time to time consider necessary and the Borrowers and the Guarantor, jointly and severally, shall upon demand fully indemnify the Security Trustee in respect of all premiums and other expenses which are incurred in connection with or with a view to effecting, maintaining or renewing any such insurance or dealing with, or considering, any matter arising out of any such insurances.

13.17	Review of insurance requirements
The Security Trustee may and, on instruction of the Majority Lenders, shall review, at the expense of the Borrowers, the requirements of this Clause 13 from time to time in order to take account of any changes in circumstances after the Effective Date which are, in the reasonable opinion of the Agent or the Majority Lenders, significant and capable of affecting the relevant Security Party or a Ship and its insurance (including, without limitation, changes in the availability or the cost of insurance coverage or the risks to which the relevant Security Party may be subject.)

13.18	Modification of insurance requirements
The Security Trustee shall notify the Borrowers and the Guarantor of any proposed modification under Clause 13.17 to the requirements of this Clause 13 which the Security Trustee may reasonably consider appropriate in the circumstances and such modification shall take effect on and from the date it is notified in writing to the Borrowers and the Guarantor as an amendment to this Clause 13 and shall bind the Borrowers and the Guarantor accordingly.

13.19	Compliance with instructions
The Security Trustee shall be entitled (without prejudice to or limitation of any other rights which it may have or acquire under any Finance Document) to require a Ship to remain at any safe port or to proceed to and remain at any safe port designated by the Security Trustee until the relevant Security Party implements any amendments to the terms of the obligatory insurances and any operational changes required as a result of a notice served under Clause 13.18.

14.	SHIP COVENANTS

14.1	General
From the first Drawdown Date until the Total Commitments have terminated and all amounts payable hereunder have been paid in full, each of the Borrowers and the Guarantor, as the case may be, undertakes with each Creditor Party to comply or cause compliance with the following provisions of this Clause 14 except as the Agent, with the prior written consent of the Majority Lenders (and in the case of Clauses 14.2(c), 14.3(b) and 14.13(f) with the prior written consent of all Lenders and K-Sure), may approve from time to time in writing.

14.2	Ship's name and registration

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Each Borrower shall:

(q)	keep the Ship owned by it registered in its name under the law of an Approved Flag;

(r)	not do, omit to do or allow to be done anything as a result of which such registration might be cancelled or imperiled; and

(s)	not change the name or port of registry on which such Ship was registered when it became subject to a Mortgage.

14.3	Repair and classification
Each Borrower shall keep the Ship owned by it in a good and safe condition and state of repair:

(o)	consistent with first class ship ownership and management practice;

(p)	so as to maintain the highest class for that Ship with the Classification Society, free of overdue recommendations and conditions affecting that Ship's class; and

(q)
so as to comply in all material respects with all laws and regulations applicable to vessels registered under the law of the Approved Flag on which that Ship is registered or to vessels trading to any jurisdiction to which that Ship may trade from time to time, including but not limited to the ISM Code and the ISPS Code.

14.4	Classification Society instructions
Each Borrower shall instruct the Classification Society referred to in Clause 14.3(b) and separately undertake:

(i)
to send to the Security Trustee, following receipt of a written request from the Security Trustee, copies of all original class records held by the Classification Society in relation to that Borrower's Ship;

(j)
to allow the Security Trustee (or its agents), at any time and from time to time, to inspect the original class and related records of that Borrower and the Ship owned by it either (i) electronically (through the Classification Society directly or by way of indirect access via the Relevant Borrower's account manager and designating the Security Trustee as a user or administrator of the system under its account) or (ii) in person at the offices of the Classification Society, and to take copies of them electronically or otherwise;

(k)	following receipt of a written request from the Security Trustee:

(v)
to confirm that that Borrower is not in default of any of its contractual obligations or liabilities to the Classification Society and, without limiting the foregoing, that it has paid in full all fees or other charges due and payable to the Classification Society; or

(vi)
if that Borrower is in default of any of its contractual obligations or liabilities to the Classification Society, to specify to the Security Trustee in reasonable detail the facts and circumstances of such default, the consequences of such default, and any remedy period agreed or allowed by the Classification Society.

14.5	Modification

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No Borrower shall make any modification or repairs to, or replacement of, the Ship owned by it or equipment installed on that Ship which would or is reasonably likely to materially negatively alter the structure, type or performance characteristics of that Ship or materially reduce its value.

14.6	Removal of parts
No Borrower shall remove any material part of the Ship owned by it, or any item of equipment installed on, that Ship unless the part or item so removed is forthwith replaced by a suitable part or item which is in the same condition as or better condition than the part or item removed, is free from any Security Interest or any right in favor of any person other than the Security Trustee and becomes on installation on that Ship, the property of that Borrower and subject to the security constituted by a Mortgage, provided that a Borrower may install and remove equipment owned by a third party if the equipment can be removed without any risk of material damage to the Ship owned by it.

14.7	Surveys
Each Borrower, at its sole expense, shall submit the Ship owned by it regularly to all periodic or other surveys which may be required for classification purposes and, if so required by the Security Trustee, provide the Security Trustee, at that Borrower's sole expense, with copies of all survey reports.

14.8	Inspection
Each Borrower shall permit the Security Trustee (by surveyors or other persons appointed by it for that purpose at the cost of the Borrowers and the Guarantor) to board the Ship owned by it at all reasonable times (but before the occurrence and during the continuance of an Event of Default not more than once per year) to inspect its condition or to satisfy themselves about proposed or executed repairs and shall afford all proper facilities for such inspections. The Security Trustee shall use reasonable efforts to ensure that the operation of that Ship is not adversely affected as a result of such inspections.

14.9	Prevention of and release from arrest
Each Borrower shall promptly discharge:

(e)	all liabilities which give or may give rise to maritime or possessory liens on or claims enforceable against the Ship owned by it, the Earnings or the Insurances;

(f)	all taxes, dues and other amounts charged in respect of the Ship owned by it, the Earnings or the Insurances; and

(g)	all other accounts payable whatsoever in respect of the Ship owned by it, the Earnings or the Insurances, and, forthwith upon (and in any event not more than 90 days after) receiving notice of the arrest of the Ship owned by it, or of its detention in exercise or purported exercise of any lien or claim, that Borrower or the Guarantor shall procure its release by providing bail or otherwise as the circumstances may require.

14.10	Compliance with laws
Each Borrower shall:

(e)	comply, or procure compliance with, all laws or regulations:

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(vii)	relating to its business generally; and

(viii)	relating to the ownership, employment, operation and management of the Ship owned by it, including but not limited to the ISM Code, the ISPS Code, all Environmental Laws and all Sanctions Laws;

(f)
without prejudice to the generality of paragraph (a) above, not employ the Ship owned by it nor allow its employment in any manner contrary to any laws or regulations, including but not limited to the ISM Code, the ISPS Code; all Environmental Laws and all Sanctions Laws; and

(g)
in the event of hostilities in any part of the world (whether war is declared or not), not cause or permit the Ship owned by it to enter or trade to any zone which is declared a war zone by any government or by that Ship's war risks insurers unless the prior written consent of the Security Trustee has been given (after consultation with its insurance advisors) and that Borrower has (at its expense) effected any special, additional or modified insurance cover which the Security Trustee may require.

14.11	Provision of information
Each Borrower shall promptly provide the Security Trustee with any information which it, the KEXIM Guaranteed Loan Agent and/or the K-Sure Agent requests regarding:

(c)	the Ship owned by it, its employment, position and engagements;

(d)	the Earnings and payments and amounts due to that Ship's master and crew;

(e)	any material expenses incurred, or likely to be incurred, in connection with the operation, maintenance or repair of that Ship and any payments made in respect of that Ship;

(f)	any towages and salvages; and

(g)	that Borrower's, the Approved Manager's and that Ship's compliance with the ISM Code and the ISPS Code, and, upon the Security Trustee's request, provide copies of any current charter and charter guarantee relating to that Ship and copies of that Borrower's or the Approved Manager's Document of Compliance.

14.12	Notification of certain events
Each Borrower shall immediately notify the Security Trustee by fax or Email, confirmed forthwith by letter, of:

(a)	any casualty which is or is likely to be or to become a Major Casualty;

(b)	any occurrence as a result of which the Ship owned by it has become or is, by the passing of time or otherwise, likely to become a Total Loss;

(c)	any requirement or condition made by any insurer or classification society or by any competent authority which is not immediately complied with in accordance with its terms;

0103218-0000004 NY:20884372.11	77

(d)
any facts or matters that such Borrower has knowledge of or becomes aware of which may result in or have resulted in any overdue condition of class or recommendation (in each case affecting class), or a change, suspension, discontinuance, withdrawal or expiry of that Ship's class under the rules or terms and conditions of that Borrower's or that Ship's membership of the Classification Society;

(e)	any arrest or detention of the Ship owned by it, any exercise or purported exercise of any Security Interest on that Ship or the Earnings or any requisition of that Ship for hire;

(f)	any intended dry docking of the Ship owned by it;

(g)	any material Environmental Claim made against that Borrower or in connection with the Ship owned by it, or any material Environmental Incident;

(h)	any legal or administrative action taken by any Sanctions Authority against or affecting any Security Party or any Ship;

(i)
any claim for breach of the ISM Code or the ISPS Code being made against that Borrower, the Approved Manager or otherwise in connection with the Ship owned by it which may result in the withdrawal of the Safety Management Certificate, the Document of Compliance or the ISSC applicable to that Ship, the Relevant Borrower or, as the case may be, the Approved Manager; or

(j)	any other matter, event or incident, actual or threatened, the effect of which will or could lead to the ISM Code or the ISPS Code not being complied with;
and that Borrower shall keep the Security Trustee advised in writing on a regular basis and in such detail as the Security Trustee shall require of that Borrower's, the Approved Manager's or any other person's response to any of those events or matters.

14.13	Restrictions on chartering, appointment of managers etc
No Borrower shall:

(h)	let the Ship owned by it on demise charter for any period;

(i)
other than as disclosed to the Agent, enter into any time or consecutive voyage charter in respect of that Ship for a term which exceeds, or which by virtue of any optional extensions may exceed, 12 months;

(j)	enter into any charter in relation to that Ship under which more than two (2) months' hire (or the equivalent) is payable in advance;

(k)	charter that Ship otherwise than on bona fide arm's length terms at the time when that Ship is fixed;

(l)
appoint a manager of that Ship other than the Approved Manager or agree to any alteration to the material terms of the Approved Management Agreement or release an Approved Manager from its obligations thereunder, including with respect to obligations that may be subcontracted by the Approved Manager;

(m)	change the Classification Society; or

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(n)
put that Ship into the possession of any person for the purpose of work being done upon it in an amount exceeding or likely to exceed $2,000,000 (or the equivalent in any other currency) unless that person has first given to the Security Trustee and in terms satisfactory to it a written undertaking not to exercise any Security Interest on that Ship or the Earnings for the cost of such work or for any other reason.

14.14	Copies of Charters; Charter Assignment; Earnings Assignment
Provided that all approvals necessary under Clause 14.13 have been previously obtained, each Borrower shall:

(f)
furnish promptly to the Agent a true and complete copy of any Charter for the Ship owned by it, all other documents related thereto and a true and complete copy of each material amendment or other modification thereof;

(g)
in respect of any such Charter, execute and deliver to the Agent a Charter Assignment and use reasonable commercial efforts to cause the charterer to execute and deliver to the Security Trustee a consent and acknowledgement to such Charter Assignment in the form required thereby; and

(h)
in respect of any contract for the employment of that Ship for a term which is or which by virtue of any optional extensions therein contained would be reasonably likely to be of less than 12 months duration, execute and deliver to the Agent an Earnings Assignment.

14.15	Notice of Mortgage
Each Borrower shall keep the Mortgage registered against the Ship owned by it as a valid first priority or preferred mortgage, carry on board that Ship a certified copy of the Mortgage and place and maintain in a conspicuous place in the navigation room and the Master's cabin of that Ship a framed printed notice stating that such Ship is mortgaged by that Borrower to the Security Trustee.

14.16	Sharing of Earnings
No Borrower shall enter into any agreement or arrangement for the sharing of any Earnings, which, for the avoidance of doubt, does not include Pool Agreements entered into pursuant to Section 11.2(k).

14.17	ISPS Code
Each Borrower shall comply with the ISPS Code and in particular, without limitation, shall:

(c)	procure that the Ship owned by it and the company responsible for that Ship's compliance with the ISPS Code comply with the ISPS Code; and

(d)	maintain for that Ship an ISSC; and

(e)	notify the Agent immediately in writing of any actual or threatened withdrawal, suspension, cancellation or modification of the ISSC.

15.	COLLATERAL MAINTENANCE RATIO

15.1	General

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From the first Drawdown Date until the Total Commitments have terminated and all amounts payable hereunder have been paid in full, each Borrower and the Guarantor undertake with each Creditor Party to comply with the following provisions of this Clause 15 except as the Agent, with the prior written consent of all Lenders, may approve from time to time in writing, such approval not to be unreasonably withheld or delayed.

15.2	Collateral Maintenance Ratio
If, at any time, the Agent notifies the Guarantor that:

(r)	the aggregate Fair Market Value of the Ships; plus

(s)	the net realizable value of any additional Collateral previously provided under this Clause 15, is below 145% of the aggregate of the Loans (such ratio being the "Collateral Maintenance Ratio"), the Borrowers shall comply with the requirements of Clause 15.3.

15.3	Provision of additional Collateral; prepayment
If the Agent serves a notice on the Borrowers under Clause 15.2, the Borrowers shall prepay such part (at least) of the Loans as will in the aggregate eliminate the shortfall on or before the date falling one (1) month after the date on which the Agent's notice is served under Clause 15.2 (the "Prepayment Date") unless at least 10 Business Day before the Prepayment Date it has provided, or ensured that a third party has provided, additional Collateral which, in the opinion of the Majority Lenders, has a net realizable value at least equal to the shortfall and which has been documented in such terms as the Agent may, with the authorization of all Lenders, approve or require (including, without limitation, favorable legal opinions from legal counsel appointed by the Agent in form and substance satisfactory to the Agent and the Majority Lenders).

15.4	Suitability of additional Collateral
Any additional Collateral proposed under Clause 15.3 must be satisfactory to the Majority Lenders (acting reasonably).

15.5	Valuation of additional Collateral
The net realizable value of any additional Collateral which is provided under Clause 15.3 and which consists of a Security Interest over a vessel shall be that shown by a valuation complying with the definition of Fair Market Value. The net realizable value of any additional Collateral which is provided under Clause 15.3 and which consists of cash must be comprised of Dollars and shall be valued at par.

15.6	Valuations binding
Any valuation under Clause 15.3 or 15.5 shall be binding and conclusive as regards the Borrowers and the Guarantor, as shall be any valuation which the Majority Lenders make of any additional Collateral which does not consist of or include a vessel.

15.7	Provision of information
The Guarantor shall promptly provide the Agent and any Approved Broker or other expert acting under Clause 15.5 with any information which the Agent or the Approved Broker or other expert may request for the purposes of the valuation; and, if the Guarantor fails to provide the information by the date

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specified in the request, the valuation may be made on any basis and assumptions which the Approved Broker or the Majority Lenders (or the expert appointed by them) consider prudent.

15.8	Payment of valuation expenses
Without prejudice to the generality of the Borrowers' obligations under Clauses 21.2, 21.3 and 22.3, the Borrowers shall, on demand, pay the Agent the amount of the fees and expenses of any Approved Broker or other expert instructed by the Agent under this Clause 15 and all legal and other expenses incurred by any Creditor Party in connection with any matter arising out of this Clause 15.

15.9	Application of prepayment
Clause 8 shall apply in relation to any prepayment pursuant to Clause 15.3.

16.	GUARANTEE

16.1	Guarantee and indemnity
In order to induce the Lenders to make the Loan to the Borrowers, the Guarantor irrevocably and unconditionally:

(t)
guarantees, as a primary obligor and not merely as a surety, to each Creditor Party, the punctual payment and performance by the Borrowers when due, whether at stated maturity, by acceleration or otherwise, of all Secured Liabilities of the Borrowers, whether for principal, interest, fees, expenses or otherwise (collectively, the "Guaranteed Obligations");

(u)
undertakes with each Creditor Party that whenever the Borrowers do not pay any Guaranteed Obligation when due, the Guarantor shall immediately on demand pay that Guaranteed Obligation as if it were the primary obligor; and

(v)
indemnifies each Creditor Party immediately on demand against any cost, loss or liability suffered or incurred by that Creditor Party (i) if any Guaranteed Obligation is or becomes unenforceable, invalid or illegal or (ii) by operation of law as a consequence of the transactions contemplated by the Finance Documents. The amount of the cost, loss or liability shall be equal to the amount which that Creditor Party would otherwise have been entitled to recover.

16.2	Continuing guarantee
This guarantee:

(l)	is a continuing guarantee;

(m)	constitutes a guarantee of punctual performance and payment and not merely of collection;

(n)
is joint and several with any other guarantee given in respect of the Guaranteed Obligations and shall not in any way be prejudiced by any other guarantee or security now or subsequently held by any Creditor Party in respect of the Guaranteed Obligations;

(o)
shall remain in full force and effect until the later of the termination of the Total Commitments and the payment and performance in full of the Guaranteed Obligations and all other amounts payable hereunder regardless of any intermediate payment or discharge in whole or in part; and

0103218-0000004 NY:20884372.11	81

(p)	shall be binding upon the Guarantor, its successors and permitted assigns.

16.3	Performance of Guaranteed Obligations; obligations pari passu

(f)
The Guarantor agrees that the Guaranteed Obligations will be performed and paid strictly in accordance with the terms of the relevant Finance Document regardless of any law or regulation or order of any court:

(vi)
affecting (A) any term of such Finance Document or the rights of any of the Creditor Parties with respect thereto or (B) any Borrower's ability or obligation to make or render, or right of any Creditor Party to receive, any payments or performance due thereunder; or

(vii)	which might otherwise constitute a defense to, or a legal or equitable discharge of, any Borrower.

(g)	The obligations of the Guarantor under this guarantee shall rank pari passu with all other unsecured obligations of the Guarantor.

16.4	Reinstatement
If any payment of any of the Guaranteed Obligations is rescinded, discharged, avoided or reduced or must otherwise be returned by a Creditor Party or any other person upon the insolvency, bankruptcy or reorganization of a Borrower or any other Security Party or otherwise:

(m)
this guarantee shall continue to be effective or be reinstated, and the liability of the Guarantor hereunder shall continue or be reinstated, as the case may be, as if the payment, discharge, avoidance or reduction had not occurred; and

(n)	each Creditor Party shall be entitled to recover the value or amount of that payment from the Guarantor, as if the payment, discharge, avoidance or reduction had not occurred.

16.5	Liability absolute and unconditional
The obligations of the Guarantor under this Clause 16 shall be irrevocable, absolute and unconditional and shall not be affected by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause 16, and the Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

(c)	any time, waiver or consent granted to, or composition with, any Security Party or other person;

(d)	the release of any other Security Party or any other person under the terms of any composition or arrangement with any creditor of any Security Party;

(e)
the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Security Party or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realize the full value of any security;

(f)
any incapacity or lack of power, authority or legal personality of or dissolution or change in the corporate or company structure or status of a Security Party or any other person (including without limitation any change in the holding of such Security Party's or other person's Equity Interests);

0103218-0000004 NY:20884372.11	82

(g)	any amendment to or replacement of a Finance Document or any other document or security;

(h)	any unenforceability, illegality or invalidity of any obligation of any Security Party or any other person under any Finance Document or any other document or security;

(i)	any bankruptcy, insolvency or similar proceedings; or

(j)	any other circumstance whatsoever that might otherwise constitute a defense available to, or a legal or equitable discharge of, any Security Party.

16.6	Waiver of promptness
The Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of non-performance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this guarantee and any requirement that a Creditor Party protect, secure, perfect or insure any Security Interest or any property subject thereto or exhaust any right or take any action against any Security Party or any other person or entity or any Collateral.

16.7	Waiver of revocation
The Guarantor hereby unconditionally and irrevocably waives any right to revoke this guarantee.

16.8	Waiver of certain defenses
The Guarantor hereby unconditionally and irrevocably waives:

(h)
any defense arising by reason of any claim or defense based upon an election of remedies by a Creditor Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of the Guarantor or other rights of the Guarantor to proceed against a Borrower, any of the other Security Parties, any other guarantor or any other person or entity or any Collateral; and

(i)	any defense based on any right of set-off or counterclaim against or in respect of the obligations of the Guarantor hereunder.

16.9	Waiver of disclosure
The Guarantor hereby unconditionally and irrevocably waives any duty on the part of any Creditor Party to disclose to the Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of a Borrower, any other Security Party or any of their respective subsidiaries now or hereafter known by any Creditor Party.

16.10	Immediate recourse
The Guarantor waives any right it may have of first requiring any Creditor Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from the Guarantor under this Clause 16. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

16.11	Acknowledgment of benefits

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The Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Finance Documents and that the waivers set forth in this Clause 16 are knowingly made in contemplation of such benefits.

16.12	Independent obligations
The obligations of the Guarantor under or in respect of this guarantee are independent of the Guaranteed Obligations or any other obligations of the Borrowers or any other Security Party under or in respect of the Finance Documents, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this guarantee irrespective of whether any action is brought against a Borrower or any other Security Party or whether a Borrower or any other Security Party is joined in any such action or actions.

16.13	Deferral of Guarantor's rights
Until the Guaranteed Obligations have been irrevocably paid and performed in full and unless the Agent otherwise directs, the Guarantor will not exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents:

(a)	to be indemnified by another Security Party;

(b)	to claim any contribution from any other guarantor of any Security Party's obligations under the Finance Documents; and/or

(c)
to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Creditor Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Creditor Party.

16.14	Limitation of liability
Each of the Guarantor and the Creditor Parties hereby confirms that it is its intention that the Guaranteed Obligations not constitute a fraudulent transfer or conveyance for purposes of the United States Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar law. To effectuate the foregoing intention, each of the Guarantor and the Creditor Parties hereby irrevocably agrees that the Guaranteed Obligations guaranteed by the Guarantor shall be limited to such amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of the Guarantor that are relevant under such laws, result in the Guaranteed Obligations of the Guarantor in respect of such maximum amount not constituting a fraudulent transfer or conveyance.

16.15	Reliance of Creditor Parties
Each of the Creditor Parties has entered into this Agreement in reliance upon, among other things, this guarantee.

17.	PAYMENTS AND CALCULATIONS

17.1	Currency and method of payments
All payments to be made by the Lenders or by the Security Parties under a Finance Document shall be made to the Agent or to the Security Trustee, in the case of an amount payable to it:

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(q)	by not later than 11:00 a.m. (New York City time) on the due date;

(r)
in same day Dollar funds settled through the New York Clearing House Interbank Payments System (or in such other Dollar funds and/or settled in such other manner as the Agent shall specify as being customary at the time for the settlement of international transactions of the type contemplated by this Agreement);

(s)	in the case of an amount payable by a Lender to the Agent or by another Security Party to the Agent or any Lender, to the account of the Agent:
To: The Bank of New York, New York
ABA 021000018 or SWIFT: IRVTUS3N
for: DNB Bank ASA, New York Branch
Account Number: 802 600 1499 / Swift : DNBAUS33
FFC: Scorpio Bulkers Inc.
FFC A/C no:27832999
Attn: CSD Loans / Mercedita Goalcantara
or to such other account with such other bank as the Agent may from time to time notify to the Borrowers, the other Security Parties and the other Creditor Parties; and

(t)	in the case of an amount payable to the Security Trustee, to such account as it may from time to time notify to the Borrowers and the other Creditor Parties.

17.2	Payment on non-Business Day
If any payment by a Security Party under a Finance Document would otherwise fall due on a day which is not a Business Day:

(h)	the due date shall be extended to the next succeeding Business Day; or

(i)	if the next succeeding Business Day falls in the next calendar month, the due date shall be brought forward to the immediately preceding Business Day;
and interest shall be payable during any extension under paragraph (a) at the rate payable on the original due date.

17.3	Basis for calculation of periodic payments
All interest and commitment fee and any other payments under any Finance Document which are of an annual or periodic nature shall accrue from day to day and shall be calculated on the basis of the actual number of days elapsed and a 360 day year.

17.4	Distribution of payments to Creditor Parties
Subject to Clauses 17.5, 17.6 and 17.7:

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(k)
any amount received by the Agent under a Finance Document for distribution or remittance to a Lender or the Security Trustee shall be made available by the Agent to that Lender or, as the case may be, the Security Trustee by payment, with funds having the same value as the funds received, to such account as the Lender or the Security Trustee may have notified to the Agent not less than 5 Business Days previously; and

(l)
amounts to be applied in satisfying amounts of a particular category which are due to the Lenders generally shall be distributed by the Agent to each Lender, as applicable, pro rata to the amount in that category which is due to it.

17.5	Permitted deductions by Agent
Notwithstanding any other provision of this Agreement or any other Finance Document, the Agent may, before making an amount available to a Lender, deduct and withhold from that amount any sum which is then due and payable to the Agent from that Lender under any Finance Document or any sum which the Agent is then entitled under any Finance Document to require that Lender to pay on demand.

17.6	Agent only obliged to pay when monies received
Notwithstanding any other provision of this Agreement or any other Finance Document, the Agent shall not be obliged to make available to a Borrower or any Lender any sum which the Agent is expecting to receive for remittance or distribution to a Borrower or that Lender until the Agent has satisfied itself that it has received that sum.

17.7	Refund to Agent of monies not received
If and to the extent that the Agent makes available a sum to a Borrower or a Lender, without first having received that sum, the Borrowers or (as the case may be) the Lender concerned shall, on demand:

(j)	refund the sum in full to the Agent; and

(k)
pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding or other loss, liability or expense incurred by the Agent as a result of making the sum available before receiving it.

17.8	Agent may assume receipt
Clause 17.7 shall not affect any claim which the Agent has under the law of restitution, and applies irrespective of whether the Agent had any form of notice that it had not received the sum which it made available.

17.9	Creditor Party accounts
Each Creditor Party shall maintain accounts showing the amounts owing to it by the Borrowers and each other Security Party under the Finance Documents and all payments in respect of those amounts made by the Borrowers and any other Security Party.

17.10	Agent's memorandum account
The Agent shall maintain a memorandum account showing the amounts advanced by the Lenders and all other sums owing to the Agent, the Security Trustee and each Lender from the Borrowers and each

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other Security Party under the Finance Documents and all payments in respect of those amounts made by the Borrowers and any other Security Party.

17.11	Accounts prima facie evidence
If any accounts maintained under Clauses 17.9 and 17.10 show an amount to be owing by the Borrowers or any other Security Party to a Creditor Party, those accounts shall be prima facie evidence that that amount is owing to that Creditor Party.

18.	APPLICATION OF RECEIPTS

18.1	Normal order of application
Except as any Finance Document may otherwise provide, any sums which are received or recovered by any Creditor Party under or by virtue of any Finance Document shall be applied:

(j)	FIRST: in or towards satisfaction of any amounts then due and payable under the Finance Documents in the following order and proportions:

(ix)
first, in or towards satisfaction of all fees, costs and expenses then due and payable to the Agent, the Security Trustee, the KEXIM Guaranteed Loan Agent and the K-Sure Agent pursuant to the Finance Documents;

(x)
second, in or towards satisfaction pro rata of all amounts then due and payable to the Creditor Parties under the Finance Documents other than those amounts referred to at paragraphs (iii) (iv) and (v) (including, but without limitation, all amounts payable by any Security Party under Clauses 21, 22 and 23 of this Agreement or by the Borrowers or any other Security Party under any corresponding or similar provision in any other Finance Document);

(xi)	third, in or towards satisfaction pro rata of any and all amounts of default interest payable to the Creditor Parties under the Finance Documents;

(xii)	fourth, in or towards satisfaction pro rata of any and all amounts of interest payable to the Creditor Parties under the Finance Documents; and

(xiii)	fifth, in or towards satisfaction pro rata of any and all amounts of principal payable to the Lenders under this Agreement; and

(k)
SECOND: to the extent any remaining sums constitute proceeds recovered from any portion of the Collateral following the occurrence of an Event of Default, to each Lender providing a Commercial Fixed Rate Loan, up to the documented, out of pocket amount (if any) that is necessary to reimburse such Lender for any breakage costs payable by such Lender pursuant to any currency swap entered into by such Lender in connection with the Commercial Fixed Rate Loan; and

(l)	THIRD: any surplus shall be paid to the Borrowers or to any other person appearing to be entitled to it.

18.2	Variation of order of application

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The Agent may, with the authorization of the Lenders and K-Sure, by notice to the Borrowers, the other Security Parties and the other Creditor Parties provide for a different manner of application from that set out in Clause 18.1(a)(ii) through (iv) either as regards a specified sum or sums or as regards sums in a specified category or categories.

18.3	Notice of variation of order of application
The Agent may give notices under Clause 18.2 from time to time; and such a notice may be stated to apply not only to sums which may be received or recovered in the future, but also to any sum which has been received or recovered on or after the third Business Day before the date on which the notice is served.

18.4	Appropriation rights overridden
This Clause 18 and any notice which the Agent gives under Clause 18.2 shall override any right of appropriation possessed, and any appropriation made, by the Borrowers or any other Security Party.

18.5	Application matters related to K-Sure Insurance Policy
Notwithstanding the foregoing provisions of this Clause 18:

(h)	if any K-Sure Lender receives any insurance proceeds under a K-Sure Insurance Policy other than from the Agent, it shall pay such moneys to the Agent;

(i)
notwithstanding the provisions of Clause 18.1, any such moneys shall be applied by the Agent only in accordance with the provisions of paragraph (a) of Clause 18.1 as the case may be, in favour of the K-Sure Lenders, and, for the avoidance of doubt, no such insurance proceeds shall in any circumstances be available to the Borrowers or any other Security Party;

(j)
any unpaid K-Sure Premium and any unpaid fees, costs and expenses of K-Sure shall constitute amounts then due and payable in respect of the K-Sure Loan under the Finance Documents (and any of them) for the purposes of the amounts then due and payable in respect of paragraph (a) of Clause 18.1 as the case may be.

18.6	Application of proceeds under KEXIM Guarantee
Notwithstanding the foregoing provisions of this Clause 18:

(l)	if any KEXIM Guaranteed Lender receives any proceeds under the KEXIM Guarantee other than from the Agent, it shall pay such moneys to the Agent;

(m)
notwithstanding the provisions of Clause 18.1, any such moneys shall be paid by the Agent to the KEXIM Guaranteed Lenders pro rata according to their respective shares of the KEXIM Guaranteed Loan then outstanding, and, for the avoidance of doubt, no such guarantee proceeds shall in any circumstances be available to the Borrowers or any other Security Party;

(n)
any unpaid KEXIM Guarantee Premium and any unpaid fees, costs and expenses of KEXIM shall constitute amounts then due and payable in respect of the KEXIM Guaranteed Loan under the Finance Documents (and any of them) for the purposes of the amounts then due and payable in respect of paragraph (a) of Clause 18.1 as the case may be.

18.7	Payments in excess of pro rata sharing

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(h)
If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, counterclaim or otherwise) in excess of the amount which such Lender would have received if the payment had been received and distributed by the Agent under this Agreement, such Lender shall forthwith purchase from the other Lenders such participation in their respective Contributions as shall be necessary to share the excess payment rateably with each of them, provided that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered.

(i)
The Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this Clause 18.7 may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation.

(j)
Notwithstanding paragraphs (a) and (b) of this Clause 18.7, any Lender which shall have commenced or joined (as a plaintiff) in an action or proceeding in any court to recover sums due to it under any Finance Document and pursuant to a judgment obtained therein or a settlement or compromise of that action or proceeding shall have received any amount, such Lender shall not be required to share any proportion of that amount with a Lender which has the legal right to, but does not, join such action or proceeding or commence and diligently prosecute a separate action or proceeding to enforce its rights in the same or another court.

(k)
Each Lender exercising or contemplating exercising any rights giving rise to a receipt or receiving any payment of the type referred to in this Clause 18.7 or instituting legal proceedings to recover sums owing to it under this Agreement shall, as soon as reasonably practicable thereafter, give notice thereof to the Agent who shall give notice to the other Lenders.

Provided further that Clause 18.7 does not apply to the Commercial Fixed Rate Loan.

19.	APPLICATION OF EARNINGS

19.1	General
From the Effective Date until the Total Commitments have terminated and all amounts payable hereunder have been paid in full, each of the Borrowers and the Guarantor, as the case may be, undertakes with each Creditor Party to comply or cause compliance with the following provisions of this Clause 19 except as the Agent, with the prior written consent of the Majority Lenders, may approve from time to time in writing.

19.2	Payment of Earnings
Each of the Borrowers and the Guarantor, as the case may be, undertakes with each Creditor Party to ensure that subject only to the provisions of any Charter Assignment or Earnings Assignment, all Earnings of each Ship are paid to the relevant Earnings Account.

19.3	Use of proceeds in Earnings Account

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Unless and until an Event of Default or Potential Event of Default occurs, the Earnings of each Ship shall be freely available to each of the Borrowers and the Guarantor.

19.4	Location of accounts
Each of the Borrowers and the Guarantor, as the case may be, shall promptly:

(k)
comply with any requirement of the Agent as to the location or re location of any Earnings Account, and without limiting the foregoing, each of the Borrowers and the Guarantor agree to segregate the Earnings Account from the banking platform on which their other accounts are located or designated; and

(l)
execute any documents which the Agent specifies to create or maintain in favor of the Security Trustee a Security Interest over (and/or rights of set-off, consolidation or other rights in relation to) any Earnings Account.

19.5	Debits for expenses
The Agent shall be entitled (but not obliged) from time to time to debit any Earnings Account without prior notice in order to discharge any amount due and payable under Clause 21 or 22 to a Creditor Party or payment of which any Creditor Party has become entitled to demand under Clause 21 or 22.

19.6	Borrowers' obligations unaffected
The provisions of this Clause 19 do not affect:

(l)	the liability of the Borrowers to make payments of principal and interest on the due dates; or

(m)	any other liability or obligation of the Borrowers or any other Security Party under any Finance Document.

20.	EVENTS OF DEFAULT

20.1	Events of Default
An Event of Default occurs if:

(m)
non-payment: a Borrower or any other Security Party fails to pay when due any sum payable under a Finance Document or under any document relating to a Finance Document, only in the case of sums payable on demand, within 3 Business Days after the date when first demanded, provided that if such failure to pay a sum when due is solely the result of an administrative or technical error, it shall not constitute an Event of Default unless such failure continues unremedied for more than 3 Business Days from the occurrence thereof; or

(n)	breach of certain Clauses: any breach occurs of any of Clauses 8.9, 9.2, 11.2(b), 13 or 15.3; or

(o)
remediable breach: any breach by a Borrower or any other Security Party occurs of any provision of a Finance Document (other than a breach covered by paragraphs (a), (b), (d), (e) or (m) of this Clause 20.1) which, in the opinion of the Majority Lenders, is capable of remedy, and such default continues unremedied 10 days after the earlier of (i) the relevant Security

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Party becoming aware of such breach and (ii) written notice from the Agent requesting action to remedy the same; or

(p)
non-remediable breach: subject to any applicable grace period specified in a Finance Document, any breach by a Borrower or any other Security Party occurs of any provision of a Finance Document (other than a breach falling within paragraphs (a), (b), (c) or (e) of this Clause 20.1); or

(q)
misrepresentation: any representation, warranty or statement made or repeated by, or by an officer or director of, a Borrower or any other Security Party in a Finance Document or in a Drawdown Notice or any other notice or document relating to a Finance Document is untrue or misleading when it is made or repeated; or

(r)
cross-default: an event of default, or an event or circumstance which, with the giving of any notice, the lapse of time or both would constitute an event of default, has occurred on the part of a Security Party under any contract or agreement (other than the Finance Documents) to which such Security Party is a party and the value of which is or exceeds $10,000,000 in the aggregate, and such event of default has not been cured within any applicable grace period;

(s)
Financial Indebtedness: any Financial Indebtedness of a Security Party in excess of $1,000,000 in the aggregate is not paid when due (or if there is a grace period, within such grace period) or, only in the case of sums payable on demand, when first demanded, except for any such Financial Indebtedness which is being contested by such Security Party in good faith and through appropriate proceedings for which adequate reserves in accordance with GAAP have been established and maintained on the books and records of the applicable Security Party, and in a manner that does not involve any risk of sale, forfeiture, loss, confiscation or seizure of a Ship; or

(t)	Insolvency Event: an Insolvency Event occurs with respect to any Security Party; or

(u)
expropriation: all or a material part of the undertakings, assets, rights or revenues of, or shares or other ownership interest in, any Security Party are seized, nationalized, expropriated or compulsorily acquired by or under authority of any government, provided that, in the reasonable opinion of the Agent, such occurrence would adversely affect any Security Party's ability to perform its obligations under the Finance Documents to which it is a party; or

(v)
creditor process: a creditor attaches or takes possession of, or a distress, execution, sequestration or process (each an action) is levied or enforced upon or sued out against, a material part of the undertakings, assets, rights or revenues (the assets) of any Security Party in relation to a claim by such creditor which, in the reasonable opinion of the Majority Lenders, is likely to materially and adversely affect the ability of such Security Party to perform all or any of its obligations under or otherwise to comply with the terms of any Finance Document to which it is a party and such Security Party does not procure that such action is lifted, released or expunged within 30 Business Days of such action being (i) instituted and (ii) notified to such Security Party; or

(w)
judgments: any Borrower or the Guarantor fails (within 5 business days after becoming obliged to do so) to comply with or pay any sum in an amount exceeding $5,000,000 (or the equivalent in any other currencies) due from it under any final judgment or any final order (being one against which there is no right of appeal or if a right of appeal exists the time limit for making such appeal has expired and no appeal has been made or if an appeal has been made such appeal

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has been dismissed) made or given by any court of competent jurisdiction, provided that such event shall not be deemed to constitute an Event of Default if the Relevant Borrower is entitled to insurance cover for the whole of such sum and the relevant insurers have confirmed liability and undertaken to make payment of the whole of such sum in writing to the person(s) entitled to payment and it is likely (in the reasonable opinion of the Majority Lenders) that the insurers will be able to make such payment within 30 days; or

(x)
cessation of business: any Security Party ceases or suspends or threatens to cease or suspend the carrying on of its business, or a part of its business which, in the opinion of the Majority Lenders, is material in the context of this Agreement, except in the case of a sale or a proposed sale of a Ship by a Borrower; or

(y)
Total Loss or Major Casualty: a Ship becomes a Total Loss or suffers a Major Casualty and (i) in the case of a Total Loss, insurance proceeds are not collected or received by the Security Trustee from the underwriters within 180 days of the Total Loss Date; or (ii) in the case of a Major Casualty, that Ship has not been otherwise repaired in a timely and proper manner; or

(z)	unlawfulness: it becomes unlawful or impossible:

(i)	for any Security Party to discharge any liability under a Finance Document or to comply with any other obligation which the Majority Lenders consider material under a Finance Document;

(ii)	for the Agent, the Security Trustee or the Lenders to exercise or enforce any right under, or to enforce any Security Interest created by, a Finance Document; or

(aa)
consents: any consent necessary to enable a Borrower to own, operate or charter the Ship owned by it or to enable a Borrower or any other Security Party to comply with any provision which the Majority Lenders consider material of a Finance Document is not granted, expires without being renewed, is revoked or becomes liable to revocation or any condition of such a consent is not fulfilled; or

(bb)
invalidity: any provision of a Finance Document which the Majority Lenders consider material proves to have been or becomes invalid or unenforceable, or a Security Interest created by a Finance Document proves to have been or becomes invalid or unenforceable or such a Security Interest proves to have ranked after, or loses its priority to, another Security Interest or any other third party claim or interest; or

(cc)	security: the security constituted by a Finance Document is in any way imperiled or in jeopardy; or

(dd)	Material Adverse Effect: an event or series of events occurs which, in the reasonable opinion of all the Lenders, may constitute a Material Adverse Effect; or

(ee)	Restricted Party: any Security Party or any subsidiary of any Security Party or any of their respective directors or officers becomes a Restricted Party; or

(ff)	breach of Manager's Undertaking: any breach by an Approved Manager of a Manager's Undertaking occurs and the Borrower fails to

(i)	replace such Approved Manager with another Approved Manager within 120 days from the earlier of:

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(A)	the date the relevant Security Party becomes aware of such breach; and

(B)	written notice from the Agent requesting action to remedy the same; and/or

(ii)	procure that such replacement Approved Manager has entered into a replacement Manager's Undertaking within 30 days of its appointment as an Approved Manager.

20.2	Actions following an Event of Default
On, or at any time after, the occurrence of an Event of Default:

(f)	the Agent may, and if so instructed by the Majority Lenders, the Agent shall:

(iii)	serve on the Borrowers a notice stating that the Commitments and all other obligations of each Lender to the Borrowers under this Agreement and the other Finance Documents are cancelled; and/or

(iv)
serve on the Borrowers a notice stating that the Loan, together with accrued interest and all other amounts accrued or owing under this Agreement and the other Finance Documents are immediately due and payable or are due and payable on demand, provided that in the case of an Event of Default under Clause 20.1(h), the Loan and all accrued interest and other amounts accrued or owing under this Agreement and the other Finance Documents shall be deemed immediately due and automatically become payable without notice or demand therefor; and/or

(v)
take any other action which, as a result of the Event of Default or any notice served under paragraph (i) or (ii), the Agent and/or the Lenders are entitled to take under any Finance Document or any applicable law; and/or

(g)
the Security Trustee may, and if so instructed by the Agent, acting with the authorization of the Majority Lenders, the Security Trustee shall, take any action which, as a result of the Event of Default or any notice served under paragraph (a)(i) or (ii), the Security Trustee, the Agent and/or the Lenders are entitled to take under any Finance Document or any applicable law to enforce the Security Interests created by this Agreement and any other Finance Document in any manner available to it and in such sequence as the Security Trustee may, in its absolute discretion, determine.

20.3	Termination of Commitments
On the service of a notice under Clause 20.2(a)(i) or, upon an Event of Default under Clause 20.1(h), the Commitments and all other obligations of each Lender to the Borrowers under this Agreement shall be cancelled.

20.4	Acceleration of Loan
On the service of a notice under Clause 20.2(a)(ii) or, upon an Event of Default under Clause 20.1(h), all or, as the case may be, the part of the Loan specified in the notice (if any), together with accrued interest and all other amounts accrued or owing from the Borrowers or any other Security Party under this Agreement and every other Finance Document shall become immediately due and payable or, as the case may be, payable on demand.

20.5	Multiple notices; action without notice

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The Agent may serve notices under Clauses 20.2(a)(i) and (ii) simultaneously or on different dates and it and/or the Security Trustee may take any action referred to in Clause 20.2 if no such notice is served or simultaneously with or at any time after the service of both or either of such notices.

20.6	Notification of Creditor Parties and Security Parties
The Agent shall send to each Lender, the Security Trustee and each Security Party a copy of the text of any notice which the Agent serves on the Borrowers under Clause 20.2. Such notice shall become effective when it is served on the Borrowers, and no failure or delay by the Agent to send a copy or the text of the notice to any other person shall invalidate the notice or provide the Borrowers or any other Security Party with any form of claim or defense.

20.7	Creditor Party rights unimpaired
Nothing in this Clause shall be taken to impair or restrict the exercise of any right given to individual Lenders under a Finance Document or the general law; and, in particular, this Clause is without prejudice to Clause 3.1.

20.8	Exclusion of Creditor Party liability
No Creditor Party, and no receiver or manager appointed by the Security Trustee, shall have any liability to any Security Party:

(i)
for any loss caused by an exercise of rights under, or enforcement of a Security Interest created by, a Finance Document or by any failure or delay to exercise such a right or to enforce such a Security Interest; or

(j)
as mortgagee in possession or otherwise, for any income or principal amount which might have been produced by or realized from any asset comprised in such a Security Interest or for any reduction (however caused) in the value of such an asset, provided that nothing in this Clause 20.8 shall exempt a Creditor Party or a receiver or manager from liability for losses shown to have been caused by the gross negligence or the willful misconduct of such Creditor Party's own officers and employees or (as the case may be) such receiver's or manager's own partners or employees.

21.	FEES AND EXPENSES

21.1	Fees
The Borrowers shall pay to the Agent:

(h)
in respect of the Commercial DNB Loan, during the period from (and including) the Effective Date to the Commercial Loan Maturity Date (payable on the Effective Date and thereafter, in arrears on the last day of each quarter and the Commercial Loan Maturity Date) for the account of the Commercial Lenders, a commitment fee at the rate per annum of 40% of the applicable Margin on the undrawn amount of the total Commercial Loan Commitment, for distribution among the Commercial Lenders pro rata to their Commercial Loan Commitments;

(i)
in respect of the KEXIM Loan, during the period from (and including) the Effective Date to the KEXIM Loan Maturity Date (payable on the Effective Date, and thereafter, in arrears on the last day of each quarter and the KEXIM Loan Maturity Date) for the account of the KEXIM

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Lenders, a commitment fee at the rate per annum of 40% of the applicable Margin on the undrawn amount of the KEXIM Loan Commitments;

(j)
in respect of the K-Sure Loan, during the period from (and including) the Effective Date to the K-Sure Loan Maturity Date (payable on the Effective Date, and thereafter, in arrears on the last day of each quarter and the K-Sure Loan Maturity Date) for the account of the K-Sure Lenders, a commitment fee at the rate per annum of 40% of the applicable Margin on the undrawn amount of the K-Sure Loan Commitments;

(k)
in respect of the Commercial Fixed Rate Loan, during the period from (and including) the Effective Date to the Commercial Loan Maturity Date (payable on the Effective Date, and thereafter, in arrears on the last day of each quarter and the Commercial Loan Maturity Date) for the account of any lender that advanced amounts under the Commercial Fixed Rate Loan, a commitment fee at the rate per annum of 1.20% of the undrawn amount of the Commercial Fixed Rate Loan Commitments;

(l)	fees in the amounts and on the dates set out in the Fee Letters; and

(m)	any other fees as may be payable by the Borrowers.

21.2	K-Sure Premium
Without prejudice to Clause 8.16, the Borrowers:

(m)	agree, and each K-Sure Lender acknowledges and agrees, that:

(iv)	the amounts of any K-Sure Premium will be solely determined by K-Sure; and

(v)	no K-Sure Lender is in any way involved in the calculation or payment (other than as financed in whole or in part pursuant to this Agreement) of any part of any K-Sure Premium;

(n)
agree that their obligation to pay any K-Sure Premium or any part of any K-Sure Premium in accordance with the relevant K-Sure Insurance Policy shall be an absolute and unconditional obligation and, without limitation, shall not be affected by any failure by a Borrower to draw down funds under this Agreement or the prepayment or acceleration of the whole or any part of the Loan;

(o)
acknowledge that they shall pay an amount equivalent to each K-Sure Premium (including default interest under the relevant K-Sure Insurance Policy) to K-Sure on the relevant due date, and no K-Sure Premium will be refundable in whole or in part in any circumstances, unless otherwise provided in the relevant K-Sure Insurance Policy and Clause 8.16;

(p)
agree that if, for any reason whatsoever, any additional fee or premium is or becomes payable to K-Sure in respect of any K-Sure Insurance Policy, the Borrowers shall promptly pay such additional fee or premium in full and the Borrowers shall fully co-operate with the Agent and the K-Sure Agent on their reasonable request to take all steps necessary on the part of the Borrowers to ensure that each K-Sure Insurance Policy remains in full force and effect throughout the Security Period; and

(q)	shall indemnify K-Sure in relation to any out-of-pocket costs or expenses (including reasonable and documented legal fees) suffered or incurred by K-Sure in connection with any transfer to

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K-Sure undertaken pursuant to Clause 27.2 or in connection with any review by K-Sure of or in relation to any Event of Default and/or amendment or supplement to any of the Finance Documents and/or a request for a consent or approval from K-Sure.

21.3	KEXIM Guarantee Premium
The Borrowers:

(o)
agree that their obligation to pay any KEXIM Guarantee Premium or any part of any KEXIM Guarantee Premium in accordance with the KEXIM Guarantee and the relevant Fee Letter shall be an absolute and unconditional obligation and, without limitation, shall not be affected by any failure by a Borrower to draw down funds under this Agreement or the prepayment or acceleration of the whole or any part of the Loan;

(p)
acknowledge that they shall pay an amount equivalent to each KEXIM Guarantee Premium (including default interest under the KEXIM Guarantee) to KEXIM on the relevant due date, and no KEXIM Guarantee Premium will be refundable in whole or in part in any circumstances, unless otherwise provided in the relevant KEXIM Guarantee and Clause 8.17.

21.4	Costs of negotiation, preparation
The Borrowers shall pay to the Agent on its demand the amount of all expenses incurred by the Agent or the Security Trustee in connection with the negotiation, preparation, execution or registration of any Finance Document or any related document or with any transaction contemplated by a Finance Document or a related document, including, without limitation, the reasonable fees and disbursements of a Creditor Party's legal counsel and any local counsel retained by them.

21.5	Costs of variations, amendments, enforcement
The Borrowers shall pay to the Agent, on the Agent's demand, for the account of the Creditor Party concerned (a) the amount of all expenses reasonably incurred by a Creditor Party in connection with:

i.	any amendment or supplement to a Finance Document, or any proposal for such an amendment to be made; or

ii.	any consent or waiver by the Lenders, the Majority Lenders or the Creditor Party concerned under or in connection with a Finance Document, or any request for such a consent or waiver, or
(b) the amount of all expenses incurred by a Creditor Party in connection with:

i.	the valuation of any additional Collateral provided or offered under Clause 15 or any other matter relating to such additional Collateral; or

ii.	any step taken by the Security Trustee or a Lender with a view to the protection, exercise or enforcement of any right or Security Interest created by a Finance Document or for any similar purpose.
There shall be recoverable under paragraph (a)(ii) the full amount of all legal expenses, whether or not such as would be allowed under rules of court or any taxation or other procedure carried out under such rules.

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21.6	Documentary taxes
The Borrowers shall promptly pay any tax payable on or by reference to any Finance Document, and shall, on the Agent's demand, fully indemnify each Creditor Party against any claims, expenses, liabilities and losses resulting from any failure or delay by the Borrowers to pay such a tax.

21.7	Certification of amounts
A notice which is signed by an officer of a Creditor Party, which states that a specified amount, or aggregate amount, is due to that Creditor Party under this Clause 21 and which indicates (without necessarily specifying a detailed breakdown) the matters in respect of which the amount, or aggregate amount, is due shall be prima facie evidence that the amount, or aggregate amount, is due.

22.	INDEMNITIES

22.1	Indemnities regarding borrowing and repayment of Loan
The Borrowers shall fully indemnify the Agent, KEXIM (in its capacity as guarantor), and each Lender on the Agent's demand and the Security Trustee on its demand in respect of all claims, expenses, liabilities and losses which are made or brought against or incurred by that Creditor Party, or which that Creditor Party reasonably and with due diligence estimates that it will incur, as a result of or in connection with:

(r)	the payments detailed in Clause 9.3(b) not being made on the date specified in the relevant Drawdown Notice for any reason other than a default by the Lender claiming the indemnity;

(s)
funding, or making arrangements to fund, its participation in an Advance requested by a Borrower in a Drawdown Notice but not made or funded by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence solely by that Creditor Party);

(t)	the receipt or recovery of all or any part of the Loan or an overdue sum otherwise than on the last day of an Interest Period or other relevant period;

(u)
any failure (for whatever reason) by the Borrowers or any other Security Party to make payment of any amount due under a Finance Document on the due date or, if so payable, on demand (after giving credit for any default interest paid by the Borrowers on the amount concerned under Clause 7); or

(v)	the occurrence of an Event of Default and/or the acceleration of repayment of the Loan under Clause 8 or Clause 20;
It is understood that the indemnities provided in this Clause 22.1 shall not apply to any claim cost or expense which is a tax levied by a taxing authority on the indemnified party (which taxes are subject to indemnity solely as provided in Clause 23 below) but shall apply to any other costs associated with any tax which is not a Non-indemnified Tax.

22.2	Breakage costs
Without limiting its generality, Clause 22.1 covers any claim, expense, liability or loss, including a loss of a prospective profit, incurred by a Lender:

0103218-0000004 NY:20884372.11	97

(q)
in liquidating or employing deposits from third parties acquired or arranged to fund or maintain all or any part of its Contribution and/or any overdue amount (or an aggregate amount which includes its Contribution or any overdue amount); and

(r)
in terminating, or otherwise in connection with, any interest and/or currency swap or any other transaction entered into (whether with another legal entity or with another office or department of the Lender concerned) to hedge any exposure arising under this Agreement or that part which the Lender concerned determines is fairly attributable to this Agreement of the amount of the liabilities, expenses or losses (including losses of prospective profits) incurred by it in terminating, or otherwise in connection with, a number of transactions of which this Agreement is one.

22.3	Miscellaneous indemnities
The Borrowers shall fully indemnify each Creditor Party, K-Sure and their respective directors, officers, employees, counsel, agents, trustees, advisors and attorneys-in-fact severally on their respective demands in respect of all claims, expenses, liabilities and losses which may be made or brought against or incurred by a Creditor Party, K-Sure, in any country, as a result of or in connection with:

(n)
any action taken, or omitted or neglected to be taken, under or in connection with any Finance Document or the K-Sure Insurance Policy by the Agent, the Security Trustee or any other Creditor Party or by any receiver appointed under a Finance Document;

(o)	any other Pertinent Matter,
other than claims, expenses, liabilities and losses which are shown to have been caused by the gross negligence or willful misconduct of the Creditor Party concerned or its directors, officers or employees.
Without prejudice to its generality, this Clause 22.3 covers any claims, expenses, liabilities and losses which arise, or are asserted, under or in connection with any law relating to safety at sea, the ISM Code, the ISPS Code, any Sanctions Law or any Environmental Law.

22.4	Currency indemnity
If any sum due from a Borrower or any other Security Party to a Creditor Party under a Finance Document or under any order or judgment relating to a Finance Document has to be converted from the currency in which the Finance Document provided for the sum to be paid (the "Contractual Currency") into another currency (the "Payment Currency") for the purpose of:

(k)	making or lodging any claim or proof against a Borrower or any other Security Party, whether in its liquidation, any arrangement involving it or otherwise; or

(l)	obtaining an order or judgment from any court or other tribunal; or

(m)	enforcing any such order or judgment,
the Borrowers shall indemnify the Creditor Party concerned against the loss arising when the amount of the payment actually received by that Creditor Party is converted at the available rate of exchange into the Contractual Currency.

0103218-0000004 NY:20884372.11	98

In this Clause 22.4, the "available rate of exchange" means the rate at which the Creditor Party concerned is able at the opening of business (London time) on the Business Day after it receives the sum concerned to purchase the Contractual Currency with the Payment Currency.
This Clause 22.4 creates a separate joint and several liability of the Borrowers which is distinct from its other liabilities under the Finance Documents and which shall not be merged in any judgment or order relating to those other liabilities.

22.5	Certification of amounts
A notice which is signed by an officer of a Creditor Party, which states that a specified amount, or aggregate amount, is due to that Creditor Party under this Clause 22 and which indicates (without necessarily specifying a detailed breakdown) the matters in respect of which the amount, or aggregate amount, is due shall be prima facie evidence that the amount, or aggregate amount, is due.

22.6	Sums deemed due to a Lender
For the purposes of this Clause 22, a sum payable by the Borrowers to the Agent or the Security Trustee for distribution to a Lender shall be treated as a sum due to that Lender.

23.	NO SET-OFF OR TAX DEDUCTION; TAX INDEMNITY; FATCA

23.1	No deductions
All amounts due from a Security Party under a Finance Document shall be paid:

(s)	without any form of set off, cross-claim or condition; and

(t)	free and clear of any tax deduction except a tax deduction which such Security Party is required by law to make.

23.2	Grossing-up for taxes
If a Security Party is required by law to make a tax deduction from any payment:

(p)	such Security Party shall notify the Agent as soon as it becomes aware of the requirement;

(q)	such Security Party shall pay the tax deducted to the appropriate taxation authority promptly, and in any event before any fine or penalty arises; and

(r)
except if the deduction is for collection or payment of a Non-indemnified Tax of a Creditor Party, the amount due in respect of the payment shall be increased by the amount necessary to ensure that each Creditor Party receives and retains (free from any liability relating to the tax deduction) a net amount which, after the tax deduction, is equal to the full amount which it would otherwise have received.

23.3	Evidence of payment of taxes
Within one (1) month after making any tax deduction, the relevant Security Party shall deliver to the Agent documentary evidence satisfactory to the Agent that the tax had been paid to the appropriate taxation authority.

23.4	Tax credits

0103218-0000004 NY:20884372.11	99

If a Creditor Party determines, in its reasonable discretion exercised in good faith that it has actually received or realized for its own account a repayment or credit in respect of tax on account of which the Borrowers have made an increased payment under Clause 23.2, such Creditor Party shall pay to the Relevant Borrower a sum equal to the proportion of the repayment or credit which that Creditor Party, in its reasonable discretion exercised in good faith, allocates to the amount due from the Borrowers in respect of which the Relevant Borrower made the increased payment, provided that:

(o)
nothing in this Clause 23.4 shall oblige a Creditor Party to arrange its tax affairs in any particular manner, to claim any type of relief, credit, allowance or deduction instead of, or in priority to, another or to make any such claim within any particular time;

(p)
nothing in this Clause 23.4 shall oblige a Creditor Party to make a payment which would leave it in a worse position than it would have been in if the Borrowers had not been required to make a tax deduction from a payment; and

(q)
any allocation or determination made by a Creditor Party in its reasonable discretion exercised in good faith under or in connection with this Clause 23.4 shall be conclusive and binding on the Borrowers and the other Creditor Parties.

23.5	Indemnity for taxes
Each of the Borrowers and the Guarantor hereby indemnifies and agrees to hold each Creditor Party harmless from and against all taxes other than Non-indemnified Taxes levied on such Creditor Party (including, without limitation, taxes imposed on any amounts payable under this Clause 23.5) paid or payable by such person, whether or not such taxes or other taxes were correctly or legally asserted. Such indemnification shall be paid within 10 days from the date on which such Creditor Party makes written demand therefor specifying in reasonable detail the nature and amount of such taxes or other taxes.

23.6	Exclusion from indemnity and gross-up for taxes
The Borrowers and the Guarantor shall not be required to indemnify any Creditor Party for a tax pursuant to Clause 23.5, or to pay any additional amounts to any Creditor Party pursuant to Clause 23.2, to the extent that the tax is collected by withholding on payments (a "Withholding") and is levied by a Pertinent Jurisdiction of the payer and:

(d)
the person claiming such indemnity or additional amounts was not an original party to this agreement and under applicable law (after taking into account relevant treaties and assuming that such person has provided all forms it may legally and truthfully provided) on the date such person became a party to this Agreement a Withholding would have been required on such payment, provided that this exclusion shall not apply to the extent such Withholding does not exceed the Withholding that would have been applicable if such payment had been made to the person from whom such person acquired its rights under the Agreement and this exclusion shall not apply to the extent that such Withholding exceeds the amount of Withholding that would have been required under the law in effect on the date such person became a party to this Agreement; or

(e)
the person claiming such indemnity or additional amounts is a Lender who has changed its Lending Office and under applicable law (after taking into account relevant treaties and assuming that such Lender has provided all forms it may legally and truthfully provide) on the date such Lender changed its Lending Office a Withholding would have been required on such

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payment, provided that this exclusion shall not apply to the extent such Withholding does not exceed the Withholding that would have been applicable to such payment if such Lender had not changed its Lending Office and this exclusion shall not apply to the extent that the Withholding exceeds the amount of Withholding that would have been required under the law in effect immediately after such Lender changed its Lending Office; or

(f)
in the case of a Lender, to the extent that Withholding would not have been required on such payment if such Lender has complied with its obligations to deliver certain tax form pursuant to Clause 23.7 below.

23.7	Delivery of tax forms

(a)
In the event that Withholding taxes may be imposed under the laws of any Pertinent Jurisdiction in respect of payments on the Loan or other amounts due under this Agreement and if certain documentation provided by a Lender could reduce or eliminate such Withholding taxes under the laws of such Pertinent Jurisdiction or any treaty to which the Pertinent Jurisdiction is a party, then, upon written request by the Guarantor, a Lender that is entitled to an exemption from, or reduction in the amount of, such Withholding tax shall deliver to the Guarantor (with a copy to the Agent), at the time or times prescribed by applicable law or promptly after receipt of the Guarantor's request, whichever is later, such properly completed and executed documentation requested by the Guarantor, if any, as will permit such payments to be made without withholding or at a reduced rate of withholding; provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender's reasonable judgment such completion, execution or delivery would not materially prejudice the legal or commercial position of such Lender.

(b)	Each Lender shall deliver such forms as required in this Clause 23.7 within 20 days after receipt of a written request therefor from the Agent or Guarantor.

(c)	Notwithstanding any other provision of this Clause 23.7, a Lender shall not be required to deliver any form pursuant to this Clause 23.7 that such Lender is not legally entitled to deliver.

23.8	FATCA information

(f)	Subject to paragraph (c) below, each FATCA Relevant Party shall within 10 Business Days of a reasonable request by another FATCA Relevant Party:

(i)	confirm to that other party whether it is a FATCA Exempt Party or is not a FATCA Exempt Party; and

(ii)
supply to the requesting party (with a copy to all other FATCA Relevant Parties) such other form or forms (including IRS Form W-8 or Form W-9 or any successor or substitute form, as applicable) and any other documentation and other information relating to its status under FATCA (including its applicable "passthru percentage" or other information required under FATCA or other official guidance including intergovernmental agreements) as the requesting party reasonably requests for the purpose of determining whether any payment to such party may be subject to any FATCA Deduction.

(g)
If a FATCA Relevant Party confirms to any other FATCA Relevant Party that it is a FATCA Exempt Party or provides an IRS Form W-8 or W-9 to showing that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that party shall so notify all other FATCA Relevant Parties reasonably promptly.

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(h)
Nothing in this Clause 23.8 shall obligate any FATCA Relevant Party to do anything which would or, in its reasonable opinion, might constitute a breach of any law or regulation, any policy of that party, any fiduciary duty or any duty of confidentiality, or to disclose any confidential information (including, without limitation, its tax returns and calculations); provided that nothing in this paragraph shall excuse any FATCA Relevant Party from providing a true complete and correct IRS Form W-8 or W-9 (or any successor or substitute form where applicable). Any information provided on such IRS Form W-8 or W-9 (or any successor or substitute forms) shall not be treated as confidential information of such party for purposes of this paragraph.

(i)
If a FATCA Relevant Party fails to confirm its status or to supply forms, documentation or other information requested in accordance with the provisions of this agreement or the provided information is insufficient under FATCA, then:

(i)	such party shall be treated as if it were a FATCA Non-Exempt Party; and

(ii)
if that party failed to confirm its applicable passthru percentage then such party shall be treated for the purposes of the Finance Documents (and payments made thereunder) as if its applicable passthru percentage is 100%, until (in each case) such time as the party in question provides sufficient confirmation, forms, documentation or other information to establish the relevant facts.

23.9	FATCA withholding

(d)
A FATCA Relevant Party making a payment to any FATCA Non-Exempt Party shall make such FATCA Deduction as it determines is required by law and shall render payment to the IRS within the time allowed and in the amount required by FATCA.

(e)
If a FATCA Deduction is required to be made by any FATCA Relevant Party to a FATCA Non-Exempt Party, the amount of the payment due from such FATCA Relevant Party shall be reduced by the amount of the FATCA Deduction reasonably determined to be required by such FATCA Relevant Party.

(f)
Each FATCA Relevant Party shall promptly upon becoming aware that a FATCA Deduction is required with respect to any payment owed to it (or that there is any change in the rate or basis of a FATCA Deduction) notify each other FATCA Relevant Party accordingly.

(g)
Within 30 days of making either a FATCA Deduction or any payment required in connection with that FATCA Deduction, the party making such FATCA Deduction shall deliver to the Agent for delivery to the party on account of whom the FATCA Deduction was made evidence reasonably satisfactory to that party that the FATCA Deduction has been made or (as applicable) any appropriate payment paid to the IRS.

(h)
A FATCA Relevant Party who becomes aware that it must make a FATCA Deduction in respect of a payment to another FATCA Relevant Party (or that there is any change in the rate or basis of such FATCA Deduction) shall notify that party and the Agent.

(i)
The Agent shall promptly upon becoming aware that it must make a FATCA Deduction in respect of a payment to a Lender which relates to a payment by a Borrower (or that there is any change in the rate or the basis of such a FATCA Deduction) notify the Borrowers and the relevant Lender.

0103218-0000004 NY:20884372.11	102

(j)
If a FATCA Deduction is made as a result of any Creditor Party failing to be a FATCA Exempt Party, such party shall indemnify each other Creditor Party against any loss, cost or expense to it resulting from such FATCA Deduction.

23.10	FATCA mitigation
Notwithstanding any other provision of this Agreement, if a FATCA Deduction is or will be required to be made by any party under Clause 23.10 in respect of a payment to any FATCA Non-Exempt Lender, the FATCA Non-Exempt Lender may either:

(d)	transfer its entire interest in the Loan to a U.S. branch or Affiliate, or

(e)
nominate one or more transferee lenders who upon becoming a Lender would be a FATCA Exempt Party, by notice in writing to the Agent and the Borrowers specifying the terms of the proposed transfer, and cause such transferee lender(s) to purchase all of the FATCA Non-Exempt Lender's interest in the Loan.

23.11    Benefit of this Clause
K-Sure will have the benefit of a Lender's rights under this Clause 23 to the extent that such Lender's rights under this Clause 23 have been fully or partly and properly assigned, transferred, subrogated or novated to K-Sure, together with any other ancillary rights under the Finance Documents required to give effect to this Clause 23.

24.	ILLEGALITY, ETC

24.1	Illegality
If it becomes unlawful in any applicable jurisdiction for a Lender (the "Notifying Lender") to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Advance:

(s)	the Notifying Lender shall promptly notify the Agent upon becoming aware of that event;

(t)	upon the Agent notifying the Borrowers and the other Creditor Parties, the Commitment of the Notifying Lender will be immediately cancelled; and

(u)
each Borrower shall jointly and severally repay the Notifying Lender's participation in each Advance on the last day of the Interest Period for each Advance occurring after the Agent has notified the Borrowers or, if earlier, the date specified by the Notifying Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law) without premium or penalty.

24.2	Mitigation
If circumstances arise which would result in a notification under Clause 24.1 then, without in any way limiting the obligations of the Borrowers under Clause 24.1, the Notifying Lender shall use reasonable commercial efforts to transfer its obligations, liabilities and rights under this Agreement and the Finance Documents to another office or financial institution not affected by the circumstances but the Notifying Lender shall not be under any obligation to take any such action if, in its opinion, to do would or might:

(n)	have an adverse effect on its business, operations or financial condition; or

0103218-0000004 NY:20884372.11	103

(o)	involve it in any activity which is unlawful or prohibited or any activity that is contrary to, or inconsistent with, any regulation; or

(p)	involve it in any expense (unless indemnified to its satisfaction) or tax disadvantage.

24.3	Limitation of Liability
The Borrowers shall promptly indemnify the Notifying Lender for all costs and expenses reasonably incurred by that Notifying Lender as a result of any action taken by it under Clause 24.2, provided that, the Borrowers have received evidence of the amount of such costs and expenses actually incurred.

25.	INCREASED COSTS

25.1	Increased costs
This Clause 25 applies if a Lender (the "Notifying Lender") notifies the Agent that as a result of:

(q)
the introduction or alteration after the Effective Date of a law or an alteration after the Effective Date in the manner in which a law is interpreted or applied (disregarding any effect which relates to the application to payments under this Agreement of a Non‑Indemnified tax); or

(r)
complying with any regulation (including any which relates to capital adequacy or liquidity controls or which affects the manner in which the Notifying Lender allocates capital resources to its obligations under this Agreement) which is introduced, or altered, or the interpretation or application of which is altered, after the Effective Date;

(s)
any introduction, change, clarification or publication relating to Basel III or CRD IV to the extent such increased costs were not capable of being calculated with sufficient accuracy prior to the Effective Date due to a lack of clarity or detail in Basel III or CRD IV and/or any related information from a banking regulator available as at the Effective Date, the Notifying Lender (or a parent company of it) has incurred or will incur an increased cost.
Notwithstanding anything herein to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act, and all requests, rules, guidelines and directives promulgated thereunder, are deemed to have been introduced or adopted after the date hereof, regardless of the date enacted or adopted.

25.2	Meaning of increased costs
In this Clause 25, "increased costs" means, in relation to a Notifying Lender:

(r)
an actual additional or increased cost incurred as a result of, or in connection with, the Notifying Lender having entered into, or being a party to, this Agreement or having taken an assignment of rights under this Agreement, of funding or maintaining its Commitment or Contribution or performing its obligations under this Agreement, or of having outstanding all or any part of its Contribution or other unpaid sums;

(s)	a reduction in the amount of any payment to the Notifying Lender under this Agreement or in the effective return which such a payment represents to the Notifying Lender or on its capital;

0103218-0000004 NY:20884372.11	104

(t)
an actual additional or increased cost of funding all or maintaining all or any of the advances comprised in a class of advances formed by or including the Notifying Lender's Contribution or (as the case may require) the proportion of that cost attributable to the Contribution; or

(u)	a liability to make a payment, or a return foregone, which is calculated by reference to any amounts received or receivable by the Notifying Lender under this Agreement.
For the purposes of this Clause 25.2 the Notifying Lender shall in good faith allocate or spread costs and/or losses among its assets and liabilities (or any class of its assets and liabilities) on such basis as it considers appropriate.

25.3	Notification to the Borrowers of claim for increased costs
The Agent shall promptly notify the Borrowers and the other Security Parties of the notice which the Agent received from the Notifying Lender under Clause 25.1.

25.4	Payment of increased costs
The Borrowers shall pay to the Agent, on the Agent's demand, for the account of the Notifying Lender the amounts which the Agent from time to time notifies the Borrowers that the Notifying Lender has specified to be necessary to compensate the Notifying Lender for the increased cost.

25.5	Notice of prepayment
If the Borrowers are not willing to continue to compensate the Notifying Lender for the increased cost under Clause 25.4, the Borrowers may give the Agent not less than 14 days' notice of their intention to prepay the Notifying Lender's Contribution at the end of an Interest Period.

25.6	Prepayment; termination of Commitment
A notice under Clause 25.5 shall be irrevocable; the Agent shall promptly notify the Notifying Lender of the Borrowers' notice of intended prepayment; and:

(j)	on the date on which the Agent serves that notice, the Commitment of the Notifying Lender shall be cancelled; and

(k)
on the date specified in its notice of intended prepayment, the Borrowers shall prepay (without premium or penalty) the Notifying Lender's Contribution, together with accrued interest thereon at the applicable rate plus the Margin and the Mandatory Cost (if any).

25.7	Application of prepayment
Clause 8 shall apply in relation to the prepayment.

25.8	Mitigation

(f)
The Notifying Lender shall, in consultation with the Guarantor, take all reasonable steps to mitigate any circumstances which arise and would result in any amount becoming payable under or pursuant to, or cancelled pursuant to or in connection with, Clause 25.1 including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Lending Office; and

0103218-0000004 NY:20884372.11	105

(g)	Paragraph (a) above does not in any way limit the obligations of any Security Party under the Finance Documents.

25.9	Limitation of Liability

(f)
The Borrowers shall promptly indemnify the Notifying Lender for all costs and expenses reasonably incurred by that Notifying Lender as a result of any action taken by it under Clause 25.8, provided that, the Borrowers have received evidence of the amount of such costs and expenses actually incurred; and

(g)	The Notifying Lender shall not be under any obligation to take any action under Clause 25.8 if, in its opinion (acting reasonably), to do would or might:

(i)	have an adverse effect on its business, operations or financial condition; or

(ii)	involve it in any activity which is unlawful or prohibited or any activity that is contrary to, or inconsistent with, any regulation; or

(iii)	involve it in any expense (unless indemnified to its satisfaction) or tax disadvantage.

26.	SET OFF

26.1	Application of credit balances
Upon the occurrence and during the continuance of an Event of Default, each Creditor Party may without prior notice:

(v)
apply any balance (whether or not then due) which at any time stands to the credit of any account in the name of any of the Borrowers or the Guarantor at any office in any country of that Creditor Party in or towards satisfaction of any sum then due from any of the Borrowers or the Guarantor to that Creditor Party under any of the Finance Documents; and

(w)	for that purpose:

(i)	break, or alter the maturity of, all or any part of a deposit of any of the Borrowers or the Guarantor;

(ii)	convert or translate all or any part of a deposit or other credit balance into Dollars; and

(iii)	enter into any other transaction or make any entry with regard to the credit balance which the Creditor Party concerned considers appropriate.

26.2	Existing rights unaffected
No Creditor Party shall be obliged to exercise any of its rights under Clause 26.1; and those rights shall be without prejudice and in addition to any right of set off, combination of accounts, charge, lien or other right or remedy to which a Creditor Party is entitled (whether under the general law or any document).

26.3	Sums deemed due to a Lender
For the purposes of this Clause 26, a sum payable by any of the Borrowers or the Guarantor to the Agent or the Security Trustee for distribution to, or for the account of, a Lender shall be treated as a

0103218-0000004 NY:20884372.11	106

sum due to that Lender; and each Lender's proportion of a sum so payable for distribution to, or for the account of, the Lenders shall be treated as a sum due to such Lender.

26.4	No Security Interest
This Clause 26 gives the Creditor Parties a contractual right of set-off only, and does not create any Security Interest over any credit balance of any of the Borrowers or the Guarantor.

27.	TRANSFERS AND CHANGES TO THE PARTIES

27.1	Transfer by the Borrowers or the Guarantor
Neither the Guarantor nor any of the Borrowers may, without the consent of the Agent, given on the instructions of all Lenders and K-Sure, transfer any of its rights, liabilities or obligations under any Finance Document.

27.2	Transfer by a Lender

(g)
Subject to Clause 27.5 and Clause 27.18, a Lender (the "Transferor Lender") may at any time, without any additional costs to, but with the prior written consent (unless (i) the transfer is to an Affiliate of the Transferor Lender or (ii) in the case of the Commercial Fixed Rate Loan only, the transfer is to KDB KIAMCO Fund or (iii) an Event of Default has occurred and is continuing) of, the (1) the Borrowers; (2) Agent; (3) in relation to the K-Sure Lenders only (the "K-Sure Transferor Lenders"), K-Sure; (4) in relation to the KEXIM Guaranteed Lenders only (the "KEXIM Transferor Lenders"), KEXIM and (5) the Guarantor (such consent not to be unreasonably withheld or delayed and to be deemed granted within 15 Business Days from the day it has been sought unless it has been expressly refused within that period), cause:

(vi)	its rights in respect of all or part of its Contribution; or

(vii)	its obligations in respect of all or part of its Commitment; or

(viii)	a combination of (i) and (ii),
to be (in the case of its rights) transferred to, or (in the case of its obligations) assumed by, another bank or financial institution (a "Transferee Lender") which is (A) regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets including (without limitation) K-Sure or KEXIM, as the case may be and (B) not an Affiliate of the Borrowers by delivering to the Agent a completed certificate in the form set out in Schedule 4 with any modifications approved or required by the Agent (a "Transfer Certificate") executed by the Transferor Lender and the Transferee Lender provided that the amount of the Contribution and/or Commitment of the Lender which is to be transferred shall not be less than $5,000,000 (unless (i) the entirety of the Transferor Lender's Contribution and/or Commitment is less than $5,000,000 in which case the Transferor Lender may transfer the entire amount remaining or (ii) in the case of the Commercial Fixed Rate Loan only, the Transferor Lender may transfer the amount of the Contributions then held by the Transferor Lender).
Notwithstanding the foregoing, any rights and obligations of the Transferor Lender in its capacity as Agent or Security Trustee shall be determined in accordance with Clause 31.

(h)
To the extent that it is required to do so by K-Sure pursuant to the terms of any K-Sure Insurance Policy, the K-Sure Transferor Lender shall cause a transfer to K-Sure in respect of such part of its Commitment or (as the case may be) its portion of the relevant Advance under the K-Sure Loan as is equal to the

0103218-0000004 NY:20884372.11	107

amount simultaneously paid to it by K-Sure under the relevant K-Sure Insurance Policy, provided however that this shall not be construed as depriving any K-Sure Transferor Lender of its rights to recover any part of the Total Commitments, Loan or otherwise of the Secured Liabilities owing to it after receipt of the relevant K-Sure Insurance Policy insurance proceeds.

(i)
For the avoidance of doubt and without prejudice to the generality of the foregoing, in the event that K-Sure pays out in full or in part the insurance proceeds in accordance with the terms of any K-Sure Insurance Policy, then, subject to the terms of the relevant K-Sure Insurance Policy, the following shall apply:

(i)	the obligations of the Security Parties under this Agreement and each of the Finance Documents shall neither be reduced nor affected in any way;

(ii)
K-Sure shall be entitled to the extent of such payment to exercise all rights of the K‑Sure Lenders (whether present or future) against the Security Parties pursuant to this Agreement and the Finance Documents or any relevant laws and/or regulations, as the case may be in respect of the Ships and solely to the extent that these relate to such payment (but without prejudice to the exercise of such rights by the other Creditor Parties) unless and until such insurance proceeds and the interest accrued on them are fully reimbursed to K-Sure; and

(iii)
with respect to the obligations of the Security Parties owed to the Agent and/or the K‑Sure Lenders under the Finance Documents (or any of them), such obligations shall additionally be owed to K-Sure by way of subrogation of the rights of the K-Sure Lenders.

(j)
To the extent that it is required to do so by KEXIM pursuant to the terms of the KEXIM Guarantee, the KEXIM Transferor Lender shall cause a transfer to KEXIM in respect of such part of its Commitment or (as the case may be) its portion of the relevant Advance under the KEXIM Guaranteed Loan as is equal to the amount simultaneously paid to it by KEXIM under the KEXIM Guarantee, provided however that this shall not be construed as depriving any KEXIM Transferor Lender of its rights to recover any part of the Total Commitments, Loan or otherwise of the Secured Liabilities owing to it after receipt of the KEXIM Guarantee insurance proceeds.

(k)
For the avoidance of doubt and without prejudice to the generality of the foregoing, in the event that KEXIM pays out in full or in part the guarantee proceeds in accordance with the terms of the KEXIM Guarantee:

(iii)	the obligations of the Security Parties under this Agreement and each of the Finance Documents shall neither be reduced nor affected in any way;

(iv)
KEXIM shall be entitled to the extent of such payment to exercise all rights of the KEXIM Guaranteed Lenders (whether present or future) against the Security Parties pursuant to this Agreement and the Finance Documents or any relevant laws and/or regulations, as the case may be in respect of the Ships and solely to the extent that these relate to such payment (but without prejudice to the exercise of such rights by the other Creditor Parties) unless and until such insurance proceeds and the interest accrued on them are fully reimbursed to KEXIM; and

(v)
with respect to the obligations of the Security Parties owed to the Agent and/or the KEXIM Guaranteed Lenders under the Finance Documents (or any of them), such obligations shall additionally be owed to KEXIM by way of subrogation of the rights of the KEXIM Guaranteed Lenders.

0103218-0000004 NY:20884372.11	108

27.3	Transfer Certificate, delivery and notification
As soon as reasonably practicable after a Transfer Certificate is delivered to the Agent, it shall (unless it has reason to believe that the Transfer Certificate may be defective):

(d)	sign the Transfer Certificate on behalf of itself, the Borrowers, the other Security Parties, the Security Trustee and each of the other Lenders;

(e)	on behalf of the Transferee Lender, send to the Borrowers and each other Security Party letters or faxes notifying them of the Transfer Certificate and attaching a copy of it;

(f)	send to the Transferee Lender copies of the letters or faxes sent under paragraph (b), but the Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Transferor Lender and the Transferee Lender once it is satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations to the transfer to that Transferee Lender.

27.4	Effective Date of Transfer Certificate
A Transfer Certificate becomes effective on the date, if any, specified in the Transfer Certificate as its effective date, provided that it is signed by the Agent under Clause 27.3 on or before that date.

27.5	No transfer without Transfer Certificate
Except as provided in Clause 27.17, no assignment or transfer of any right or obligation of a Lender under any Finance Document is binding on, or effective in relation to, the Borrowers, any other Security Party, the Agent or the Security Trustee unless it is effected, evidenced or perfected by a Transfer Certificate.

27.6	Lender re-organization; waiver of Transfer Certificate
If a Lender enters into any merger, de-merger or other reorganization as a result of which all its rights or obligations vest in a successor, the Agent may, in its sole discretion, by notice to the successor and the Borrowers and the Security Trustee waive the need for the execution and delivery of a Transfer Certificate and, upon service of the Agent's notice, the successor shall become a Lender with the same Commitment and Contribution as were held by the predecessor Lender.

27.7	Effect of Transfer Certificate
The effect of a Transfer Certificate is as follows:

(h)
to the extent specified in the Transfer Certificate, all rights and interests (present, future or contingent) which the Transferor Lender has under or by virtue of the Finance Documents are assigned to the Transferee Lender absolutely, free of any defects in the Transferor Lender's title and of any rights or equities which the Borrowers or any other Security Party had against the Transferor Lender;

(i)	the Transferor Lender's Commitment is discharged to the extent specified in the Transfer Certificate;

0103218-0000004 NY:20884372.11	109

(j)	the Transferee Lender becomes a Lender with the Contribution previously held by the Transferor Lender and a Commitment of an amount specified in the Transfer Certificate;

(k)
the Transferee Lender becomes bound by all the provisions of the Finance Documents which are applicable to the Lenders generally, including but not limited to those about pro rata sharing and the exclusion of liability on the part of, and the indemnification of, the Agent and the Security Trustee and, to the extent that the Transferee Lender becomes bound by those provisions (other than those relating to exclusion of liability), the Transferor Lender ceases to be bound by them;

(l)
any part of the Loan which the Transferee Lender advances after the Transfer Certificate's effective date ranks in point of priority and security in the same way as it would have ranked had it been advanced by the transferor, assuming that any defects in the transferor's title and any rights or equities of the Borrowers or any other Security Party against the Transferor Lender had not existed;

(m)
the Transferee Lender becomes entitled to all the rights under the Finance Documents which are applicable to the Lenders generally, including but not limited to those relating to the Majority Lenders and those under Clause 5.8 and Clause 21, and to the extent that the Transferee Lender becomes entitled to such rights, the Transferor Lender ceases to be entitled to them; and

(n)
in respect of any breach of a warranty, undertaking, condition or other provision of a Finance Document or any misrepresentation made in or in connection with a Finance Document, the Transferee Lender shall be entitled to recover damages by reference to the loss incurred by it as a result of the breach or misrepresentation, irrespective of whether the original Lender would have incurred a loss of that kind or amount.

The rights and equities of the Borrowers or any other Security Party referred to above include, but are not limited to, any right of set off and any other kind of cross claim.

27.8	Maintenance of register of Lenders
During the Security Period the Agent shall maintain a register in which it shall record the name, Commitment, Contribution and administrative details (including the lending office) from time to time of each Lender holding a Transfer Certificate and the effective date (in accordance with Clause 27.4) of the Transfer Certificate; and the Agent shall make the register available for inspection by any Lender, the Security Trustee and the Borrowers during normal banking hours, subject to receiving at least 3 Business Days' prior notice.

27.9	Reliance on register of Lenders
The entries on that register shall, in the absence of manifest error, be conclusive in determining the identities of the Lenders and the amounts of their Commitments and Contributions and the effective dates of Transfer Certificates and may be relied upon by the Agent and the other parties to the Finance Documents for all purposes relating to the Finance Documents.

27.10	Authorization of Agent to sign Transfer Certificates
The Borrowers, the Guarantor, the Security Trustee and each Lender irrevocably authorize the Agent to sign Transfer Certificates on its behalf.

27.11	Registration fee

0103218-0000004 NY:20884372.11	110

In respect of any Transfer Certificate (unless in the case of the Commercial Fixed Rate Loan only the transfer is to KDB KIAMCO Fund) the Agent shall be entitled to recover a registration fee of $7,500 from the Transferor Lender or (at the Agent's option) the Transferee Lender. For any change of Lending Office involving a change in country and/or tax identification number, the Agent shall be entitled to recover a registration fee of $3,750 from the relevant Lender.

27.12	Sub-participation; subrogation assignment
A Lender may sub-participate all or any part of its rights and/or obligations under or in connection with the Finance Documents without the consent of, or any notice to, the Borrowers, any other Security Party, the Agent or the Security Trustee; and the Lenders may assign, in any manner and terms agreed by the Majority Lenders, the Agent and the Security Trustee, all or any part of those rights to an insurer or surety who has become subrogated to them.

27.13	Disclosure of information
A Lender may disclose any information which the Lender has received in relation to the Borrowers, any other Security Party or their affairs under or in connection with any Finance Document, so long as each such party (in the case of paragraphs (b)- (f) below) agrees to keep such information, which is not already publicly available, confidential, to:

(c)	any private, public or internationally recognized authorities that are entitled to and have requested to obtain such information;

(d)
the Creditor Parties' respective head offices, branches and affiliates and professional advisors, together with any person who has any participation or involvement with the K-Sure Policy or KEXIM Guarantee;

(e)	any other parties to the Finance Documents;

(f)	a rating agency or their professional advisors;

(g)	any person with whom such Creditor Party proposes to enter (or considers entering) into contractual relations in relation to its Commitment or Contribution; and

(h)
any other person regarding the funding, re-financing, transfer, assignment, sale, sub‑participation or operational arrangement or other transaction in relation to its Contribution or its Commitment, including without limitation, for purposes in connection with a securitization or any enforcement, preservation, assignment, transfer, sale or sub-participation of any of such Creditor Parties' rights and obligations.

Where a Lender (the “Processor”) has been supplied by the Borrowers, the Guarantor or any other Security Party with personal data of third party individuals to fulfil its anti-terrorist legislation-related obligations, the Borrowers, the Guarantor and other Security Parties confirm that they have provided such individuals with the information as is required under data protection legislation, which includes but it not limited to, the identity of the Processor, the purpose for processing, how the Processor and/or such individuals might exercise their rights under the legislation and that the Processor as a global corporate may transfer their data to countries that do not offer the same level of protections.
A Lender and its Affiliates will not be precluded in any manner or in any way from providing, arranging or participating in any financing for, providing advisory or other services to third parties in, or acting

0103218-0000004 NY:20884372.11	111

as principal in, transactions which may involve the Borrowers or any other Security Party or any other party; provided that such Lender does not disclose any confidential information in connection therewith.

27.14	Change of lending office
A Lender may change its lending office by giving notice to the Agent and the change shall become effective on the later of:

(a)	the date on which the Agent receives the notice; and

(b)	the date, if any, specified in the notice as the date on which the change will come into effect.

27.15	Notification
On receiving such a notice, the Agent shall notify the Borrowers and the Security Trustee; and, until the Agent receives such a notice, it shall be entitled to assume that a Lender is acting through the lending office of which the Agent last had notice.

27.16	Replacement of Reference Bank
If any Reference Bank ceases to be a Lender or is unable on a continuing basis to supply quotations for the purposes of Clause 5 then, unless the Borrowers, the Agent and the Majority Lenders otherwise agree, the Agent, acting on the instructions of the Majority Lenders, and after consulting the Borrowers, shall appoint another bank (whether or not a Lender) to be a replacement Reference Bank; and, when that appointment comes into effect, the first mentioned Reference Bank's appointment shall cease to be effective.

27.17	Security over Lenders' rights
In addition to the other rights provided to Lenders under this Clause 27, each Lender may without consulting with or obtaining consent from the Borrowers or any other Security Party, at any time charge, assign or otherwise create a Security Interest in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(a)	any charge, assignment or other Security Interest in favour of KEXIM or K-Sure or any security trustee on its behalf (other than assignment pursuant to Clause 28.1(a));

(b)	any charge, assignment or other Security Interest to secure obligations to a federal reserve or central bank; and

(c)
in the case of any Lender which is a fund, any charge, assignment or other Security Interest granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities;

except that no such charge, assignment or Security Interest shall:

(iii)
release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security Interest for the Lender as a party to any of the Finance Documents; or

0103218-0000004 NY:20884372.11	112

(iv)
require any payments to be made by the Borrowers or any other Security Party or grant to any person any more extensive rights than those required to be made or granted to the relevant Lender under the Finance Documents.

27.18	Agent as Lender
Unless an Event of Default has occurred, DNB Capital LLC (as an affiliate of the Agent) may not, without the consent of KEXIM (such consent not to be unreasonably withheld or delayed), transfer its participation in the Commercial Loan if such transfer would result in DNB Capital LLC (as an affiliate of the Agent) holding less than ten percent (10%) of the Commercial Loan outstanding at such time. For the avoidance of doubt, such restriction on transfer is only applicable for transfers of less than one hundred per cent (100%) of DNB Capital LLC's Commitment and not applicable due to amortisation of the Commercial Loan.

28.	K-SURE

28.1	Assignment to K-Sure
Each of the parties agrees that, upon payment in full or in part by K-Sure of all moneys due under a K-Sure Insurance Policy in accordance with the terms of any K-Sure Insurance Policy, provided that, to the extent required under the relevant K-Sure Insurance Policy, this payment has satisfied the Secured Liabilities in full or in part in respect of the relevant Advance under the K-Sure Loan to which such K-Sure Insurance Policy relates:

(l)
each of the K-Sure Lenders shall assign to K-Sure, upon K-Sure's request, its rights to recover against the relevant Borrower and the Guarantor (as applicable) such amount that has been paid by K-Sure, provided that this shall not be construed as depriving any K-Sure Lender of its rights to recover any part of the Total Commitments, the Loan or otherwise of the Secured Liabilities still owing to it after receipt of the relevant K-Sure Insurance Policy insurance proceeds;

(m)
until the assignment referred to in paragraph (a), each of the K-Sure Lenders shall hold in trust for K-Sure any payments made under this Agreement or any of the other Finance Documents and pay or transfer them to K-Sure in accordance with the relevant K-Sure Insurance Policy;

(n)
in the event of an assignment pursuant to paragraph (a), K-Sure shall, upon receipt by the Agent of a duly completed Transfer Certificate in accordance with the provisions of Clause 27, be an assignee and as such shall be entitled to the rights and benefits of the K-Sure Lenders under this Agreement and the other Finance Documents in respect of such payment to the extent of its interest; and

(o)
without prejudice to the indemnity provisions in Clause 22, the Borrowers shall indemnify K-Sure in respect of any withholding taxes, out-of-pocket costs or expenses (including reasonable and documented legal fees) suffered or incurred by K-Sure in connection with the assignment referred to in this Clause 28.1, any payments by the K-Sure Lenders to K-Sure referred to in this Clause 28.1 or in connection with any review by K-Sure of any Event of Default or dispute between the Borrowers and/or any Security Party and the Creditor Parties occurring prior to the assignment referred to in this Clause 28.1,

0103218-0000004 NY:20884372.11	113

provided that nothing in this Clause 28.1 shall be construed as depriving the K-Sure Lenders of any rights they may have against any Borrowers or any other Security Party in respect of the Lenders' rights under Clauses 22 and 25.

28.2	Cooperation with K-Sure; Events of Default

(g)
Each of the K-Sure Agent, the Agent and the Security Trustee shall provide to K-Sure any information which it receives from the Borrowers and any other Security Party pursuant to the Finance Documents, including information regarding the Loan and the Obligors as reasonably requested by K-Sure.

(h)
Each of the K-Sure Agent, the Agent and the Security Trustee agrees that it shall consult with K-Sure wherever reasonably practical prior to issuing a notice pursuant to Clause 20, provided however that K-Sure's consent shall not be required in order for any such notice of default to be issued (other than by K-Sure to the extent required under any K-Sure Insurance Policy).

(i)
Notwithstanding anything to the contrary in any Finance Document, if an Event of Default has occurred and is continuing, the Agent shall put to the vote of the Majority Lenders the question of whether the provisions of the Finance Documents as to the consequences of the occurrence of such Event of Default should apply and/or whether the remedies afforded under Clause 20 of this Agreement should be invoked. Should the Majority Lenders vote in favor of any of actions described in the preceding sentence, the Agent and the Security Trustee shall be entitled to take the necessary steps to enforce the Finance Documents and the Lenders shall agree and execute and otherwise perfect and do all such acts and things necessary for such purpose.

28.3	K-Sure override
Notwithstanding anything to the contrary in this Agreement or any other Finance Document, nothing in this Agreement shall permit or oblige any K-Sure Lender to act (or omit to act) in a manner that is inconsistent with any requirement of K-Sure under or in connection with any K‑Sure Insurance Policy and, in particular:

(l)
each of the K-Sure Lenders shall be authorised to take all such actions as they may deem necessary to ensure that all requirements of K-Sure under or in connection with each of the K-Sure Insurance Policies are complied with; and

(m)
no K-Sure Lender shall be obliged to do anything if, in its opinion (upon consultation with K-Sure), to do so could result in a breach of any requirements of K-Sure under or in connection with a K-Sure Insurance Policy or affect the validity of a K-Sure Insurance Policy.

28.4	Liability for the K-Sure Premiums
The Borrowers shall be responsible and shall bear the cost of the K-Sure Premium of each K‑Sure Insurance Policy and shall pay the relevant K-Sure Premium on the Drawdown Date relating to a Ship.

28.5	K-Sure Insurance Policies

(h)	The Borrowers will not, without the K-Sure Agent's prior written consent, do or omit to do anything which may adversely prejudice the K-Sure Lenders' rights under any K-Sure Insurance Policy.

(i)	The K-Sure Agent and the K-Sure Lenders are responsible for complying with their respective obligations under the terms of each K-Sure Insurance Policy from which each K-Sure Lender benefits.

0103218-0000004 NY:20884372.11	114

28.6	K-Sure Requirements
Each Borrower must execute all such other documents and instruments and do all such other acts and things as the K-Sure Agent, acting on the instructions of K-Sure and/or any Creditor Party may reasonably require:

(o)	in order to comply with, and carry out the transactions contemplated by, the Finance Documents and any documents required to be delivered under the Finance Documents; and

(p)
in order for the beneficiaries under each K-Sure Insurance Policy to comply with and continue to benefit from that K-Sure Insurance Policy or to maintain the effectiveness of that K-Sure Insurance Policy.

28.7	Protection of each K-Sure Insurance Policies
If at any time in the reasonable opinion of the Agent, any provision of a Finance Document contradicts or conflicts (as such conflict relates to the K-Sure Loan) with any provision of a K‑Sure Insurance Policy or K-Sure requires any further action to be taken or documents to be entered into for such K-Sure Insurance Policy to remain in full force and effect, the Borrowers shall take such action as the K-Sure Agent or K-Sure shall reasonably require to remove any contradiction or conflict and to ensure each K-Sure Insurance Policy remain in full force and effect. In addition, the Borrowers shall comply with any instructions given by K-Sure to the K-Sure Agent in relation to each K-Sure Insurance Policy and the transactions contemplated in each K‑Sure Insurance Policy provided that such instructions are in compliance with that K-Sure Insurance Policy.

28.8	Notification

(e)
The Borrowers will deliver a notice to each of the Agent and the K-Sure Agent promptly after they become aware of the occurrence of any political or commercial risk covered by a K-Sure Insurance Policy and will:

(iv)	pay any additional premium payable to K-Sure in relation to the relevant K-Sure Insurance Policy; and

(v)
co-operate with the K-Sure Agent on its reasonable request to take all steps necessary on the part of the Borrowers to ensure that the relevant K-Sure Insurance Policy remain in full force and effect throughout the Security Period which shall include providing the K-Sure Agent with any information, whether or not requested by the K-Sure Agent, relating to any material commercial facts which could result in a Material Adverse Effect.

(f)
In addition, the Borrowers shall promptly supply to the K-Sure Agent copies of all financial or other information reasonably required by the K-Sure Agent to satisfy any request for information made by K-Sure pursuant to a K-Sure Insurance Policy.

(g)
The Borrowers agree that it shall be reasonable for the K-Sure Agent to make a request under this Clause 28 if it is required to do so as a condition of maintaining a K-Sure Insurance Policy in full force and effect.

28.9	Prior consultation with K-Sure
Each Borrower acknowledges that the K-Sure Agent may, under the terms of each K-Sure Insurance Policy be required:

0103218-0000004 NY:20884372.11	115

(a)
to consult with K-Sure, prior to the exercise of certain decisions under the Finance Documents to which that Borrower is a party (including the exercise of such voting rights in relation to any substantial amendment to any Finance Document); and

(b)	to follow certain instructions given by K-Sure.
Each Creditor Party will be deemed to have acted reasonably if it has acted on the instructions of the K-Sure Agent (given by K-Sure to the K-Sure Agent in accordance with the terms of a K-Sure Insurance Policy) in the making of any such decision or the taking or refraining to take any action under any Finance Document to which it is a party.

28.10	Conflict
As between the Security Parties and the K-Sure Lenders, in case of any conflict between the Finance Documents and any K-Sure Insurance Policy, that K-Sure Insurance Policy shall prevail, and to the extent of such conflict or inconsistency, none of the K-Sure Lenders shall assert to K-Sure, the terms of the relevant Finance Documents.

28.11	Demand under K-Sure Insurance Policies
Notwithstanding any other terms as set forth herein and the other Finance Documents, the Agent (or K-Sure Agent, as the case may be) shall only make a written demand to K-Sure under a K-Sure Insurance Policy after the Agent has first (i) made a written demand for payment of the relevant amount of the Secured Liabilities to the Guarantor pursuant to Clause 16 and (ii) initiated the enforcement of all other Security Interests granted to the Creditor Parties by any Obligor.

29.	KEXIM

29.1	Assignment to KEXIM
Each of the parties agrees that, upon payment in full or in part by KEXIM of all moneys due under the KEXIM Guarantee in accordance with the terms of the KEXIM Guarantee, provided that, to the extent required under the KEXIM Guarantee, this payment has satisfied the Secured Liabilities in full or in part in respect of the relevant Advance under the KEXIM Guaranteed Loan to which the KEXIM Guarantee relates:

(j)
each of the KEXIM Guaranteed Lenders shall assign to KEXIM such part of their respective Contributions in respect of that KEXIM Guaranteed Loan and (to the extent that there remain any) of their respective Contributions in respect of that KEXIM Guaranteed Loan as is equal to the amount simultaneously paid to it by KEXIM under the KEXIM Guarantee, provided that this shall not be construed as depriving any KEXIM Lender of its rights to recover any part of the Total Commitments, the Loan or otherwise of the Secured Liabilities still owing to it after receipt of the KEXIM Guarantee proceeds;

(k)
KEXIM shall, upon receipt by the Agent of a duly completed Transfer Certificate in accordance with the provisions of Clause 27, be an assignee and as such shall be entitled to the rights and benefits of the KEXIM Guaranteed Lenders under this Agreement and the other Finance Documents in respect of such payment to the extent of its interest;

(l)
without prejudice to the indemnity provisions in Clause 22, the Borrowers shall indemnify KEXIM in respect of any out-of-pocket costs or expenses (including reasonable and documented legal fees) suffered or incurred by KEXIM in connection with the assignment

0103218-0000004 NY:20884372.11	116

referred to in this Clause 29.1 or in connection with any review by KEXIM of any Event of Default or dispute between the Borrowers and/or any Security Party and the Creditor Parties occurring prior to the assignment referred to in this Clause 29.1; and

(m)
with respect to the obligations of the Borrowers and the Security Parties owed to the Agent and/or the KEXIM Guaranteed Lenders under the Finance Documents, such obligations shall additionally be owed to KEXIM by way of subrogation of the rights of the KEXIM Guaranteed Lenders;

provided that nothing in this Clause 29.1 shall be construed as depriving the KEXIM Guaranteed Lenders of any rights they may have against any Borrowers or any other Security Party in respect of the Lenders' rights under Clauses 22 and 25.

29.2	Cooperation with KEXIM; Events of Default

(n)
Each of the KEXIM Guaranteed Loan Agent, the Agent and the Security Trustee shall provide to KEXIM any information which it receives from the Borrowers and any other Security Party pursuant to the Finance Documents, including information regarding the Loan and the Obligors as reasonably requested by KEXIM.

(o)
Each of the KEXIM Guaranteed Loan Agent, the Agent and the Security Trustee agrees that it shall consult with KEXIM wherever reasonably practical prior to issuing a notice pursuant to Clause 20, provided however that KEXIM's consent shall not be required in order for any such notice of default to be issued (other than by KEXIM to the extent required under the KEXIM Guarantee).

(p)	Notwithstanding anything to the contrary in any Finance Document:

(v)
if an Event of Default has occurred and is continuing, the Agent shall put to the vote of the Majority Lenders and KEXIM the question of whether the provisions of the Finance Documents as to the consequences of the occurrence of such Event of Default should apply and/or whether the remedies afforded under Clause 20 of this Agreement should be invoked. Should the Majority Lenders and KEXIM vote in favor of any of actions described in the preceding sentence, the Agent and the Security Trustee shall be entitled to take the necessary steps to enforce the Finance Documents and the Lenders shall agree and execute and otherwise perfect and do all such acts and things necessary for such purpose;

(vi)
in the event the Majority Lenders' and KEXIM's respective positions are inconsistent, the Agent shall discuss with KEXIM with a view to reaching a mutually agreeable position. Failing agreement between the Agent (acting on behalf of the Majority Lenders) and KEXIM, the Agent and the Security Trustee shall be entitled to act in accordance with the instructions of the Majority Lenders, including in relation to any waiver of an Event of Default and enforcement of remedies related thereto.

29.3	KEXIM override
Notwithstanding anything to the contrary in this Agreement or any other Finance Document, nothing in this Agreement shall permit or oblige any KEXIM Guaranteed Lender to act (or omit to act) in a manner that is inconsistent with any requirement of KEXIM under or in connection with the KEXIM Guarantee and, in particular:

0103218-0000004 NY:20884372.11	117

(k)
each of the KEXIM Guaranteed Lenders shall be authorised to take all such actions as they may deem necessary to ensure that all requirements of KEXIM under or in connection with the KEXIM Guarantee are complied with; and

(l)
no KEXIM Lender shall be obliged to do anything if, in its opinion (upon consultation with KEXIM), to do so could result in a breach of any requirements of KEXIM under or in connection with the KEXIM Guarantee or affect the validity of the KEXIM Guarantee.

29.4	Liability for the KEXIM Guarantee Premiums
The Borrowers shall be responsible and shall bear the cost of the KEXIM Guarantee Premium and shall pay the KEXIM Guarantee Premium on or before the date if this Agreement.

29.5	KEXIM Guarantee

(q)	The Borrowers will not, without KEXIM's prior written consent, do or omit to do anything which may adversely prejudice the KEXIM Guaranteed Lenders' rights under the KEXIM Guarantee.

(r)	The KEXIM Guaranteed Lenders are responsible for complying with the terms of the KEXIM Guarantee from which each KEXIM Guaranteed Lender benefits.

29.6	KEXIM Requirements
Each Borrower must execute all such other documents and instruments and do all such other acts and things as KEXIM and/or any Creditor Party may reasonably require:

(a)	in order to comply with, and carry out the transactions contemplated by, the Finance Documents and any documents required to be delivered under the Finance Documents; and

(b)	in order for the beneficiaries under the KEXIM Guarantee to comply with and continue to benefit from the KEXIM Guarantee or to maintain the effectiveness of the KEXIM Guarantee.

29.7	Protection of each KEXIM Guarantee
If at any time in the reasonable opinion of the Agent, any provision of a Finance Document contradicts or conflicts (as such conflict relates to the KEXIM Guaranteed Loan) with any provision of the KEXIM Guarantee or KEXIM requires any further action to be taken or documents to be entered into for the KEXIM Guarantee to remain in full force and effect, the Borrowers shall take such action as the KEXIM Guaranteed Loan Agent or KEXIM shall require to remove any contradiction or conflict and to ensure that the KEXIM Guarantee remains in full force and effect. In addition, the Borrowers shall comply with any instructions given by KEXIM to the KEXIM Guaranteed Loan Agent in relation to the KEXIM Guarantee and the transactions contemplated in the KEXIM Guarantee provided that such instructions are in compliance with the KEXIM Guarantee.

29.8	Conflict
As between the Security Parties and the KEXIM Lenders, in case of any conflict between the Finance Documents and the KEXIM Guarantee, that KEXIM Guarantee shall prevail, and to the extent of such conflict or inconsistency, none of the KEXIM Guaranteed Lenders shall assert to KEXIM, the terms of the relevant Finance Documents.

29.9	Demand under KEXIM Guarantee

0103218-0000004 NY:20884372.11	118

Notwithstanding any other terms as set forth herein and the other Finance Documents, the KEXIM Guaranteed Loan Agent shall only make a written demand to KEXIM under the KEXIM Guarantee after the Agent has first made a written demand for payment of the relevant amount of the Secured Liabilities to the Guarantor pursuant to Clause 16.

30.	VARIATIONS AND WAIVERS

30.1	Variations, waivers by Majority Lenders
Subject to Clause 30.2, a document shall be effective to vary, waive, suspend or limit any provision of a Finance Document, or any Creditor Party's rights or remedies under such a provision or the general law, only if the document is signed, or specifically agreed to by fax or Email, by the Borrowers, by the Agent on behalf and with the approval of the Majority Lenders, by the Agent and the Security Trustee in their own rights, and, if the document relates to a Finance Document to which a Security Party is party, by that Security Party.

30.2	Variations, waivers requiring agreement of all Lenders
Notwithstanding Clause 30.1, as regards (a) through (k) below, a document shall be effective to vary, waive, suspend or limit any provision of a Finance Document, or any Creditor Party's rights or remedies under such a provision or the general law, only if the document is signed, or specifically agreed to by fax or Email, by the Borrowers, by or on behalf and with the approval of every Lender, by the Agent and the Security Trustee in their own rights, and, if the document relates to a Finance Document to which a Security Party is party, by that Security Party:

(m)	a reduction in the Margin;

(n)	a change to Clause 2.3 or this Clause 30;

(o)	a change to any provision of this Agreement or any other Finance Document relating either directly or indirectly to Sanctions Laws including any defined terms used therein;

(p)	a postponement to the date for, or a reduction in the amount of, any payment of principal, interest, fees or other sum payable under this Agreement;

(q)	an increase in or extension of any Lender's Commitment or an extension of the Maturity Date or an amendment of the definition of "Availability Period";

(r)	a change to the definition of "Majority Lenders";

(s)	any release of, or material variation to, a Security Interest, guarantee, indemnity or subordination arrangement set out in a Finance Document;

(t)
any amendment or waiver if the Agent or a Lender which is a FATCA Non-Exempt Party reasonably believes that it may constitute a "material modification" within the meaning of FATCA that may result (directly or indirectly) in any party to any Finance Document being required to make a FATCA Deduction;

(u)	any other change or matter as regards which this Agreement or another Finance Document expressly provides that each Lender's consent is required;

0103218-0000004 NY:20884372.11	119

(v)	any amendment of or waiver to any provision in any Finance Document providing for the pro rata nature of disbursements by or payments to Lenders; and

(w)	a substitution or replacement of any Security Party.

30.3	Variations, waivers relating to the Servicing Banks
An amendment or waiver that relates to the rights or obligations of the Agent or the Security Trustee or the K-Sure Agent under Clause 33 may not be effected without the consent of the Agent or the Security Trustee or the K-Sure Agent, as applicable.

30.4	Exclusion of other or implied variations
Except for a document which satisfies the requirements of Clauses 30.1, 30.2 or 30.3, no document, and no act, course of conduct, failure or neglect to act, delay or acquiescence on the part of the Creditor Parties or any of them (or any person acting on behalf of any of them) shall result in the Creditor Parties or any of them (or any person acting on behalf of any of them) being taken to have varied, waived, suspended or limited, or being precluded (permanently or temporarily) from enforcing, relying on or exercising:

(s)	a provision of this Agreement or another Finance Document; or

(t)	an Event of Default; or

(u)	a breach by a Borrower or another Security Party of an obligation under a Finance Document or the general law; or

(v)	any right or remedy conferred by any Finance Document or by the general law, and there shall not be implied into any Finance Document any term or condition requiring any such provision to be enforced, or such right or remedy to be exercised, within a certain or reasonable time.

31.	NOTICES

31.1	General
Unless otherwise specifically provided, any notice under or in connection with any Finance Document shall be given by letter, electronic mail (Email) (subject to Clause 31.7) or fax and references in the Finance Documents to written notices, notices in writing and notices signed by particular persons shall be construed accordingly.

31.2	Addresses for communications
A notice by letter, Email or fax shall be sent:
to any Borrower    Scorpio Bulkers Inc.
or the Guarantor:    9, Boulevard Charles III
Monaco, 98000
Attention:     General Counsel
Facsimile:    +377 97 77 8346
Email:     legal@scorpiogroup.net

0103218-0000004 NY:20884372.11	120

with a copy to:    150 East 58th Street
New York, New York 10155
Attention:    Chief Financial Officer
Facsimile:    +212-542-1618
Email:    hbaker@scorpiogroup.net

to a Lender:	At the address below its name in Schedule 1 or (as the case may require) in the relevant Transfer Certificate.

to K-Sure:    K-Sure
Offshore Team, Marine Finance Department
21F, BIFC, #40 Moonhyunkeumyoong-ro
Namgu, Busan, 608-828
Korea

Attention : Han, Jae Ha

Facsimile : 82-(0)51-630-5455
Email : hjh0552@ksure.or.kr

to KEXIM:     38 Eunhaeng-ro Yeongdeungpo-gu
Seoul, Korea 150-996

Attention: Jin Young Lee

Facsimile: +822-051-922-8849
Email: jylee@koreaexim.go.kr
to the Agent:    DNB Bank ASA
DNB Bank ASA, New York Branch
200 Park Avenue
31st Floor
New York
NY 10166
Attention:    Ahelia Singh
Facsimile:    +1 212 681 3900
Email:    ahelia.singh@dnb.no
to the Security Trustee:    DNB Bank ASA,
DNB Bank ASA, New York Branch
200 Park Avenue
31st Floor
New York
NY 10166
Attention:    Ahelia Singh
Facsimile:    +1 212 681 3900

0103218-0000004 NY:20884372.11	121

Email:    ahelia.singh@dnb.no
to the K-Sure Agent:    DNB Bank ASA,
DNB Bank ASA, New York Branch
200 Park Avenue
31st Floor
New York
NY 10166
Attention:    Ahelia Singh
Facsimile:    +1 212 681 3900
Email:    ahelia.singh@dnb.no

to the KEXIM Guaranteed Loan Agent    :    DNB Bank ASA,
DNB Bank ASA, New York Branch
200 Park Avenue
31st Floor
New York
NY 10166
Attention:    Ahelia Singh
Facsimile:    +1 212 681 3900
Email:    ahelia.singh@dnb.no
or to such other address as the relevant party may notify the Agent or, if the relevant party is the Agent or the Security Trustee, the Borrowers, the Lenders and the Security Parties.

31.3	Effective date of notices
Subject to Clauses 31.4 and 31.5:

(w)	a notice which is delivered personally or posted shall be deemed to be served, and shall take effect, at the time when it is delivered;

(x)	a notice which is sent by Email shall be deemed to be served, and shall take effect, at the time when it is actually received in readable form; and

(y)	a notice which is sent by fax shall be deemed to be served, and shall take effect, two (2) hours after its transmission is completed.

31.4	Service outside business hours
However, if under Clause 31.3 a notice would be deemed to be served:

(c)	on a day which is not a business day in the place of receipt; or

(d)	on such a business day, but after 5:00 p.m. local time,

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the notice shall (subject to Clause 31.5) be deemed to be served, and shall take effect, at 9:00 a.m. on the next day which is such a business day.

31.5	Illegible notices
Clauses 31.3 and 31.4 do not apply if the recipient of a notice notifies the sender within one (1) hour after the time at which the notice would otherwise be deemed to be served that the notice has been received in a form which is illegible in a material respect.

31.6	Valid notices
A notice under or in connection with a Finance Document shall not be invalid by reason that its contents or the manner of serving it do not comply with the requirements of this Agreement or, where appropriate, any other Finance Document under which it is served if:

(c)	the failure to serve it in accordance with the requirements of this Agreement or other Finance Document, as the case may be, has not caused any party to suffer any significant loss or prejudice; or

(d)	in the case of incorrect and/or incomplete contents, it should have been reasonably clear to the party on which the notice was served what the correct or missing particulars should have been.

31.7	Electronic communication between the Agent and a Lender
Any communication to be made between the Agent and a Lender under or in connection with the Finance Documents may be made by Email or other electronic means, if the Agent and the relevant Lender:

(h)	agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(i)	notify each other in writing of their Email address and/or any other information required to enable the sending and receipt of information by that means; and

(j)	notify each other of any change to their respective Email addresses or any other such information supplied to them.
Any electronic communication made between the Agent and a Lender will be effective only when actually received in readable form and, in the case of any electronic communication made by a Lender to the Agent, only if it is addressed in such a manner as the Agent shall specify for this purpose.

31.8	English language
Any notice under or in connection with a Finance Document shall be in English.

31.9	Meaning of notice
In this Clause 29, "notice" includes any demand, consent, authorization, approval, instruction, waiver or other communication.

32.	SUPPLEMENTAL

32.1	Rights cumulative, non-exclusive

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The rights and remedies which the Finance Documents give to each Creditor Party are:

(j)	cumulative;

(k)	may be exercised as often as appears expedient; and

(l)	shall not, unless a Finance Document explicitly and specifically states so, be taken to exclude or limit any right or remedy conferred by any law.

32.2	Severability of provisions
If any provision of a Finance Document is or subsequently becomes void, unenforceable or illegal, that shall not affect the validity, enforceability or legality of the other provisions of that Finance Document or of the provisions of any other Finance Document.

32.3	Counterparts
A Finance Document may be executed in any number of counterparts.

32.4	Binding Effect
This Agreement shall become effective on the Effective Date and thereafter shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

32.5	Mandated Lead Arrangers, Bookrunner and Co-Arrangers
None of the persons identified on the cover page or signature pages of this Agreement as a "mandated lead arranger", "bookrunner" or "co-arranger" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such Creditor Parties, those applicable to all Creditor Parties as such. Without limiting the foregoing, none of the Creditor Parties so identified shall have or be deemed to have any fiduciary relationship with any Creditor Party. Each Creditor Party acknowledges that it has not relied, and will not rely, on any of the Creditor Parties so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

33.	THE SERVICING BANKS

33.1	Appointment and Granting

(z)	The Agent
Each of the Lenders appoints and authorizes (with a right of revocation) the Agent to act as its agent hereunder and under any of the other Finance Documents with such powers as are specifically delegated to the Agent by the terms of this Agreement and of any of the other Finance Documents, together with such other powers as are reasonably incidental thereto.

(aa)	The Security Trustee.

(i)
Authorization of Security Trustee. Each of the Lenders and the Agent appoints and authorizes (with a right of revocation) the Security Trustee to act as security trustee hereunder and under the other Finance Documents with such powers as are specifically delegated to the Security Trustee by the terms of this Agreement and such other Finance Documents, together with such other powers as are reasonably incidental thereto.

0103218-0000004 NY:20884372.11	124

(ii)
Granting Clause. To secure the payment of all sums of money from time to time owing to the Lenders under the Finance Documents and the performance of the covenants of the Borrowers and any other Security Party herein and therein contained, and in consideration of the premises and of the covenants herein contained and of the extensions of credit by the Lenders, the Security Trustee does hereby declare that it will hold as such trustee in trust for the benefit of the Lenders and the Agent from and after the execution and delivery thereof, all of its right, title and interest as mortgagee in, to and under the Mortgages and its right, title and interest as assignee and secured party under the other Finance Documents (the right, title and interest of the Security Trustee in and to the property, rights and privileges described above, from and after the execution and delivery thereof, and all property hereafter specifically subjected to the Security Interest of the indenture created hereby and by the Finance Documents by any amendment hereto or thereto are herein collectively called the Estate); TO HAVE AND TO HOLD the Estate unto the Security Trustee and its successors and assigns forever, BUT IN TRUST, NEVERTHELESS, for the equal and proportionate benefit and security of the Lenders and the Agent and their respective successors and assigns without any priority of any one over any other, UPON THE CONDITION that, unless and until an Event of Default under this Agreement shall have occurred and be continuing, the relevant Security Party shall be permitted, to the exclusion of the Security Trustee, to possess and use the Ships. IT IS HEREBY COVENANTED, DECLARED AND AGREED that all property subject or to become subject hereto is to be held, subject to the further covenants, conditions, uses and trusts hereinafter set forth, and each Security Party, for itself and its respective successors and assigns, hereby covenants and agrees to and with the Security Trustee and its successors in said trust, for the equal and proportionate benefit and security of the Lenders and the Agent as hereinafter set forth.

(iii)
Acceptance of Trusts. The Security Trustee hereby accepts the trusts imposed upon it as Security Trustee by this Agreement, and the Security Trustee covenants and agrees to perform the same as herein expressed and agrees to receive and disburse all monies constituting part of the Estate in accordance with the terms hereof.

(bb)	The K-Sure Agent
Each K-Sure Lender appoints and authorizes the K-Sure Agent to act as its agent under and in connection with the Loan Agreement, and the other Finance Documents in relation to each K‑Sure Insurance Policy and all K-Sure Matters, with power to take such actions as:

(i)	are specified under any Finance Document as being for the K-Sure Agent to take on behalf of the K-Sure Lenders insured under the K-Sure Insurance Policy;

(ii)	are specifically delegated to the K-Sure Agent by the terms of the K-Sure Insurance Policy; or

(iii)	are reasonably incidental thereto,
and if expressly authorized in writing by each K-Sure Lender, the K-Sure Agent may execute and deliver on its behalf the K-Sure Insurance Policy and all documents that are necessary or desirable in connection with the K-Sure Insurance Policy, and where the K-Sure Agent has acted in accordance with the express written instructions of the K-Sure Lenders, each K-Sure Lender agrees severally to be bound by the terms and conditions of the K-Sure Insurance Policy as if it had executed and delivered such agreement for and in its own name.
Without limiting the foregoing:

0103218-0000004 NY:20884372.11	125

(A)
each K-Sure Lender authorizes the K-Sure Agent to exercise those rights, powers and discretions which are expressly given to the K-Sure Agent by this Agreement and the other Finance Documents, together with any other reasonably incidental rights, powers and discretions; and

(B)	each K-Sure Lender appoints the K-Sure Agent solely for the purpose of:

I.
providing, revealing and disclosing, such information and details relating to any Security Party, the Finance Documents and the facilities granted pursuant thereto, to K-Sure as K-Sure may require from time to time for the purpose of issuing and administering the K-Sure Insurance Policy; and

II.
making a claim on behalf of the K-Sure Lenders under the K-Sure Insurance Policy and directing payment of the insurance proceeds under the K-Sure Insurance Policy which shall be held by the Security Trustee in trust for the K‑Sure Lenders and for application in accordance with Clause 18 of this Agreement.

33.2	Scope of Duties
None of the Agent, the K-Sure Agent or the Security Trustee (which terms as used in this sentence and in Clause 33.5 hereof shall include reference to their respective affiliates and their own respective and their respective affiliates' officers, directors, employees, agents and attorneys-in-fact):

(e)
shall have any duties or responsibilities except those expressly set forth in this Agreement and in any of the Finance Documents, and shall not by reason of this Agreement or any of the Finance Documents be (except, with respect to the Security Trustee, as specifically stated to the contrary in this Agreement) a trustee for a Lender;

(f)
shall be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement or in any of the Finance Documents, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any of the other Finance Documents, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any of the other Finance Documents or any other document referred to or provided for herein or therein or for any failure by a Security Party or any other person to perform any of its obligations hereunder or thereunder or for the location, condition or value of any property covered by any Security Interest under any of the Finance Documents or for the creation, perfection or priority of any such Security Interest;

(g)
shall be required to initiate or conduct any litigation or collection proceedings hereunder or under any of the Finance Documents unless expressly instructed to do so in writing by the Majority Lenders; or

(h)
shall be responsible for any action taken or omitted to be taken by it hereunder or under any of the Finance Documents or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct. Each of the Security Trustee, K-Sure Agent and the Agent may employ agents and attorneys-in-fact and none of the Security Trustee, K-Sure Agent or the Agent shall be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. Each of the Security Trustee, K-Sure Agent and the Agent may deem and treat the payee of a Loan Note as the holder thereof (unless such Loan Note is held by the Agent) for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent, together with the written consent of the Borrowers

0103218-0000004 NY:20884372.11	126

(other than in the case of a transfer to an Affiliate of the Transferor Lender) to such assignment or transfer.

33.3	Reliance
Each of the Security Trustee, K-Sure Agent and the Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, facsimile, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper person or persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Security Trustee or the Agent, as the case may be. As to any matters not expressly provided for by this Agreement or any of the other Finance Documents, each of the Security Trustee, K-Sure Agent and the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions signed by the Majority Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

33.4	Knowledge
None of the Security Trustee, K-Sure Agent or the Agent shall be deemed to have knowledge or notice of the occurrence of a Potential Event of Default or Event of Default (other than, in the case of the Agent, actual knowledge of the non payment of principal of or interest on the Loan) unless each of the Security Trustee, K-Sure Agent and the Agent has received notice from a Lender or the Borrowers specifying such Potential Event of Default or Event of Default and stating that such notice is a "Notice of Default". If the Agent receives such a notice of the occurrence of such Potential Event of Default or Event of Default, the Agent shall give prompt notice thereof to the Security Trustee and the Lenders (and shall give each Lender prompt notice of each such non payment). Subject to Clause 31.8 hereof, the Security Trustee and the Agent shall take such action with respect to such Potential Event of Default or Event of Default or other event as shall be directed by the Majority Lenders, except that, unless and until the Security Trustee and the Agent shall have received such directions, each of the Security Trustee and the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Potential Event of Default or Event of Default or other event as it shall deem advisable in the best interest of the Lenders.

33.5	Security Trustee and Agent as Lenders
Each of the Security Trustee, K-Sure Agent and the Agent (and any successor acting as Security Trustee, K-Sure Agent or Agent, as the case may be) in its individual capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Security Trustee, K-Sure Agent or the Agent, as the case may be, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include each of the Security Trustee and the Agent in their respective individual capacities. Each of the Security Trustee, K-Sure Agent and the Agent (and any successor acting as Security Trustee, K-Sure Agent and Agent, as the case may be) and their respective affiliates may (without having to account therefor to a Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Guarantor and any of its subsidiaries or affiliates as if it were not acting as the Security Trustee, K-Sure Agent or the Agent, as the case may be, and each of the Security Trustee, K‑Sure Agent and the Agent and their respective affiliates may accept fees and other consideration from the Guarantor for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

33.6	Indemnification of Security Trustee, K-Sure Agent and Agent

0103218-0000004 NY:20884372.11	127

The Lenders severally agree, ratably in accordance with their Proportionate Shares, to indemnify each of the Agent, K-Sure Agent and the Security Trustee (to the extent not reimbursed under other provisions of this Agreement, but without limiting the obligations of the Borrowers under said other provisions) for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Security Trustee, K-Sure Agent or the Agent in any way relating to or arising out of this Agreement or any of the other Finance Documents or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby (including, without limitation, the costs and expenses which the Borrowers are to pay hereunder, but excluding normal administrative costs and expenses incidental to the performance of their respective agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, except that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

33.7	Reliance on Security Trustee or Agent
Each Lender agrees that it has, independently and without reliance on the Security Trustee, the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrowers and decision to enter into this Agreement and that it will, independently and without reliance upon the Security Trustee, the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the Finance Documents. None of the Security Trustee or the Agent shall be required to keep itself informed as to the performance or observance by the Borrowers or the Guarantor of this Agreement or any of the Finance Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of any Borrower or the Guarantor. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Security Trustee, K-Sure Agent or the Agent hereunder, none of the Security Trustee, K-Sure Agent or the Agent shall have any duty or responsibility to provide a Lender with any credit or other information concerning the affairs, financial condition or business of any Borrower, the Guarantor or any subsidiaries or affiliates thereof which may come into the possession of the Security Trustee, K-Sure Agent the Agent or any of their respective affiliates.

33.8	Actions by Security Trustee
K-Sure Agent and Agent. Except for action expressly required of the Security Trustee, K-Sure Agent or the Agent hereunder and under the other Finance Documents, each of the Security Trustee, K-Sure Agent and the Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from the Lenders of their indemnification obligations under Clause 33.6 against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

33.9	Resignation and Removal
Subject to the appointment and acceptance of a successor Security Trustee, K-Sure Agent or Agent (as the case may be) as provided below, each of the Security Trustee, K-Sure Agent and the Agent may resign at any time by giving notice thereof to the Lenders and the Borrowers, and the Security Trustee, K-Sure Agent or the Agent may be removed at any time with or without cause by the Majority Lenders by giving notice thereof to the Agent, K-Sure Agent, the Security Trustee, the Lenders and the Borrowers. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Security Trustee, K-Sure Agent or Agent, as the case may be. If no successor Security Trustee, K-Sure

0103218-0000004 NY:20884372.11	128

Agent or Agent, as the case may be, shall have been so appointed by the Lenders or, if appointed, shall not have accepted such appointment within 30 days after the retiring Security Trustee's, K-Sure Agent or Agent's, as the case may be, giving of notice of resignation or the Majority Lenders' removal of the retiring Security Trustee or Agent, as the case may be, then the retiring Security Trustee, K-Sure Agent or Agent, as the case may be, may, on behalf of the Lenders, appoint a successor Security Trustee, K-Sure Agent or Agent. Upon the acceptance of any appointment as Security Trustee, K-Sure Agent or Agent hereunder by a successor Security Trustee, K-Sure Agent or Agent, such successor Security Trustee, K-Sure Agent or Agent, as the case may be, shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Security Trustee, K-Sure Agent or Agent, as the case may be, and the retiring Security Trustee or Agent shall be discharged from its duties and obligations hereunder. After any retiring Security Trustee or Agent's resignation or removal hereunder as Security Trustee, K-Sure Agent or Agent, as the case may be, the provisions of this Clause 33 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Security Trustee, K-Sure Agent or the Agent, as the case may be.

33.10	Release of Collateral
Without the prior written consent of all Lenders none of the Security Trustee, K-Sure Agent or the Agent will release any Collateral or otherwise terminate any Security Interest under this Agreement, except that no such consent is required, and each of the Security Trustee, K-Sure Agent and the Agent is authorized, to release any Security Interest covering property if the Secured Liabilities have been irrevocably and unconditionally paid and performed in full or which is the subject of a disposition of property permitted hereunder or to which the Lenders have consented.

34.	LAW AND JURISDICTION

34.1	Governing law
THIS AGREEMENT AND THE OTHER FINANCE DOCUMENTS (EXCEPT AS OTHERWISE PROVIDED IN A FINANCE DOCUMENT) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICT OF LAW PRINCIPLES.

34.2	Consent to Jurisdiction

(h)
Each of the Borrowers and the Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York County, and any appellate court thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Finance Documents to which such Security Party is a party or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State Court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(i)
Nothing in this Clause 32.2 shall affect the right of a Creditor Party to bring any action or proceeding against a Security Party or its property in the courts of any other jurisdictions where such action or proceeding may be heard.

0103218-0000004 NY:20884372.11	129

(j)	Each of the Borrowers and the Guarantor hereby irrevocably and unconditionally waives to the fullest extent it may legally and effectively do so:

(i)
any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Finance Document to which it is a party in any New York State or Federal court and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court; and

(ii)
any immunity from suit, the jurisdiction of any court in which judicial proceedings may at any time be commenced with respect to this Agreement or any other Finance Document or from any legal process with respect to itself or its property (including without limitation attachment prior to judgment, attachment in aid of execution of judgment, set-off, execution of a judgment or any other legal process), and to the extent that in any such jurisdiction there may be attributed to such person such an immunity (whether or not claimed), such person hereby irrevocably agrees not to claim such immunity.

(k)
Each of the Borrowers and the Guarantor hereby agrees to appoint Seward & Kissel LLP, with offices currently located at One Battery Park Plaza, New York, New York 10004, Attention: Michael Timpone, as its designated agent for service of process for any action or proceeding arising out of or relating to this Agreement or any other Finance Document. Each of the Borrowers and the Guarantor also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to its address specified in Clause 31.2. Each of the Borrowers and the Guarantor also agrees that service of process may be made on it by any other method of service provided for under the applicable laws in effect in the State of New York.

34.3	Creditor Party rights unaffected
Nothing in this Clause 34 shall exclude or limit any right which any Creditor Party may have (whether under the law of any country, an international convention or otherwise) with regard to the bringing of proceedings, the service of process, the recognition or enforcement of a judgment or any similar or related matter in any jurisdiction.

34.4	Waiver of punitive damages
Each of the Borrowers and the Guarantor waives, to the maximum extent not prohibited by law, any right it may have to claim or recover any special, exemplary, punitive or consequential damages in any action or proceeding arising out of or relating to this Agreement or any of the other Finance Documents to which such Security Party is a party.

34.5	Meaning of proceedings
In this Clause 34, proceedings means proceedings of any kind, including an application for a provisional or protective measure.

35.	WAIVER OF JURY TRIAL

35.1	WAIVER
EACH OF THE BORROWERS, THE GUARANTOR AND THE CREDITOR PARTIES MUTUALLY AND IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

0103218-0000004 NY:20884372.11	130

36.	PATRIOT ACT NOTICE

36.1	PATRIOT Act Notice
Each of the Agent and the Lenders hereby notifies the Borrowers and the Guarantor that pursuant to the requirements of the PATRIOT Act and the policies and practices of the Agent and each Lender, the Agent and each of the Lenders is required to obtain, verify and record certain information and documentation that identifies each Security Party, which information includes the name and address of each Security Party and such other information that will allow the Agent and each of the Lenders to identify each Security Party in accordance with the PATRIOT Act. Each Security Party agrees that it will provide the Agent and each of the Lenders with such information as they may request in order for the Agent and each of the Lenders to satisfy the requirements of the Patriot Act.
WHEREFORE, the parties hereto have caused this Loan Agreement to be executed as of the date first above written.

0103218-0000004 NY:20884372.11	131

Schedule 1
[       ]

0103218-0000004 NY:20884372.11	132

PART 1
KEXIM LENDERS AND KEXIM LOAN COMMITMENTS

Lender	Lending Office	Commitment
KEXIM Direct Loan
The Export-Import Bank of Korea	38 Eunhaeng-ro, Yeongdeungpo-gu, Seoul 150-996, Korea	$85,000,000
KEXIM Guaranteed Loan
Korea Exchange Bank, Hong Kong Branch	32/F., Far East Finance Centre, 16 Harcourt Road, Admiralty, Hong Kong, Hong Kong	$30,000,000
Woori Global Markets Asia Limited	Rooms 1905-1908, 19th Floor, Gloucester Tower, The Landmark, 15 Queen’s Road, Central, Hong Kong	$30,000,000
Shinhan Asia Limited	Units 7704, 77/F., International Commerce Centre, No. 1 Austin Road West, Kowloon, Hong Kong	$12,000,000
KEXIM Asia Limited	Unit 1805&07, 18/F, Central Plaza, 18 Harbour Road, Wanchai, Hong Kong	$3,000,000
Subtotal:		$75,000,000

0103218-0000004 NY:20884372.11	133

PART 2
K-SURE LENDERS AND K-SURE LOAN COMMITMENTS

Lender	Lending Office	Commitment
K-Sure 95% Policy Loan
PIMCO Funds: Private Account Portfolio Series Long Duration Corporate Bond Portfolio	c/o Pacific Investment Management Co., 840 Newport Center Dr., Newport Beach, CA 92660	$11,300,000
PIMCO Funds: PIMCO Investment Grade Corporate Bond Fund	c/o Pacific Investment Management Co., 840 Newport Center Dr., Newport Beach, CA 92660	$3,300,000
PIMCO Funds: PIMCO Long-Term Credit Fund	c/o Pacific Investment Management Co., 840 Newport Center Dr., Newport Beach, CA 92660	$2,400,000
PIMCO Funds: PIMCO Total Return Fund	c/o Pacific Investment Management Co., 840 Newport Center Dr., Newport Beach, CA 92660	$33,000,000
Bank of America, National Association	555 California Street, CA5-705-04-01, San Francisco, CA 94104 USA	$20,000,000
Mega International Commercial Bank Co., Ltd., Offshore Banking Branch	10th Floor No. 100 Chi Lin Road, 104 Taipei, Taiwan, R.O.C.	$10,000,000
K-Sure 100% Policy Loan
KEB LA Financial Corp.	777 S. Figueroa St. Suite 3000, Los Angeles, CA 90017	$20,000,000
Kookmin Bank	84, Namdaemun-Ro, Jung-Gu, Seoul, Republic of Korea, (100-845)	$20,000,000
NongHyup Bank	120, Tongil-Ro, Jung-Gu, Seoul, Korea, 100-707	$20,000,000
Woori Bank	51 Sogong-ro, Jung-gu, Seoul, Republic of Korea, 100-792	$20,000,000

0103218-0000004 NY:20884372.11	134

PART 3
COMMERCIAL LENDERS AND COMMERCIAL LOAN COMMITMENT

Lender	Lending Office	Maximum Commitment
Woori Bank acting through Woori Bank Gongduk-Dong Financial Center	119 Mapodae-ro, Mapo-gu Seoul, Republic of Korea, 121-720	$75,000,000
DNB Capital LLC	200 Park Avenue, 31st Floor, New York, NY 10166	$16,264,000

0103218-0000004 NY:20884372.11	135

SCHEDULE 2
DRAWDOWN NOTICE
To:    DNB Bank ASA, New York Branch as Agent
[           ]
[Date]
DRAWDOWN NOTICE
We refer to the loan agreement dated as of January 15, 2015 (the Loan Agreement) among ourselves, as a Borrower, the Guarantor referred to therein, the Lenders referred to therein, the Mandated Lead Arrangers referred to therein, the Bookrunner referred to therein and yourselves as Agent and as Security Trustee in connection with loan facilities of up to $411,264,000 in aggregate. Terms defined in the Loan Agreement have their defined meanings when used in this Drawdown Notice.
We request to borrow Advances under the Commercial Loan Facility, the KEXIM Loan Facility and the K-Sure Loan Facility as follows:

(a)	Aggregate Amount: US$[●];

(b)	Drawdown Date: [●];

(c)	Delivery Date: [●]; and

(d)	Payment instructions:
[●]
We represent and warrant that:

(i)	no Event of Default or Potential Event of Default has occurred or would result from the borrowing of the Advance;

(ii)
the representations and warranties in Clause 10 and those of the Borrowers or any other Security Party which are set out in the other Finance Documents are true and not misleading as of the date of this Drawdown Notice and will be true and not misleading as of the Drawdown Date, in each case with reference to the circumstances then existing;

(iii)	there has been no Material Adverse Effect since June 30, 2014;

(iv)
neither the Borrowers nor any of its subsidiaries or Affiliates has launched any other facilities or debt transactions into the international capital markets either publicly or privately which might prejudice either the successful and timely syndication or performance of the loan facility contemplated by this Agreement; and

(v)
if the Collateral Maintenance Ratio were applied immediately following the making of the Advance, the Borrowers would not be required to provide additional Collateral or prepay part of the Loan under Clause 15.

This notice cannot be revoked or varied without the prior consent of the Majority Lenders.

0103218-0000004 NY:20884372.11	136

[We authorize you to deduct the outstanding fees and expenses referred to in Clause 21 from the amount of the Advance.]

Name
Title
for and on behalf of
[NAME OF EACH BORROWER]

Agreed and Acknowledged by

Name
Title
for and on behalf of
[SCORPIO BULKERS INC.]

0103218-0000004 NY:20884372.11	137

SCHEDULE 3
CONDITION PRECEDENT DOCUMENTS

0103218-0000004 NY:20884372.11	138

PART 1
CONDITIONS PRECEDENT TO SERVICE OF A DRAWDOWN NOTICE
The following are the documents referred to in Clause 9.1(a)(i):

(a)	A duly executed original of this Agreement.

(b)
A copy of each Approved Acquisition Contract (and all addenda and supplements thereto), in form and substance acceptable to the Agent and certified as of a date reasonably near the date of the Drawdown Notice by an officer of the Guarantor or Borrower party thereto as being a true and correct copy thereof.

(c)
If applicable, a copy of each Charter (and all addenda and supplements thereto), in form and substance acceptable to the Agent and certified as of a date reasonably near the date of the Drawdown Notice by an officer of the Guarantor or Borrower party thereto as being a true and correct copy thereof.

(d)
Copies of certificates dated as of a date reasonably near the date of the Drawdown Notice, certifying that each of the Security Parties is duly incorporated or formed and in good standing under the laws of its jurisdiction of incorporation or formation.

(e)
Copies of the constitutional documents and each amendment thereto of each of the Security Parties, certified as of a date reasonably near the date of the Drawdown Notice by an officer of such party as being a true and correct copy thereof.

(f)
Copies of the resolutions of the directors (or equivalent governing body) and, where applicable, the shareholders (or equivalent equity holders), of each of the Security Parties authorizing the execution of each of the Finance Documents to which that Security Party is a party and, in the case of the Borrowers, authorizing an officer or an attorney-in-fact of such Borrower to give the Drawdown Notice and other notices required under the Finance Documents, in each case certified as of a date reasonably near the date of the Drawdown Notice by an officer of such party as being a true and correct copy thereof,

(g)
An incumbency certificate in respect of the officers and directors (or equivalent) of each of the Security Parties (including, without limitation, solvency certification) and signature samples of any signatories to any Finance Document.

(h)	The original or a certified copy (by an officer of the relevant Security Party) of any power of attorney under which any Finance Document is executed on behalf of a Security Party.

(i)
Copies of all consents which a Security Party requires to enter into, or make any payment under, any Finance Document, each certified as of a date reasonably near the date of the Drawdown Notice by an officer of such party as being a true and correct copy thereof, or certification by such officer that no such consents are required.

(j)	Certification by the Guarantor that:

(i)
no judgment, order, injunction or other restraint exists prohibiting or imposing materially adverse conditions upon the transactions contemplated by this Agreement or any of the other Finance Documents;

(ii)	no litigation by any entity (private or governmental) is pending or threatened with respect to this Agreement or any document to be executed in connection therewith; and

0103218-0000004 NY:20884372.11	139

(iii)	after giving effect to the transactions contemplated by this Agreement, there shall be no conflict with, or default under, any material agreement of the Guarantor or any of its subsidiaries.

(k)	Documentary evidence that the agent for service of process named in Clause 34 of this Agreement has accepted its appointment.

(l)	Documentary evidence from the Account Bank that the relevant Earnings Account(s) have been opened or are in operation.

(m)	If the Agent so requires, in respect of any of the documents referred to above, a certified English translation prepared by a translator approved by the Agent.

(n)
Favorable legal opinions from lawyers appointed by the Guarantor or the Agent on such matters concerning the laws of such relevant jurisdictions as the Agent, K-Sure Agent or KEXIM Guaranteed Loan Agent may require.

(o)
A copy of the duly executed K-Sure Insurance Policy against political and commercial risks in respect of 95 per cent (95%) of the K-Sure 95% Policy Loan and accrued interest thereunder to which the K-Sure Insurance Policy corresponds.

(p)
A copy of the duly executed K-Sure Insurance Policy against political and commercial risks in respect of 100 per cent (100%) of the K-Sure 100% Policy Loan and accrued interest thereunder to which the K-Sure Insurance Policy corresponds.

(q)	A copy of the duly executed KEXIM Guarantee in respect of the KEXIM Guaranteed Loan.

(r)	Evidence satisfactory to the Agent that the full amount of the KEXIM Guarantee Premium payable to KEXIM has been paid.

(s)	Evidence satisfactory to the Agent that the full amount of the K-Sure Premium has been paid or will on the first Drawdown Date be paid.

0103218-0000004 NY:20884372.11	140

PART 2
CONDITIONS PRECEDENT TO DELIVERY
The following are the documents referred to in Clause 9.1(b):

(a)	A duly executed original of each Finance Document (and of each document required to be delivered by each Finance Document) other than those referred to in Part A(1).

(b)
If the Drawdown Date is more than 5 Business Days after the date of the Drawdown Notice, a bringdown certificate of each of the Security Parties certifying as of the Drawdown Date as to the absence of any amendments to the documents of such party referred to in paragraphs (e), (f) and (g) of Part 1 since the date of the Drawdown Notice.

(c)	Certification by the Guarantor as of the date of the Drawdown Date for the Advance as to the matters described in Clauses 9.1(d) (other than 9.1(d)(iii)) and 9.1(e).

(d)	Documentary evidence that:

(vi)
the relevant Ship has been unconditionally delivered by the Seller to, and accepted by, the Relevant Borrower under the relevant Approved Acquisition Contract, and the full purchase price payable for such Ship (in addition to the part to be financed by the Advance) has been duly paid;

(vii)	the relevant Ship is definitively and permanently registered in the name of the Relevant Borrower under an Approved Flag;

(viii)
the Mortgage has been duly registered (preliminarily or permanently) or recorded against the relevant Ship as a valid first priority or preferred ship mortgage in accordance with the laws of the Approved Flag on which such Ship is registered;

(ix)	the Security Interests intended to be created by each of the Finance Documents have been duly perfected under applicable law;

(x)	the relevant Ship is in the absolute and unencumbered ownership of the Relevant Borrower save as contemplated by the Finance Documents;

(xi)
the relevant Ship is insured in accordance with the provisions of Clause 13 of this Agreement and all requirements therein in respect of insurances have been complied with (and the Security Trustee has obtained mortgagee's interest marine insurance, mortgagee's interest additional perils insurance and mortgagee's political risk/rights insurance pursuant to Clause 13.16); and

(xii)
the relevant Ship maintains the highest class for vessels of its type with the Classification Society free of any overdue recommendations and conditions affecting class (which status shall be established by an Interim Confirmation of Class Certificate or a Confirmation of Class certificate (as the case may be) issued by the Classification Society and dated a date reasonably near the Drawdown Date).

(e)
Valuations of the Fair Market Value of the relevant Ship, paid for by the Borrowers but addressed to the Agent and the Lenders, stated to be for the purposes of this Agreement and dated not more than 30 days before the Drawdown Date, which evidence an average Fair Market Value for such Ship of not less than 145% of the Advance in respect of such Ship.

0103218-0000004 NY:20884372.11	141

(f)
Copies of the documents signed or issued by the Relevant Borrower and the Seller under or in connection with the delivery of the relevant Ship under the terms of the relevant Approved Acquisition Contract, namely the bill of sale, the protocol of delivery and acceptance, the Approved Builder's certificate (to the extent applicable), the commercial invoices and the resolutions of the directors (and of the shareholders in the case of the Relevant Borrower) and power of attorney of the Relevant Borrower in relation to the due authorization and execution by the Relevant Borrower of (i) the Approved Acquisition Contract and (ii) the documents described in this paragraph, certified as of the Drawdown Date by an officer of such Borrower as being a true and correct copy thereof.

(g)
If a Ship is subject to a Charter, such documentary evidence as the Agent may require that the relevant Ship has been delivered to the relevant charterer and the relevant charterer has accepted such Ship pursuant to the terms of the Charter applicable to that Ship, such documentary evidence to be provided 15 days prior to the relevant drawdown.

(h)	Documentary evidence that the Relevant Borrower has instructed the Classification Society as required by Clause 14.4.

(i)	The following documents establishing that the relevant Ship will, as from the Drawdown Date, be managed by an Approved Manager on terms acceptable to the Agent:

(i)	a copy of each Approved Management Agreement, certified as of the Drawdown Date by an officer of the relevant Security Party as being a true and correct copy thereof;

(ii)	a Manager's Undertaking executed by each Approved Manager in favor of the Agent; and

(iii)
copies of each Approved Manager's Document of Compliance and of the relevant Ship's ISSC and Safety Management Certificate (together with any other details of the applicable safety management system which the Agent requires), certified as of the Drawdown Date by an officer of the relevant Approved Manager as being a true and correct copy thereof.

(j)
A favorable opinion from BankAssure Insurance Services Inc. or any other independent insurance consultant acceptable to the Agent on such matters relating to the insurances for the Ship as the Agent may require.

(k)	A favorable opinion of Seward & Kissel LLP, New York and Marshall Islands counsel for the Borrowers, in form, scope and substance satisfactory to the Creditor Parties.

(l)	Favorable legal opinions from such other lawyers (if any) appointed by the Borrowers or the Agent on such matters concerning the laws of such relevant jurisdictions as the Agent may require.

0103218-0000004 NY:20884372.11	142

SCHEDULE 4
TRANSFER CERTIFICATE
The Transferor and the Transferee accept exclusive responsibility for ensuring that this Certificate and the transaction to which it relates comply with all legal and regulatory requirements applicable to them respectively.

To:	[Name of Agent] for itself and for and on behalf of the Borrowers, [each other Security Party], the Security Trustee and each Lender, as defined in the Loan Agreement referred to below.
[Date]
This Certificate relates to a Loan Agreement dated as of January 15, 2015 (as amended or supplemented, the Loan Agreement) among (1) Scorpio Bulkers Inc. (the Guarantor), (2) the other companies listed in Schedule 8 thereto, as joint and several borrowers (the Borrowers), (3) the banks and financial institutions listed Schedule 1, thereto, as lenders (the Lenders) (4) DNB Markets, Inc. as Mandated Lead Arranger, (7) DNB Markets, Inc. as Bookrunner, (8) DNB Bank ASA, New York Branch as Agent, and (8) DNB Bank ASA, New York Branch as Security Trustee for loan facilities of up to $411,264,000 in aggregate.

1.	In this Certificate, terms defined in the Loan Agreement shall, unless the contrary intention appears, have the same meanings when used in this Certificate and:

0103218-0000004 NY:20884372.11	143

Relevant Parties means the Agent, the Borrowers, each other Security Party, the Security Trustee and each Lender;

0103218-0000004 NY:20884372.11	144

Transferor means [full name] of [lending office];

0103218-0000004 NY:20884372.11	145

Transferee means [full name] of [lending office].

2.	The effective date of this Certificate is [●], provided that this Certificate shall not come into effect unless it is signed by the Agent on or before that date.

3.
[The Transferor assigns to the Transferee absolutely all rights and interests (present, future or contingent) which the Transferor has as Lender under or by virtue of the Agreement and every other Finance Document in relation to [●]% of its Contribution, which percentage represents $[●].

4.
[By virtue of this Certificate and Clause 27 of the Agreement, the Transferor is discharged [entirely from its Commitment which amounts to $[●]] [from [●]% of its Commitment, which percentage represents $[●]] and the Transferee acquires a Commitment of $[●].]

5.
The Transferee undertakes with the Transferor and each of the Relevant Parties that the Transferee will observe and perform all the obligations under the Finance Documents which Clause 27 of the Agreement provides will become binding on it upon this Certificate taking effect.

6.
The Agent, at the request of the Transferee (which request is hereby made) accepts, for the Agent itself and for and on behalf of every other Relevant Party, this Certificate as a Transfer Certificate taking effect in accordance with Clause 27 of the Agreement.

7.	The Transferor:

(a)	warrants to the Transferee and each Relevant Party that:

(i)	the Transferor has full capacity to enter into this transaction and has taken all corporate action and obtained all consents which are required in connection with this transaction; and

(ii)	this Certificate is valid and binding as regards the Transferor;

(b)	warrants to the Transferee that the Transferor is absolutely entitled, free of encumbrances, to all the rights and interests covered by the assignment in paragraph 4; and

(c)
undertakes with the Transferee that the Transferor will, at its own expense, execute any documents which the Transferee reasonably requests for perfecting in any relevant jurisdiction the Transferee's title under this Certificate or for a similar purpose.

8.	The Transferee:

(a)	confirms that it has received a copy of the Agreement and each of the other Finance Documents;

(b)	agrees that it will have no rights of recourse on any ground against the Transferor, the Agent, the Security Trustee or any Lender in the event that:

(i)	any of the Finance Documents prove to be invalid or ineffective;

(ii)	a Borrower or any other Security Party fails to observe or perform its obligations, or to discharge its liabilities, under any of the Finance Documents;

(iii)	it proves impossible to realize any asset covered by a Security Interest created by a Finance Document, or the proceeds of such assets are insufficient to discharge the

0103218-0000004 NY:20884372.11	146

liabilities of the Borrowers or any other Security Party under any of the Finance Documents;

(c)	agrees that it will have no rights of recourse on any ground against the Agent, the Security Trustee or any Lender in the event that this Certificate proves to be invalid or ineffective;

(d)	warrants to the Transferor and each Relevant Party that:

(iv)	it has full capacity to enter into this transaction and has taken all corporate action and obtained all consents which it needs to take or obtain in connection with this transaction; and

(v)	that this Certificate is valid and binding as regards the Transferee; and

(e)	confirms the accuracy of the administrative details set out below regarding the Transferee.

9.
The Transferor and the Transferee each undertake with the Agent and the Security Trustee severally, on demand, fully to indemnify the Agent and/or the Security Trustee in respect of any claim, proceeding, liability or expense (including all legal expenses) which they or either of them may incur in connection with this Certificate or any matter arising out of it, except such as are shown to have been mainly and directly caused by the gross negligence or willful misconduct of the Agent's or the Security Trustee's own officers or employees.

10.
The Transferee shall repay to the Transferor on demand so much of any sum paid by the Transferor under paragraph 9 as exceeds one-half of the amount demanded by the Agent or the Security Trustee in respect of a claim, proceeding, liability or expense which was not reasonably foreseeable at the date of this Certificate; but nothing in this paragraph shall affect the liability of each of the Transferor and the Transferee to the Agent or the Security Trustee for the full amount demanded by it.

[Name of Transferor]	[Name of Transferee]

By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

AGENT
Signed for itself and for and on behalf of itself
as Agent and for every other Relevant Party
DNB BANK ASA, NEW YORK BRANCH

By:
Name:
Title:

0103218-0000004 NY:20884372.11	147

Date:

0103218-0000004 NY:20884372.11	148

Administrative Details of Transferee
Name of Transferee:
Lending Office:
Contact Person
(Loan Administration Department):
Telephone:
Fax:
Contact Person
(Credit Administration Department):
Telephone:
Fax:
Account for payments:

Note:
This Transfer Certificate alone may not be sufficient to transfer a proportionate share of the Transferor's interest in the security constituted by the Finance Documents in the Transferor's or Transferee's jurisdiction. It is the responsibility of each Lender to ascertain whether any other documents are required for this purpose.

0103218-0000004 NY:20884372.11	149

SCHEDULE 5
LIST OF APPROVED BROKERS

Broker
1.	Clarkson PLC
2.	Astrup Fearnleys AS
3.	R.S. Platou ASA
4.	Arrow Sale & Purchase Limited
5.	Braemar Seascope Limited
6.	Galbraith’s Ltd.
7.	Howe Robinson
8.	Maersk Broker
9.	Barry Rogliano Salles (BRS)

0103218-0000004 NY:20884372.11	150

SCHEDULE 6
LIST OF SHIPS

#	Vessel Name	Vessel Type	Yard	Estimated Delivery Date[1]	Est. Vessel Contract Cost	Est. Debt at 60% Advance	Relevant Borrower
1	SBI Camacho	Capesize	Sungdong	30 April 2015	$60.40	$36.24	SBI Camacho Shipping Company Limited
2	SBI Montesino	Capesize	Sungdong	31 May 2015	$56.04	$33.62	SBI Montesino Shipping Company Limited
3	SBI Magnum	Capesize	Sungdong	31 July 2015	$56.90	$34.14	SBI Magnum Shipping Company Limited
4	SBI Montecristo	Capesize	Sungdong	30 September 2015	$56.90	$34.14	SBI Montecristo Shipping Company Limited
5	SBI Aroma	Capesize	Sungdong	30 September 2015	$56.90	$34.14	SBI Aroma Shipping Company Limited
6	SBI Cohiba	Capesize	Sungdong	30 November 2015	$56.90	$34.14	SBI Cohiba Shipping Company Limited
7	SBI Habano	Capesize	Sungdong	30 November 2015	$56.90	$34.14	SBI Habano Shipping Company Limited
8	SBI Lonsdale	Capesize	Sungdong	31 January 2016	$56.90	$34.14	SBI Lonsdale Shipping Company Limited
9	SBI Partagas	Capesize	Sungdong	31 March 2016	$56.90	$34.14	SBI Partagas Shipping Company Limited
10	SBI Parejo	Capesize	Sungdong	30 April 2016	$56.90	$34.14	SBI Parejo Shipping Company Limited
11	SBI Toro	Capesize	Sungdong	31 May 2016	$56.90	$34.14	SBI Toro Shipping Company Limited

0103218-0000004 NY:20884372.11	151

12	SBI Tuscamina	Capesize	Sungdong	30 June 2016	$56.90	$34.14	SBI Tuscamina Shipping Company Limited
TOTAL (in Million)					$685.44	$411.264
1) Actual delivery date may deviate from the estimate

0103218-0000004 NY:20884372.11	152

SCHEDULE 7
MANDATORY COST FORMULA

1.
The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Financial Conduct Authority and/or the Prudential Regulation Authority (or, in any case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2.
On the first day of each Interest Period (or as soon as possible thereafter) the Agent shall calculate, as a percentage rate, a rate (the Additional Cost Rate) for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Agent as a weighted average of the Lenders' Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Advance) and will be expressed as a percentage rate per annum.

3.
The Additional Cost Rate for any Lender lending from a lending office in a Participating Member State will be the percentage notified by that Lender to the Agent. This percentage will be certified by that Lender in its notice to the Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender's participation in all Advances made from that lending office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that lending office.

4.	The Additional Cost Rate for any Lender lending from a lending office in the United Kingdom will be calculated by the Agent as follows:
percent per annum
where:

E
is designed to compensate Lenders for amounts payable under all the Fees Rules and is calculated by the Agent as being the average of the most recent rates of charge supplied by the Lenders to the Agent pursuant to paragraph 6 below and expressed in pounds per £1,000,000.

5.	For the purposes of this Schedule:

(a)	Eligible Liabilities and Special Deposits have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

(b)
Fees Rules means the rules on periodic fees contained in the Financial Conduct Authority Fees Manual or the Prudential Regulation Authority Fees Manual (as the case may be) or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(c)
Fee Tariffs means the fee tariffs specified in the relevant Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the relevant Fees Rules but taking into account any applicable discount rate);

(d)
Participating Member State means any member state of the European Union that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Union relating to European Monetary Union; and

0103218-0000004 NY:20884372.11	153

(e)	Tariff Base has the meaning given to it in, and will be calculated in accordance with, the relevant Fees Rules.

6.
If requested by the Agent, each Lender shall, as soon as practicable after publication by the Financial Conduct Authority or the Prudential Regulation Authority (as the case may be), supply to the Agent, the aggregate of rates of charge payable by that Lender to each the Financial Conduct Authority and the Prudential Regulation Authority pursuant to the relevant Fees Rules in respect of the relevant financial year of the Financial Conduct Authority or the Prudential Regulation Authority (as the case may be) (calculated for this purpose by that Lender as being the average of the Fee Tariffs applicable to that Lender for that financial year) and expressed in pounds per £1,000,000 of each Tariff Base of that Lender.

7.
Each Lender shall supply any information required by the Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information in writing on or prior to the date on which it becomes a Lender:

(d)	the jurisdiction of its lending office; and

(e)	any other information that the Agent may reasonably require for such purpose.
Each Lender shall promptly notify the Agent in writing of any change to the information provided by it pursuant to this paragraph.

8.
The rates of charge of each Lender for the purpose of E above shall be determined by the Agent based upon the information supplied to it pursuant to paragraph 6 above and on the assumption that, unless a Lender notifies the Agent to the contrary, each Lender's obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a lending office in the same jurisdiction as its lending office.

9.
The Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender pursuant to paragraphs 3, 6 and 7 above is true and correct in all respects.

10.
The Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender pursuant to paragraphs 3, 6 and 7 above.

11.
Any determination by the Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all parties.

12.
The Agent may from time to time, after consultation with the Guarantor and the Lenders, determine and notify to all parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Financial Conduct Authority, the Prudential Regulation Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all parties.

0103218-0000004 NY:20884372.11	154

SCHEDULE 8
BORROWERS

Name	Jurisdiction of incorporation	Registered office
SBI Camacho Shipping Company Limited	Republic of the Marshall Islands	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960
SBI Montesino Shipping Company Limited	Republic of the Marshall Islands	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960
SBI Magnum Shipping Company Limited	Republic of the Marshall Islands	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960
SBI Montecristo Shipping Company Limited	Republic of the Marshall Islands	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960
SBI Aroma Shipping Company Limited	Republic of the Marshall Islands	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960
SBI Cohiba Shipping Company Limited	Republic of the Marshall Islands	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960
SBI Habano Shipping Company Limited	Republic of the Marshall Islands	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960
SBI Lonsdale Shipping Company Limited	Republic of the Marshall Islands	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960
SBI Partagas Shipping Company Limited	Republic of the Marshall Islands	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960
SBI Parejo Shipping Company Limited	Republic of the Marshall Islands	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960
SBI Toro Shipping Company Limited	Republic of the Marshall Islands	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960
SBI Tuscamina Shipping Company Limited	Republic of the Marshall Islands	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960

0103218-0000004 NY:20884372.11	155

SCHEDULE 9
AMORTIZATION SCHEDULE

	Please note: The repayment schedule is based on the assumption that the commercial loan will carry a 15-year tenor through refinancings.

					Commercial
			KEXIM	KSURE	Fixed	Floating
			160,000,000	160,000,000	75,000,000	16,264,000
			39%	39%	18%	4%
#	Name	Delivery date
1	SBI Camacho	Thursday, April 30, 2015	14,098,972.92	14,098,972.92	6,608,893.56	1,433,160.60

		Repayment Date:
		Saturday, October 31, 2015	587,457.21	587,457.21	-	47,772.02
		Saturday, April 30, 2016	587,457.21	587,457.21	-	47,772.02
		Monday, October 31, 2016	587,457.21	587,457.21	-	47,772.02
		Sunday, April 30, 2017	587,457.21	587,457.21	-	47,772.02
		Tuesday, October 31, 2017	587,457.21	587,457.21	-	47,772.02
		Monday, April 30, 2018	587,457.21	587,457.21	-	47,772.02
		Wednesday, October 31, 2018	587,457.21	587,457.21	-	47,772.02
		Tuesday, April 30, 2019	587,457.21	587,457.21	-	47,772.02
		Thursday, October 31, 2019	587,457.21	587,457.21	-	47,772.02
		Thursday, April 30, 2020	587,457.21	587,457.21	-	47,772.02
		Saturday, October 31, 2020	587,457.21	587,457.21	-	47,772.02
		Friday, April 30, 2021	587,457.21	587,457.21	-	47,772.02
		Sunday, October 31, 2021	587,457.21	587,457.21	-	47,772.02
		Saturday, April 30, 2022	587,457.21	587,457.21	-	47,772.02
		Monday, October 31, 2022	587,457.21	587,457.21		47,772.02
		Sunday, April 30, 2023	587,457.21	587,457.21	-	47,772.02
		Tuesday, October 31, 2023	587,457.21	587,457.21	-	47,772.02
		Tuesday, April 30, 2024	587,457.21	587,457.21	-	47,772.02
		Thursday, October 31, 2024	587,457.21	587,457.21	-	47,772.02
		Wednesday, April 30, 2025	587,457.21	587,457.21	-	47,772.02
		Friday, October 31, 2025	587,457.21	587,457.21	-	47,772.02
		Thursday, April 30, 2026	587,457.21	587,457.21	-	47,772.02
		Saturday, October 31, 2026	587,457.21	587,457.21	-	47,772.02
		Friday, April 30, 2027	587,457.21	587,457.21	-	47,772.02
		Sunday, October 31, 2027			-	47,772.02
		Sunday, April 30, 2028			-	47,772.02
		Tuesday, October 31, 2028			-	47,772.02
		Monday, April 30, 2029			-	47,772.02
		Wednesday, October 31, 2029			-	47,772.02
		Tuesday, April 30, 2030			6,608,893.56	47,772.02

		TOTAL	-	-	-	-

2	SBI Montesino	Sunday, May 31, 2015	13,081,232.49	13,081,232.49	6,131,827.73	1,329,707.28

0103218-0000004 NY:20884372.11	156

		Repayment Date:
		Monday, November 30, 2015	545,051.35	545,051.35	-	44,323.58
		Tuesday, May 31, 2016	545,051.35	545,051.35	-	44,323.58
		Wednesday, November 30, 2016	545,051.35	545,051.35	-	44,323.58
		Wednesday, May 31, 2017	545,051.35	545,051.35	-	44,323.58
		Thursday, November 30, 2017	545,051.35	545,051.35	-	44,323.58
		Thursday, May 31, 2018	545,051.35	545,051.35	-	44,323.58
		Friday, November 30, 2018	545,051.35	545,051.35	-	44,323.58
		Friday, May 31, 2019	545,051.35	545,051.35	-	44,323.58
		Saturday, November 30, 2019	545,051.35	545,051.35	-	44,323.58
		Sunday, May 31, 2020	545,051.35	545,051.35	-	44,323.58
		Monday, November 30, 2020	545,051.35	545,051.35	-	44,323.58
		Monday, May 31, 2021	545,051.35	545,051.35	-	44,323.58
		Tuesday, November 30, 2021	545,051.35	545,051.35	-	44,323.58
		Tuesday, May 31, 2022	545,051.35	545,051.35	-	44,323.58
		Wednesday, November 30, 2022	545,051.35	545,051.35	-	44,323.58
		Wednesday, May 31, 2023	545,051.35	545,051.35	-	44,323.58
		Thursday, November 30, 2023	545,051.35	545,051.35	-	44,323.58
		Friday, May 31, 2024	545,051.35	545,051.35	-	44,323.58
		Saturday, November 30, 2024	545,051.35	545,051.35	-	44,323.58
		Saturday, May 31, 2025	545,051.35	545,051.35	-	44,323.58
		Sunday, November 30, 2025	545,051.35	545,051.35	-	44,323.58
		Sunday, May 31, 2026	545,051.35	545,051.35	-	44,323.58
		Monday, November 30, 2026	545,051.35	545,051.35	-	44,323.58
		Monday, May 31, 2027	545,051.35	545,051.35	-	44,323.58
		Tuesday, November 30, 2027			-	44,323.58
		Wednesday, May 31, 2028			-	44,323.58
		Thursday, November 30, 2028			-	44,323.58
		Thursday, May 31, 2029			-	44,323.58
		Friday, November 30, 2029			-	44,323.58
		Friday, May 31, 2030			6,131,827.73	44,323.58

		TOTAL	-	-	-	-

3	SBI Magnum	Friday, July 31, 2015	13,281,979.46	13,281,979.46	6,225,927.87	1,350,113.21

		Repayment Date:
		Sunday, January 31, 2016	553,415.81	553,415.81	-	45,003.77
		Sunday, July 31, 2016	553,415.81	553,415.81	-	45,003.77
		Tuesday, January 31, 2017	553,415.81	553,415.81	-	45,003.77
		Monday, July 31, 2017	553,415.81	553,415.81	-	45,003.77
		Wednesday, January 31, 2018	553,415.81	553,415.81	-	45,003.77
		Tuesday, July 31, 2018	553,415.81	553,415.81	-	45,003.77
		Thursday, January 31, 2019	553,415.81	553,415.81	-	45,003.77
		Wednesday, July 31, 2019	553,415.81	553,415.81	-	45,003.77
		Friday, January 31, 2020	553,415.81	553,415.81	-	45,003.77
		Friday, July 31, 2020	553,415.81	553,415.81	-	45,003.77
		Sunday, January 31, 2021	553,415.81	553,415.81	-	45,003.77
		Saturday, July 31, 2021	553,415.81	553,415.81	-	45,003.77
		Monday, January 31, 2022	553,415.81	553,415.81	-	45,003.77
		Sunday, July 31, 2022	553,415.81	553,415.81	-	45,003.77

0103218-0000004 NY:20884372.11	157

		Tuesday, January 31, 2023	553,415.81	553,415.81	-	45,003.77
		Monday, July 31, 2023	553,415.81	553,415.81	-	45,003.77
		Wednesday, January 31, 2024	553,415.81	553,415.81	-	45,003.77
		Wednesday, July 31, 2024	553,415.81	553,415.81	-	45,003.77
		Friday, January 31, 2025	553,415.81	553,415.81	-	45,003.77
		Thursday, July 31, 2025	553,415.81	553,415.81	-	45,003.77
		Saturday, January 31, 2026	553,415.81	553,415.81	-	45,003.77
		Friday, July 31, 2026	553,415.81	553,415.81	-	45,003.77
		Sunday, January 31, 2027	553,415.81	553,415.81	-	45,003.77
		Saturday, July 31, 2027	553,415.81	553,415.81	-	45,003.77
		Monday, January 31, 2028			-	45,003.77
		Monday, July 31, 2028			-	45,003.77
		Wednesday, January 31, 2029			-	45,003.77
		Tuesday, July 31, 2029			-	45,003.77
		Thursday, January 31, 2030			-	45,003.77
		Wednesday, July 31, 2030			6,225,927.87	45,003.77

		TOTAL	-	-	-	-

4	SBI Montecristo	Wednesday, September 30, 2015	13,281,979.46	13,281,979.46	6,225,927.87	1,350,113.21

		Repayment Date:
		Thursday, March 31, 2016	553,415.81	553,415.81	-	45,003.77
		Friday, September 30, 2016	553,415.81	553,415.81	-	45,003.77
		Friday, March 31, 2017	553,415.81	553,415.81	-	45,003.77
		Saturday, September 30, 2017	553,415.81	553,415.81	-	45,003.77
		Saturday, March 31, 2018	553,415.81	553,415.81	-	45,003.77
		Sunday, September 30, 2018	553,415.81	553,415.81	-	45,003.77
		Sunday, March 31, 2019	553,415.81	553,415.81	-	45,003.77
		Monday, September 30, 2019	553,415.81	553,415.81	-	45,003.77
		Tuesday, March 31, 2020	553,415.81	553,415.81	-	45,003.77
		Wednesday, September 30, 2020	553,415.81	553,415.81	-	45,003.77
		Wednesday, March 31, 2021	553,415.81	553,415.81	-	45,003.77
		Thursday, September 30, 2021	553,415.81	553,415.81	-	45,003.77
		Thursday, March 31, 2022	553,415.81	553,415.81	-	45,003.77
		Friday, September 30, 2022	553,415.81	553,415.81	-	45,003.77
		Friday, March 31, 2023	553,415.81	553,415.81	-	45,003.77
		Saturday, September 30, 2023	553,415.81	553,415.81	-	45,003.77
		Sunday, March 31, 2024	553,415.81	553,415.81	-	45,003.77
		Monday, September 30, 2024	553,415.81	553,415.81	-	45,003.77
		Monday, March 31, 2025	553,415.81	553,415.81	-	45,003.77
		Tuesday, September 30, 2025	553,415.81	553,415.81	-	45,003.77
		Tuesday, March 31, 2026	553,415.81	553,415.81	-	45,003.77
		Wednesday, September 30, 2026	553,415.81	553,415.81	-	45,003.77
		Wednesday, March 31, 2027	553,415.81	553,415.81	-	45,003.77
		Thursday, September 30, 2027	553,415.81	553,415.81	-	45,003.77
		Friday, March 31, 2028			-	45,003.77
		Saturday, September 30, 2028			-	45,003.77
		Saturday, March 31, 2029			-	45,003.77
		Sunday, September 30, 2029			-	45,003.77

0103218-0000004 NY:20884372.11	158

		Sunday, March 31, 2030			-	45,003.77
		Monday, September 30, 2030			6,225,927.87	45,003.77

		TOTAL	-	-	-	-

5	SBI Aroma	Wednesday, September 30, 2015	13,281,979.46	13,281,979.46	6,225,927.87	1,350,113.21

		Repayment Date:
		Thursday, March 31, 2016	553,415.81	553,415.81	-	45,003.77
		Friday, September 30, 2016	553,415.81	553,415.81	-	45,003.77
		Friday, March 31, 2017	553,415.81	553,415.81	-	45,003.77
		Saturday, September 30, 2017	553,415.81	553,415.81	-	45,003.77
		Saturday, March 31, 2018	553,415.81	553,415.81	-	45,003.77
		Sunday, September 30, 2018	553,415.81	553,415.81	-	45,003.77
		Sunday, March 31, 2019	553,415.81	553,415.81	-	45,003.77
		Monday, September 30, 2019	553,415.81	553,415.81	-	45,003.77
		Tuesday, March 31, 2020	553,415.81	553,415.81	-	45,003.77
		Wednesday, September 30, 2020	553,415.81	553,415.81	-	45,003.77
		Wednesday, March 31, 2021	553,415.81	553,415.81	-	45,003.77
		Thursday, September 30, 2021	553,415.81	553,415.81	-	45,003.77
		Thursday, March 31, 2022	553,415.81	553,415.81	-	45,003.77
		Friday, September 30, 2022	553,415.81	553,415.81	-	45,003.77
		Friday, March 31, 2023	553,415.81	553,415.81	-	45,003.77
		Saturday, September 30, 2023	553,415.81	553,415.81	-	45,003.77
		Sunday, March 31, 2024	553,415.81	553,415.81	-	45,003.77
		Monday, September 30, 2024	553,415.81	553,415.81	-	45,003.77
		Monday, March 31, 2025	553,415.81	553,415.81	-	45,003.77
		Tuesday, September 30, 2025	553,415.81	553,415.81	-	45,003.77
		Tuesday, March 31, 2026	553,415.81	553,415.81	-	45,003.77
		Wednesday, September 30, 2026	553,415.81	553,415.81	-	45,003.77
		Wednesday, March 31, 2027	553,415.81	553,415.81	-	45,003.77
		Thursday, September 30, 2027	553,415.81	553,415.81	-	45,003.77
		Friday, March 31, 2028			-	45,003.77
		Saturday, September 30, 2028			-	45,003.77
		Saturday, March 31, 2029			-	45,003.77
		Sunday, September 30, 2029			-	45,003.77
		Sunday, March 31, 2030			-	45,003.77
		Monday, September 30, 2030			6,225,927.87	45,003.77

		TOTAL	-	-	-	-

6	SBI Cohiba	Monday, November 30, 2015	13,281,979.46	13,281,979.46	6,225,927.87	1,350,113.21

		Repayment Date:
		Tuesday, May 31, 2016	553,415.81	553,415.81	-	45,003.77
		Wednesday, November 30, 2016	553,415.81	553,415.81	-	45,003.77
		Wednesday, May 31, 2017	553,415.81	553,415.81	-	45,003.77
		Thursday, November 30, 2017	553,415.81	553,415.81	-	45,003.77
		Thursday, May 31, 2018	553,415.81	553,415.81	-	45,003.77
		Friday, November 30, 2018	553,415.81	553,415.81	-	45,003.77
		Friday, May 31, 2019	553,415.81	553,415.81	-	45,003.77

0103218-0000004 NY:20884372.11	159

		Saturday, November 30, 2019	553,415.81	553,415.81	-	45,003.77
		Sunday, May 31, 2020	553,415.81	553,415.81	-	45,003.77
		Monday, November 30, 2020	553,415.81	553,415.81	-	45,003.77
		Monday, May 31, 2021	553,415.81	553,415.81	-	45,003.77
		Tuesday, November 30, 2021	553,415.81	553,415.81	-	45,003.77
		Tuesday, May 31, 2022	553,415.81	553,415.81	-	45,003.77
		Wednesday, November 30, 2022	553,415.81	553,415.81	-	45,003.77
		Wednesday, May 31, 2023	553,415.81	553,415.81	-	45,003.77
		Thursday, November 30, 2023	553,415.81	553,415.81	-	45,003.77
		Friday, May 31, 2024	553,415.81	553,415.81	-	45,003.77
		Saturday, November 30, 2024	553,415.81	553,415.81	-	45,003.77
		Saturday, May 31, 2025	553,415.81	553,415.81	-	45,003.77
		Sunday, November 30, 2025	553,415.81	553,415.81	-	45,003.77
		Sunday, May 31, 2026	553,415.81	553,415.81	-	45,003.77
		Monday, November 30, 2026	553,415.81	553,415.81	-	45,003.77
		Monday, May 31, 2027	553,415.81	553,415.81	-	45,003.77
		Tuesday, November 30, 2027	553,415.81	553,415.81	-	45,003.77
		Wednesday, May 31, 2028			-	45,003.77
		Thursday, November 30, 2028			-	45,003.77
		Thursday, May 31, 2029			-	45,003.77
		Friday, November 30, 2029			-	45,003.77
		Friday, May 31, 2030			-	45,003.77
		Saturday, November 30, 2030			6,225,927.87	45,003.77

		TOTAL	-	-	-	-

7	SBI Habano	Monday, November 30, 2015	13,281,979.46	13,281,979.46	6,225,927.87	1,350,113.21

		Repayment Date:
		Tuesday, May 31, 2016	553,415.81	553,415.81	-	45,003.77
		Wednesday, November 30, 2016	553,415.81	553,415.81	-	45,003.77
		Wednesday, May 31, 2017	553,415.81	553,415.81	-	45,003.77
		Thursday, November 30, 2017	553,415.81	553,415.81	-	45,003.77
		Thursday, May 31, 2018	553,415.81	553,415.81	-	45,003.77
		Friday, November 30, 2018	553,415.81	553,415.81	-	45,003.77
		Friday, May 31, 2019	553,415.81	553,415.81	-	45,003.77
		Saturday, November 30, 2019	553,415.81	553,415.81	-	45,003.77
		Sunday, May 31, 2020	553,415.81	553,415.81	-	45,003.77
		Monday, November 30, 2020	553,415.81	553,415.81	-	45,003.77
		Monday, May 31, 2021	553,415.81	553,415.81	-	45,003.77
		Tuesday, November 30, 2021	553,415.81	553,415.81	-	45,003.77
		Tuesday, May 31, 2022	553,415.81	553,415.81	-	45,003.77
		Wednesday, November 30, 2022	553,415.81	553,415.81	-	45,003.77
		Wednesday, May 31, 2023	553,415.81	553,415.81	-	45,003.77
		Thursday, November 30, 2023	553,415.81	553,415.81	-	45,003.77
		Friday, May 31, 2024	553,415.81	553,415.81	-	45,003.77
		Saturday, November 30, 2024	553,415.81	553,415.81	-	45,003.77
		Saturday, May 31, 2025	553,415.81	553,415.81	-	45,003.77
		Sunday, November 30, 2025	553,415.81	553,415.81	-	45,003.77
		Sunday, May 31, 2026	553,415.81	553,415.81	-	45,003.77

0103218-0000004 NY:20884372.11	160

		Monday, November 30, 2026	553,415.81	553,415.81	-	45,003.77
		Monday, May 31, 2027	553,415.81	553,415.81	-	45,003.77
		Tuesday, November 30, 2027	553,415.81	553,415.81	-	45,003.77
		Wednesday, May 31, 2028			-	45,003.77
		Thursday, November 30, 2028			-	45,003.77
		Thursday, May 31, 2029			-	45,003.77
		Friday, November 30, 2029			-	45,003.77
		Friday, May 31, 2030			-	45,003.77
		Saturday, November 30, 2030			6,225,927.87	45,003.77

		TOTAL	-	-	-	-

8	SBI Lonsdale	Sunday, January 31, 2016	13,281,979.46	13,281,979.46	6,225,927.87	1,350,113.21

		Repayment Date:
		Sunday, July 31, 2016	553,415.81	553,415.81	-	45,003.77
		Tuesday, January 31, 2017	553,415.81	553,415.81	-	45,003.77
		Monday, July 31, 2017	553,415.81	553,415.81	-	45,003.77
		Wednesday, January 31, 2018	553,415.81	553,415.81	-	45,003.77
		Tuesday, July 31, 2018	553,415.81	553,415.81	-	45,003.77
		Thursday, January 31, 2019	553,415.81	553,415.81	-	45,003.77
		Wednesday, July 31, 2019	553,415.81	553,415.81	-	45,003.77
		Friday, January 31, 2020	553,415.81	553,415.81	-	45,003.77
		Friday, July 31, 2020	553,415.81	553,415.81	-	45,003.77
		Sunday, January 31, 2021	553,415.81	553,415.81	-	45,003.77
		Saturday, July 31, 2021	553,415.81	553,415.81	-	45,003.77
		Monday, January 31, 2022	553,415.81	553,415.81	-	45,003.77
		Sunday, July 31, 2022	553,415.81	553,415.81	-	45,003.77
		Tuesday, January 31, 2023	553,415.81	553,415.81	-	45,003.77
		Monday, July 31, 2023	553,415.81	553,415.81	-	45,003.77
		Wednesday, January 31, 2024	553,415.81	553,415.81	-	45,003.77
		Wednesday, July 31, 2024	553,415.81	553,415.81	-	45,003.77
		Friday, January 31, 2025	553,415.81	553,415.81	-	45,003.77
		Thursday, July 31, 2025	553,415.81	553,415.81	-	45,003.77
		Saturday, January 31, 2026	553,415.81	553,415.81	-	45,003.77
		Friday, July 31, 2026	553,415.81	553,415.81	-	45,003.77
		Sunday, January 31, 2027	553,415.81	553,415.81	-	45,003.77
		Saturday, July 31, 2027	553,415.81	553,415.81	-	45,003.77
		Monday, January 31, 2028	553,415.81	553,415.81	-	45,003.77
		Monday, July 31, 2028			-	45,003.77
		Wednesday, January 31, 2029			-	45,003.77
		Tuesday, July 31, 2029			-	45,003.77
		Thursday, January 31, 2030			-	45,003.77
		Wednesday, July 31, 2030			-	45,003.77
		Friday, January 31, 2031			6,225,927.87	45,003.77

		TOTAL	-	-	-	-

9	SBI Partagas	Thursday, March 31, 2016	13,281,979.46	13,281,979.46	6,225,927.87	1,350,113.21

		Repayment Date:

0103218-0000004 NY:20884372.11	161

		Friday, September 30, 2016	553,415.81	553,415.81	-	45,003.77
		Friday, March 31, 2017	553,415.81	553,415.81	-	45,003.77
		Saturday, September 30, 2017	553,415.81	553,415.81	-	45,003.77
		Saturday, March 31, 2018	553,415.81	553,415.81	-	45,003.77
		Sunday, September 30, 2018	553,415.81	553,415.81	-	45,003.77
		Sunday, March 31, 2019	553,415.81	553,415.81	-	45,003.77
		Monday, September 30, 2019	553,415.81	553,415.81	-	45,003.77
		Tuesday, March 31, 2020	553,415.81	553,415.81	-	45,003.77
		Wednesday, September 30, 2020	553,415.81	553,415.81	-	45,003.77
		Wednesday, March 31, 2021	553,415.81	553,415.81	-	45,003.77
		Thursday, September 30, 2021	553,415.81	553,415.81	-	45,003.77
		Thursday, March 31, 2022	553,415.81	553,415.81	-	45,003.77
		Friday, September 30, 2022	553,415.81	553,415.81	-	45,003.77
		Friday, March 31, 2023	553,415.81	553,415.81	-	45,003.77
		Saturday, September 30, 2023	553,415.81	553,415.81	-	45,003.77
		Sunday, March 31, 2024	553,415.81	553,415.81	-	45,003.77
		Monday, September 30, 2024	553,415.81	553,415.81	-	45,003.77
		Monday, March 31, 2025	553,415.81	553,415.81	-	45,003.77
		Tuesday, September 30, 2025	553,415.81	553,415.81	-	45,003.77
		Tuesday, March 31, 2026	553,415.81	553,415.81	-	45,003.77
		Wednesday, September 30, 2026	553,415.81	553,415.81	-	45,003.77
		Wednesday, March 31, 2027	553,415.81	553,415.81	-	45,003.77
		Thursday, September 30, 2027	553,415.81	553,415.81	-	45,003.77
		Friday, March 31, 2028	553,415.81	553,415.81	-	45,003.77
		Saturday, September 30, 2028			-	45,003.77
		Saturday, March 31, 2029			-	45,003.77
		Sunday, September 30, 2029			-	45,003.77
		Sunday, March 31, 2030			-	45,003.77
		Monday, September 30, 2030			-	45,003.77
		Monday, March 31, 2031			6,225,927.87	45,003.77

		TOTAL	-	-	-	-

10	SBI Parejo	Saturday, April 30, 2016	13,281,979.46	13,281,979.46	6,225,927.87	1,350,113.21

		Repayment Date:
		Monday, October 31, 2016	553,415.81	553,415.81	-	45,003.77
		Sunday, April 30, 2017	553,415.81	553,415.81	-	45,003.77
		Tuesday, October 31, 2017	553,415.81	553,415.81	-	45,003.77
		Monday, April 30, 2018	553,415.81	553,415.81	-	45,003.77
		Wednesday, October 31, 2018	553,415.81	553,415.81	-	45,003.77
		Tuesday, April 30, 2019	553,415.81	553,415.81	-	45,003.77
		Thursday, October 31, 2019	553,415.81	553,415.81	-	45,003.77
		Thursday, April 30, 2020	553,415.81	553,415.81	-	45,003.77
		Saturday, October 31, 2020	553,415.81	553,415.81	-	45,003.77
		Friday, April 30, 2021	553,415.81	553,415.81	-	45,003.77
		Sunday, October 31, 2021	553,415.81	553,415.81	-	45,003.77
		Saturday, April 30, 2022	553,415.81	553,415.81	-	45,003.77
		Monday, October 31, 2022	553,415.81	553,415.81	-	45,003.77
		Sunday, April 30, 2023	553,415.81	553,415.81	-	45,003.77

0103218-0000004 NY:20884372.11	162

		Tuesday, October 31, 2023	553,415.81	553,415.81	-	45,003.77
		Tuesday, April 30, 2024	553,415.81	553,415.81	-	45,003.77
		Thursday, October 31, 2024	553,415.81	553,415.81	-	45,003.77
		Wednesday, April 30, 2025	553,415.81	553,415.81	-	45,003.77
		Friday, October 31, 2025	553,415.81	553,415.81	-	45,003.77
		Thursday, April 30, 2026	553,415.81	553,415.81	-	45,003.77
		Saturday, October 31, 2026	553,415.81	553,415.81	-	45,003.77
		Friday, April 30, 2027	553,415.81	553,415.81	-	45,003.77
		Sunday, October 31, 2027	553,415.81	553,415.81	-	45,003.77
		Sunday, April 30, 2028	553,415.81	553,415.81	-	45,003.77
		Tuesday, October 31, 2028			-	45,003.77
		Monday, April 30, 2029			-	45,003.77
		Wednesday, October 31, 2029			-	45,003.77
		Tuesday, April 30, 2030			-	45,003.77
		Thursday, October 31, 2030			-	45,003.77
		Wednesday, April 30, 2031			6,225,927.87	45,003.77

		TOTAL	-	-	-	-

11	SBI Toro	Tuesday, May 31, 2016	13,281,979.46	13,281,979.46	6,225,927.87	1,350,113.21

		Repayment Date:
		Wednesday, November 30, 2016	553,415.81	553,415.81	-	45,003.77
		Wednesday, May 31, 2017	553,415.81	553,415.81	-	45,003.77
		Thursday, November 30, 2017	553,415.81	553,415.81	-	45,003.77
		Thursday, May 31, 2018	553,415.81	553,415.81	-	45,003.77
		Friday, November 30, 2018	553,415.81	553,415.81	-	45,003.77
		Friday, May 31, 2019	553,415.81	553,415.81	-	45,003.77
		Saturday, November 30, 2019	553,415.81	553,415.81	-	45,003.77
		Sunday, May 31, 2020	553,415.81	553,415.81	-	45,003.77
		Monday, November 30, 2020	553,415.81	553,415.81	-	45,003.77
		Monday, May 31, 2021	553,415.81	553,415.81	-	45,003.77
		Tuesday, November 30, 2021	553,415.81	553,415.81	-	45,003.77
		Tuesday, May 31, 2022	553,415.81	553,415.81	-	45,003.77
		Wednesday, November 30, 2022	553,415.81	553,415.81	-	45,003.77
		Wednesday, May 31, 2023	553,415.81	553,415.81	-	45,003.77
		Thursday, November 30, 2023	553,415.81	553,415.81	-	45,003.77
		Friday, May 31, 2024	553,415.81	553,415.81	-	45,003.77
		Saturday, November 30, 2024	553,415.81	553,415.81	-	45,003.77
		Saturday, May 31, 2025	553,415.81	553,415.81	-	45,003.77
		Sunday, November 30, 2025	553,415.81	553,415.81	-	45,003.77
		Sunday, May 31, 2026	553,415.81	553,415.81	-	45,003.77
		Monday, November 30, 2026	553,415.81	553,415.81	-	45,003.77
		Monday, May 31, 2027	553,415.81	553,415.81	-	45,003.77
		Tuesday, November 30, 2027	553,415.81	553,415.81	-	45,003.77
		Wednesday, May 31, 2028	553,415.81	553,415.81	-	45,003.77
		Thursday, November 30, 2028			-	45,003.77
		Thursday, May 31, 2029			-	45,003.77
		Friday, November 30, 2029			-	45,003.77
		Friday, May 31, 2030			-	45,003.77

0103218-0000004 NY:20884372.11	163

		Saturday, November 30, 2030			-	45,003.77
		Saturday, May 31, 2031			6,225,927.87	45,003.77

		TOTAL	-	-	-	-

12	SBI Tuscamina	Thursday, June 30, 2016	13,281,979.46	13,281,979.46	6,225,927.87	1,350,113.21

		Repayment Date:
		Saturday, December 31, 2016	553,415.81	553,415.81	-	45,003.77
		Friday, June 30, 2017	553,415.81	553,415.81	-	45,003.77
		Sunday, December 31, 2017	553,415.81	553,415.81	-	45,003.77
		Saturday, June 30, 2018	553,415.81	553,415.81	-	45,003.77
		Monday, December 31, 2018	553,415.81	553,415.81	-	45,003.77
		Sunday, June 30, 2019	553,415.81	553,415.81	-	45,003.77
		Tuesday, December 31, 2019	553,415.81	553,415.81	-	45,003.77
		Tuesday, June 30, 2020	553,415.81	553,415.81	-	45,003.77
		Thursday, December 31, 2020	553,415.81	553,415.81	-	45,003.77
		Wednesday, June 30, 2021	553,415.81	553,415.81	-	45,003.77
		Friday, December 31, 2021	553,415.81	553,415.81	-	45,003.77
		Thursday, June 30, 2022	553,415.81	553,415.81	-	45,003.77
		Saturday, December 31, 2022	553,415.81	553,415.81	-	45,003.77
		Friday, June 30, 2023	553,415.81	553,415.81	-	45,003.77
		Sunday, December 31, 2023	553,415.81	553,415.81	-	45,003.77
		Sunday, June 30, 2024	553,415.81	553,415.81	-	45,003.77
		Tuesday, December 31, 2024	553,415.81	553,415.81	-	45,003.77
		Monday, June 30, 2025	553,415.81	553,415.81	-	45,003.77
		Wednesday, December 31, 2025	553,415.81	553,415.81	-	45,003.77
		Tuesday, June 30, 2026	553,415.81	553,415.81	-	45,003.77
		Thursday, December 31, 2026	553,415.81	553,415.81	-	45,003.77
		Wednesday, June 30, 2027	553,415.81	553,415.81	-	45,003.77
		Friday, December 31, 2027	553,415.81	553,415.81	-	45,003.77
		Friday, June 30, 2028	553,415.81	553,415.81	-	45,003.77
		Sunday, December 31, 2028			-	45,003.77
		Saturday, June 30, 2029			-	45,003.77
		Monday, December 31, 2029			-	45,003.77
		Sunday, June 30, 2030			-	45,003.77
		Tuesday, December 31, 2030			-	45,003.77
		Monday, June 30, 2031			6,225,927.87	45,003.77

		TOTAL	-	-	-	-

0103218-0000004 NY:20884372.11	164

[SIGNATURE PAGE FOLLOWS ON NEXT PAGE

0103218-0000004 NY:20884372.11	165

SIGNATORIES
DNB BANK ASA, NEW YORK BRANCH,
as Agent, Security Trustee, K-Sure Agent and KEXIM Guaranteed Loan Agent

By: /s/ Sanjiv Nayar
Name: Sanjiv Nayar
Title: Senior Vice President

By: /s/ Cathleen Buckley
Name: Cathleen Buckley
Title: Senior Vice President

DNB MARKETS, INC.
as Bookrunner and Mandated Lead Arranger

By: /s/ Theodore S. Jadick, Jr.
Name: Theodore S. Jadick, Jr.
Title: President and CEO

By: /s/ Tor Ivar Hansen
Name: Tor Ivar Hansen
Title: Managing Director

DNB CAPITAL LLC
as Lender

By: /s/ Sanjiv Nayar
Name: Sanjiv Nayar
Title: Senior Vice President

By: /s/ Cathleen Buckley
Name: Cathleen Buckley

Signature Page to Loan Agreement

Title: Senior Vice President
DNB CAPITAL LLC
as Lender

By: /s/ Sanjiv Nayar
Name: Sanjiv Nayar
Title: Senior Vice President

By: /s/ Sanjiv Nayar
Name: Sanjiv Nayar
Title: Senior Vice President

THE EXPORT-IMPORT BANK OF KOREA
as Lender

By: /s/ Jin-young Lee
Name: Jin-young Lee
Title: Senior Loan Officer

KOREA EXCHANGE BANK, HONG KING BRANCH,
as Lender

By: /s/ Sang-Syeb Kim
Name: Sang-Syeb Kim
Title: General Manager
WOORI GLOBAL MARKETS ASIA LIMITED,
as Lender
By: /s/ Sangkuk Lee
Name: Sangkuk Lee
Title: Chief Executive

By: /s/ Park, In Cheol

Signature Page to Loan Agreement

Name: Park In Cheol
Title: CEO & Managing Director
KEXIM ASIA LIMITED,
as Lender

By: /s/ Wonhyup Kwon
Name: Wonhyup Kwon
Title: Deputy Managing Director

PIMCO FUNDS: PRIVATE ACCOUNT PORTFOLIO SERIES LONG DURATION CORPORATE BOND PORTFOLIO,
By: Pacific Investment Management Company LLC, as Investment Manager
as Lender

By: /s/ T. Christian Stracke
Name: T. Christian Stracke
Title: Managing Director
PIMCO FUNDS: PIMCO INVESTMENT GRADE CORPORATE BOND FUND,
By: Pacific Investment Management Company LLC, as Investment Manager
as Lender

By: /s/ T. Christian Stracke
Name: T. Christian Stracke
Title: Managing Director

PIMCO FUNDS: PIMCO LONG-TERM CREDIT FUND,
By: Pacific Investment Management Company LLC, as Investment Manager
as Lender

By: /s/ T. Christian Stracke
Name: T. Christian Stracke
Title: Managing Director

Signature Page to Loan Agreement

PIMCO FUNDS: PIMCO TOTAL RETURN FUND,
By: Pacific Investment Management Company LLC, as Investment Manager
as Lender

By: /s/ T. Christian Stracke
Name: T. Christian Stracke
Title: Managing Director

BANK OF AMERICA, NATIONAL ASSOCIATION,
as Lender

By: /s/ Rhonda Shafer
Name: Rhonda Shaver
Title: Vice President
MEGA INTERNATIONAL COMMERCIAL BANK CO. LTD., OFFSHORE BANKING BRANCH
as Lender

By: /s/ Yen Chen
Name: Yen Chen
Title: Vice President
KEB LA FINANCIAL CORP.,
as Lender

By: /s/ Sammoon Kim
Name: Sammoon Kim
Title: Vice President
KOOKMIN BANK,
as Lender
By: /s/ Cha, In Hyun
Name: Cha, In Hyun
Title: General Manager
NONGHYUP BANK,
as Lender
By: /s/ Joon Yong, Seo

Signature Page to Loan Agreement

Name: Joon Yong, Seo
Title: Team Head
WOORI BANK.,
as Lender

By: /s/ Seung Hwan, Lee
Name: Seung Hwan, Lee
Title: Head of Shipping & Aviation Team
By: /s/ Dong Su, Choi
Name: Dong Su, Choi
Title: General Manager of Investment Banking Department

Signatory
Woori Bank acting through Gongduk-Dong Financial Center,
as Lender
executed and delivered on Jan 23, 2014
By: /s/ Dae Young, Kim
Name: Dae Young, Kim
Title: General Manager

Signature Page to Loan Agreement

SCORPIO BULKERS INC.,
as Guarantor

By: /s/ Luca Forgione
Name: Luca Forgione
Title: General Counsel

Signature Page to Loan Agreement

SBI CAMACHO SHIPPING COMPANY LIMITED,
SBI MONTESINO SHIPPING COMPANY LIMITED,
SBI MAGNUM SHIPPING COMPANY LIMITED,
SBI MONTECRISTO SHIPPING COMPANY LIMITED,
SBI AROMA SHIPPING COMPANY LIMITED,
SBI COHIBA SHIPPING COMPANY LIMITED,
SBI HABANO SHIPPING COMPANY LIMITED,
SBI LONSDALE SHIPPING COMPANY LIMITED,
SBI PARTAGAS SHIPPING COMPANY LIMITED,
SBI PAREJO SHIPPING COMPANY LIMITED,
SBI TORO SHIPPING COMPANY LIMITED,
SBI TUSCAMINA SHIPPING COMPANY LIMITED,

each as a Borrower

By: /s/ Hugh Baker
Name: Hugh Baker
Title: Chief Financial Officer

Signature Page to Loan Agreement